As filed with the Securities and Exchange Commission on July 2, 2009

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	1090 (Primary Standard Industrial Classification Code Number)	42-1737182 (I.R.S. Employer Identification No.)

107 Hackney Circle, Box 684

Elephant Butte New Mexico  87935

(575) 744-4014

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Q. Tognoni,

President and Chief Executive Officer

BE Resources Inc.

107 Hackney Circle

Elephant Butte New Mexico  87935

(575) 744-4014

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David J. Babiarz, Esq. David A. Closson, Esq Dufford & Brown, P.C. 1700 Broadway, Suite 2100 Denver, Colorado 80290-2101 (303) 861-8013	Kenneth Sam, Esq. Jason K. Brenkert, Esq. Dorsey & Whitney LLP 370 Seventeenth Street, Suite 4700 Denver, Colorado 80202-5647 (303) 629-3450

Approximate date of commencement of proposed sale to public: As soon as practical after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee
Common stock, no par value, to be offered by the company	$4,310,345	(2)	$28.03	(3)

(1)                                  Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. The proposed maximum offering price includes amounts attributable to shares that may be purchased by the underwriter to cover over-allotments.

(2)                                  Represents proposed maximum aggregate offering price of Cdn$5,000,000 converted to U.S. dollars based on the June 29, 2009 noon buying rate of the Bank of Canada of $1.00 = Cdn$1.16.

(3)                                  The filing fee of $239.94 is offset in part by the filing fee of $211.91 paid in connection with the Registration Statement filed by the Registrant on July 9, 2008, Registration No. 333-152227, and subsequently withdrawn.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two forms of prospectus: one to be used in connection with the offering of securities described herein in the United States (the “U.S. Prospectus”), and one to be used in connection with the offering of such securities in Canada (the “Canadian Prospectus”). The U.S. Prospectus and the Canadian Prospectus are identical except for the cover page, the table of contents, pages 56 through 63, and except that the Canadian Prospectus includes a Certificate of the Company and a Certificate of the Underwriter as required by Canadian law. The form of the U.S. Prospectus is included herein and contains and is followed by the alternate pages to be used in the Canadian Prospectus. Each of the alternate pages for the Canadian Prospectus included herein is labeled “Alternate Page for Canadian Prospectus.”

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 2, 2009

PROSPECTUS

• Shares

BE RESOURCES INC.

Common Stock

This is an initial public offering of our common stock. We are offering • shares of our common stock to be sold in the offering. Our shares are being offered for sale concurrently by a Canadian underwriter in Canada under the terms of a prospectus filed with certain Canadian securities regulatory authorities. At our request, the underwriter has reserved for sale up to Cdn$300,000 in shares priced at the initial public offering price which we will offer in a direct offering in the United States on the same basis as the other shares offered by this prospectus. The shares reserved by the underwriter will be offered through our officers and directors to persons in the United States that they believe might be interested in purchasing such shares. The underwriter will not receive compensation or a commission in connection with the sale of these shares in the United States. Any reserved shares that are not purchased by the close of business on •, 2009 will be offered by the underwriter in Canada on the same basis as the other shares in this offering. For additional information on the methods of sale, you should refer to the section entitled “UNDERWRITING” on page 46.

We currently expect the initial public offering price of our shares to be between Cdn$0.30 and Cdn$0.50 per share. The initial public offering price of the shares will be determined by negotiation between us and the underwriter in the context of the market. These prices may not reflect the market price of our common stock after our offering.

Prior to this offering, there has been no public market for our common stock. We have made application for listing of our common stock on the TSX Venture Exchange (the “TSXV”) and intend to identify a broker-dealer after the date of this prospectus to make an application for quotation of our common stock on the OTC Bulletin Board. Such listing or quotation will be subject to our fulfillment of all requirements of the TSXV and OTC Bulletin Board, respectively.

See “RISK FACTORS” on page 3 to read about factors you should consider before buying our common stock.

	Per Share	Total
Public offering price	Cdn$•	Cdn$•
Underwriting discounts and commissions(1)	Cdn$•	Cdn$•
Proceeds, before expenses, to BE Resources	Cdn$•	Cdn$•

(1)                                  Includes a cash commission equal to 8% of the gross proceeds of the offering from sales of common stock in Canada and a corporate finance fee in the amount of Cdn$150,000. Does not include non-assignable compensation warrants issuable to the underwriter which will entitle the underwriter to subscribe at the offering price for up to that number of shares of common stock equal to 10% of the number of shares of common stock sold pursuant to this offering in Canada, exercisable for a period of two years following closing of the offering.  The underwriter will have the right to exercise the compensation warrants on a cashless basis.  See “UNDERWRITING” on page 46.

Canaccord Capital Corporation will serve as the underwriter (“Underwriter”) for the offering of the shares of common stock in Canada. The Underwriter may also sell up to an additional   •   shares at the public offering price within 60 days from the date of this prospectus to cover over-allotments. We expect to deliver the shares to investors on or about  •, 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our common stock or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2009

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

A copy of this preliminary prospectus has been filed with the securities regulatory authorities in the provinces of British Columbia, Alberta and Ontario, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the prospectus is obtained from the securities regulatory authorities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This preliminary prospectus constitutes a public offering of securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. BE Resources Inc. has filed a registration statement on Form S-1 (“Registration Statement”) with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, with respect to these securities. See “UNDERWRITING.”

PRELIMINARY PROSPECTUS

Initial Public Offering	July 2, 2009

BE RESOURCES INC.

Cdn $ •

• Shares

This prospectus qualifies the distribution of up to   •   shares of common stock of BE Resources Inc. (“BE” or the “Company”) to be issued and sold at a price of Cdn$  •    per share pursuant to an underwriting agreement dated   •  , 2009 between us and the underwriter, being Canaccord Capital Corporation (the “Underwriter”). We currently expect the initial public offering price of our shares to be between Cdn$0.30 and Cdn$0.50 per share. References in this prospectus to “shares of common stock,” “common stock” or “common shares” are references to shares of common stock of the Company. The offering price of the common stock offered for sale hereunder was established by negotiation between us and the Underwriter in the context of the market. There is no market through which these securities may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See “RISK FACTORS.” As at the date of this prospectus, we do not have any of our securities listed or quoted, have not applied to list or quote any of our securities and do not intend to list or quote any of our securities on the Toronto Stock Exchange, a U.S. marketplace or a marketplace outside Canada and the United States of America except that we have made application for listing of our common stock on the TSX Venture Exchange (“TSXV”) and intend to identify a broker-dealer after the date of this prospectus to make an application for quotation of our common stock on the OTC Bulletin Board. Such listing or quotation will be subject to our fulfillment of all requirements of the TSXV and OTC Bulletin Board, respectively.  We are incorporated under the laws of the State of Colorado. See “Enforcement of Certain Rights” in this prospectus. We are concurrently filing a registration statement on Form S-1 with the United States Securities and Exchange Commission.

Price: Cdn$  •   per share

	Price to Public	Underwriter’s Fee(1)(2)	Net Proceeds to the Company(4)
Per share	Cdn$ •	Cdn$ •	Cdn$ •
Total(3)	Cdn$ •	Cdn$ •	Cdn$ •

(1)                                  In connection with the sale of the common stock in Canada, the Underwriter will receive a corporate finance fee in the amount of Cdn$150,000 as well as a cash commission equal to 8% of the gross proceeds of this offering sold in Canada.

(2)                                  In addition to the fee referred to above, the Underwriter will be granted non-assignable compensation warrants which shall entitle the Underwriter to subscribe for at the offering price up to that number of shares of common stock equal to 10% of the number of shares of common stock sold in Canada exercisable for a period of two years following the closing of this offering. This prospectus qualifies the distribution of the compensation warrants. The

Underwriter will have the right to exercise the compensation warrants on a cashless basis. See “UNDERWRITING.”

(3)                                  We have granted the Underwriter an over-allotment option, exercisable at any time for a period of 60 days from the date of closing of this offering, to purchase at the offering price up to that number of additional shares of common stock equal to 15% of the number of shares of common stock sold in this offering solely to cover over-allotments, if any, and for market stabilization purposes. If the over-allotment option is exercised in full, the total price to public, the Underwriter’s fee and net proceeds to us will be Cdn$  •  , Cdn$  •   and Cdn$  •  , respectively. This prospectus qualifies the distribution of the over-allotment option and the distribution of the shares of common stock issuable by us upon exercise of the over-allotment option. See “UNDERWRITING.”

(4)                                  After deducting the fee and commission payable to the Underwriter referred to above but before deducting the expenses of this offering, including the preparation and filing of this prospectus, estimated to be Cdn$  •  , which amount shall be paid from the proceeds of this offering.

Underwriter’s Position	Maximum Number of Securities Available	Exercise Period	Exercise Price
Over-allotment option	• shares	60 days following the closing of the offering	Cdn$ • per share
Compensation warrants	• shares	Two years following the closing of the offering	Cdn$ • per share
Total securities under option issuable to the Underwriter	• shares

The Underwriter, as principal, conditionally offers the common stock qualified by this prospectus for sale in Canada subject to prior sale, if, as and when issued by us and accepted by the Underwriter in accordance with the conditions contained in the underwriting agreement referred to under “UNDERWRITING” and subject to the approval of certain legal matters on our behalf by Fraser Milner Casgrain LLP as to matters of Canadian law, and Dufford & Brown, P.C. as to matters of United States law, and on behalf of the Underwriter by Miller Thomson LLP as to matters of Canadian law and Dorsey & Whitney LLP as to matters of United States law.

Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. It is expected that the closing of this offering will take place on   •, 2009 or on such other date as we and the Underwriter may agree, but in any event not later than   •, 2009. Certificates in definitive form representing the common stock will be available for delivery at closing.

In connection with this offering, subject to applicable laws, the Underwriter may over-allot or effect transactions which stabilize or maintain the market price of the common stock at levels other than those that might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. A purchaser who acquires shares of common stock forming part of the Underwriter’s over-allocation position acquires those shares under this prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Underwriter’s over-allotment option or secondary market purchases. See “UNDERWRITING.”

An investment in common stock is highly speculative and involves a significant degree of risk. Investors should carefully review and consider the risk factors outlined in this prospectus before purchasing common stock. See “RISK FACTORS.”

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

ENFORCEMENT OF CERTAIN RIGHTS

We are incorporated under the laws of a foreign jurisdiction. Although we have appointed Fraser Milner Casgrain LLP, with an address at Suite 3900, 1 First Canadian Place, 100 King Street West, Toronto, Ontario, M5X 1B2, as our agent for service of process in Canada, it may not be possible for investors to collect from us judgments obtained in courts in Canada.

Certain of our directors and officers, as well as certain of the experts named herein, reside outside of Canada. Furthermore, substantially all of the assets of such persons may be located outside of Canada and it may not be possible for investors to effect service of process within Canada upon such directors, officers and experts. In addition, it may not be possible to enforce against such directors, officers and experts, judgments obtained in Canadian courts.

You should rely only on the information contained in this prospectus, or to which we have referred you. We have not authorized anyone to provide you with information other than as contained or referred to in this prospectus. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Please see the note under “FORWARD-LOOKING STATEMENTS” for a description of special factors potentially affecting forward-looking statements included in this prospectus.

EXCHANGE RATE INFORMATION

Unless otherwise indicated, all dollar amounts in this prospectus are expressed in United States dollars. References to Cdn$ are to Canadian dollars.

We measure and report our financial results in United States dollars. The following table sets forth, for the periods indicated below, the high, low, average and period-end noon buying rates of United States dollars published by the Bank of Canada. Although obtained from sources believed to be reliable, the data are for informational purposes only and the Bank of Canada does not guarantee their accuracy or completeness. No representation is made that the Canadian dollar amounts have been, could have been or could be converted into United States dollars at the noon buying rate on such dates or any other dates.

	Noon Buying Rate (Cdn$)
Year ended December 31,	Period Ended	Average(1)	High	Low
2004	1.20	1.30	1.40	1.18
2005	1.17	1.21	1.27	1.15
2006	1.17	1.13	1.17	1.10
2007	0.99	1.07	1.19	0.92
2008	1.22	1.07	1.30	0.97

(1)                                  Determined by reference to the average of the rates for each month during the respective period. On July 2, 2009, the noon buying rate of the Bank of Canada, was $1.00=Cdn$1.16.

CONVERSION FACTORS

To Convert From	To	Multiply By
Feet	Metres	0.305
Metres	Feet	3.281
Miles	Kilometres	1.609
Kilometres	Miles	0.6214
Acres	Hectares	0.405
Hectares	Acres	2.471
Grams	Ounces (Troy)	0.03215
Grams/Tonne	Ounces (Troy)/Short Ton	0.02917
Tonnes (metric)	Pounds	2,204.62
Tonnes (metric)	Short Tons	1.1023
Parts per million	Percent (%)	0.0001
Percentage	Parts per million	10,000
Grams/Tonne	Parts per billion	1,000
Parts per billion	Grams/Tonne	0.001
Parts per million	Grams/Tonne	1.0

SUMMARY OF PROSPECTUS

This summary highlights some of the information contained elsewhere in this prospectus. The summary does not contain all of the detailed information and financial data and statements contained elsewhere in this prospectus, although we believe that it contains all material information about our company and the offering. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed in the “RISK FACTORS” section of this prospectus and our financial statements and their related notes appearing at the end of this prospectus.

Our Company

BE Resources Inc., which we refer to as “we,” “us,” “BE” or the “Company,” is a corporation organized under the laws of the State of Colorado on August 8, 2007. We are a mineral exploration company focused on beryllium. On October 1, 2007, we acquired a 100% interest in mineral leases and claims covering an area of approximately 20,000 acres in the State of New Mexico, which we refer to as the Acquired Property, from Great Western Exploration, LLC, which we refer to as GWE, a privately-held company formed under the laws of the State of Colorado, which we refer to as the Acquisition. In May 2008, we staked 690 additional lode claims. We refer to the Acquired Property, together with the additional lode claims staked by us over parts of the Acquired Property, as the “New Mexico Beryllium Project.” We were formed primarily to determine the grade and tonnage of beryllium in such mineral leases and claims and, if economical, to mine the beryllium. GWE may be considered to be an affiliated company as our president and chief executive officer, David Q. Tognoni, also serves as one of GWE’s managers and held a 29.4% membership interest in GWE at the time of the Acquisition. GWE and certain others hold a 10% net profits royalty in the New Mexico Beryllium Project which they received as part consideration for the transfer of the Acquired Property, and Mr. Tognoni is the owner of a 1% gross royalty on the New Mexico Beryllium Project which he acquired as part consideration for his service as an officer and employee of our company.

The Acquired Property is comprised of a lease from private landowners, which we refer to as the Sullivan Lease, in the Warm Springs area as well as three state leases, which we refer to as the State Leases, and 133 unpatented mining claims, which we refer to as the Claims, located in Socorro County and Sierra County, New Mexico. Under the terms of the Sullivan Lease, we are obligated to pay a 4% gross production royalty from the sale or disposition of minerals, metals and materials taken from the Warm Springs area to the lessors under the Sullivan Lease.

Beryllium is a lightweight metal possessing unique mechanical and thermal properties. Its specific stiffness is much greater than other engineered structured material such as steel. The physical and mechanical properties of beryllium include high stiffness-to-weight and strength-to-weight ratios, stability within a broad range of temperatures, resistance to corrosion and fatigue, excellent electric conductivity and one of the highest melting points of all light metals. Beryllium products are used in a variety of high performance applications in the defense, aerospace, industrial, scientific equipment, electronics (including acoustics), medical, automotive, optical scanning and oil and gas markets. It is estimated that close to half of the beryllium sold is used in computer and telecommunications products, with the remainder used in aerospace and defense applications, automotive electronics, industrial components and other applications.

The beryllium market is currently centered in the United States. According to the United States Department of the Interior’s 2006 Minerals Yearbook, production in the United States accounted for approximately 85% of world production in 2006. We believe that an estimated 80% of the reported world supply of beryllium is mined in Utah by Brush Wellman Inc., an Ohio company wholly owned by Brush Engineered Materials Inc., which we believe holds a monopoly on the beryllium market.

Between October 1, 2007 and November 28, 2007, we completed a seed capital financing of our common stock in which we issued a total of 13,895,000 shares of our common stock to approximately 80 accredited investors (as defined under applicable Canadian Securities laws) for a price of Cdn$0.20 per share. The gross proceeds of the offering totaled Cdn$2,779,000, which we have used for the preparation of the Technical Report (as described below) and other organizational expenses, including expenses incurred in connection with this offering.

The Technical Report on the Warm Springs area of the New Mexico Beryllium Project is dated June 5, 2009 and was prepared by Fred Brown, CPG, Pr. Sci. Nat., and Tracy Armstrong, P.Geo., of P&E Mining Consultants Inc. Reconnaissance drilling on the Warm Springs property has confirmed the presence of beryllium mineralization in amounts greater than what would be expected in an average soil sample. A phased program combining geological and structural mapping with exploration drilling is recommended by the Technical Report to determine if economically significant mineralization is present. The proceeds of this offering will be used to carry out the exploration program recommended by the Technical Report and to carry out other exploration programs included in the Company’s 2009-2010 budget.

Our executive offices are located at 107 Hackney Circle, Elephant Butte, New Mexico 87935 and our phone number is (575) 744-4014.

The Offering

Common stock offered by us:	• shares(1)

Common stock outstanding after the offering:	• shares(1)(2)

Use of proceeds:

The net proceeds of this offering, after deducting the Underwriter’s fee and commission and estimated costs of this offering, are estimated to be Cdn$ • . As of March 31, 2009, we had a working capital deficit of approximately $99,973. Excluding the non-cash derivative instrument liability of $343,467 at March 31, 2009, our working capital totaled $243,494 at that date. The net proceeds of this offering will be used to eliminate this deficit, to carry out the exploration program outlined in our Plan of Operation and for general corporate purposes. See “MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.”

(1)                                  Assumes that the over-allotment option is not exercised.

(2)                                  Excludes 3,560,000 shares underlying outstanding options, all of which are presently exercisable. Also excludes shares underlying compensation warrants which are issuable to the Underwriter.

As additional compensation to the Underwriter, the Underwriter will be granted non-assignable compensation warrants which shall entitle the Underwriter to subscribe at the offering price up to that number of shares of common stock equal to 10% of the number of shares of common stock sold in Canada pursuant to this offering exercisable for a period of two years following the closing of this offering. The Underwriter will have the right to exercise the compensation warrants on a cashless basis.  See “UNDERWRITING.”

Risk Factors

An investment in our common stock is subject to a number of risks. Risk factors relating to our company include a lack of operating history, lack of proven or probable reserves, no assurance of exploration permits, dependence on a single project, need for additional working capital, volatility in the price of beryllium and dependence on key personnel. Risk factors relating to our common stock include the potential volatility of our stock price, the absence of any trading market and lack of dividends. See “RISK FACTORS” on page 3 for a full discussion of these and other risks.

Summary Financial Data

The following table summarizes certain selected historical financial data about our company and GWE (as the Company is viewed as a continuation of GWE for accounting purposes). Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which we refer to as U.S. GAAP. The financial statements as of December 31, 2008 and 2007 and for the years then ended, have been audited by McGovern, Hurley, Cunningham LLP, independent accountants. The information derived from our financial statements as of March 31, 2009 and for the three months ended March 31, 2009 and 2008 is unaudited. The report of our independent accountants for the year ended December 31, 2008 raises substantial doubt about our ability to continue as a going concern.

You should read the data set forth below in conjunction with the section entitled “MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION,” our financial statements and related notes included elsewhere in this prospectus. Amounts are expressed in United States dollars.

	Balance Sheet Data
	March 31,	December 31,
	2009	2008	2007
	(unaudited)
Cash	$384,785	$522,975	$2,444,125
Total Assets	529,426	665,245	2,609,205
Current Liabilities	492,128	149,877	141,942
Total Liabilities	504,634	162,383	153,311
Shareholders’ Equity	24,792	502,862	2,455,894

	Operating Data
	Three months ended March 31,		Year ended December 31,
	2009	2008	2008	2007
	(unaudited)
Operating Expenses	$125,795	$337,065	$2,270,225	$760,625
Dividend Income	—	—	—	1,985
Net Loss	125,795	337,065	2,270,225	758,640
Net Loss per Share	$0.00	$0.01	$0.08	$0.06

See “FINANCIAL STATEMENTS”

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. If any of the following risks actually occurs, our business, financial condition, or results of operation could materially suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business may suffer.

Risk Relating to our Company

We have no proven or probable reserves, meaning we may not economically produce beryllium or other minerals from the New Mexico Beryllium Project.  In order to demonstrate the availability of proven or probable reserves, it will first be necessary for us to continue exploration to determine the availability of sufficient mineralized material. Exploration is inherently risky, with few properties ultimately proving economically successful. If our exploration efforts are successful, it will then be necessary for us to engage an outside engineering firm to assess geological data and develop an economic model demonstrating commercial feasibility of the property. This feasibility study will require significant additional time and investment.

Since we are a new business with no operating history, investors have no basis to evaluate our ability to operate profitably.  We were incorporated in 2007 and have had no revenue from operations since our inception. Our activities to date have been limited to organizational efforts, purchasing the Acquired Property, raising financing, completing the Technical Report, studying our land position, applying for exploration permits and acquiring additional lode claims. We face all of the risks commonly encountered by other new businesses, including the lack of an established operating history, need for additional capital and personnel, and intense competition.

Our independent accountants have raised substantial doubt about our ability to continue as a going concern and we are dependent upon receipt of additional working capital to continue in operation.  Even if this offering is completed, we will require substantial additional capital for continued exploration and, if economical, development of our properties. We presently have a working capital deficit, no producing properties and no cash flow. We will be required to expend significant amounts for drilling, geological and geochemical analysis, assaying and, if warranted, feasibility studies. We may not benefit from such investments if we are unable to identify commercially exploitable mineralized material. If we are successful in identifying reserves, we will require significant additional capital to extract the reserves. That funding, in turn, depends upon a number of factors, including the state of the national and worldwide economy and the price of beryllium. We may not be successful in obtaining the required financing for these and other purposes, in which case our ability to continue operating would be adversely affected. Failure to obtain such additional financing would result in delay or indefinite postponement of further exploration or if applicable, development and the possible, partial or total loss of our interest in the New Mexico Beryllium Project. The possible development or a possible joint venture of our property will require additional financing and we may not be able to obtain such financing on terms favorable to us or at all. We are unable at this time to estimate with any reasonable degree of certainty the amount of capital required in the future. However, we believe that the amount will be significant. Also, any adverse developments in our exploration efforts may force us to sell our stock at a discount to raise additional funds. Additionally the going concern note from our accountants could materially limit our ability to raise additional capital by issuing debt or equity securities or otherwise.

We have a history of losses and may incur losses in the future.  We have incurred losses since inception and may incur net losses in the future.  We incurred the following losses from operations during each of the following periods:

•                  approximately $125,000 for the three months ended March 31, 2009;

•                  approximately $2.3 million for the year ended December 31, 2008; and

•                  approximately $0.8 million for the year ended December 31, 2007.

We had an accumulated deficit of approximately $4.7 million as of March 31, 2009.

We expect to continue to incur losses unless and until such time as one of our properties enters into commercial production and generates sufficient revenues to fund continuing operations.  The amount and timing of future expenditures will depend on a number of factors, including the progress of permitting and exploration activities, the timing of any future development, if economical, the commercial viability of production and other factors, some of which are beyond our control. We cannot assure investors that we will ever achieve profitability.

At the present time, we are totally dependent upon the discovery of beryllium or other metals in commercially viable quantities from a single project, raising the risk if the area proves unproductive.  Since we have never produced beryllium or other metals from the New Mexico Beryllium Project or any other property, and since we have no proven or probable reserves, we may not be able to economically produce beryllium or other metals under existing and future costs and expenses. If we are unable to economically produce beryllium from the New Mexico Beryllium Project, we would be forced to identify and invest substantial sums in one or more additional properties, and we may be unable to obtain such properties on terms favorable to us.

The volatility of the price of beryllium could adversely affect our future operations and our ability to explore and develop the New Mexico Beryllium Project.  The commercial feasibility of the New Mexico Beryllium Project and our ability to raise funding to conduct exploration and development is dependent on the price of beryllium and other metals. The price of beryllium may also have a significant influence on the market price of our common stock and the value of our assets. Our decision to put a mine into production and to commit the funds necessary for that purpose must be made long before the first revenue from production would be received. A decrease in the price of beryllium may prevent the New Mexico Beryllium Project from being economically mined or result in the write-off of assets whose value is impaired as a result of lower beryllium prices. We believe that an estimated 80% of the reported world supply of beryllium is mined in Utah by Brush Wellman Inc., an Ohio company wholly owned by Brush Wellman Engineered Materials Inc., which we believe presently dominates the world beryllium market. The current market price of beryllium is affected by this monopoly and could significantly decrease upon the discovery of other large proven commercially viable reserves and the entry of new participants into the market. The exact world supply of beryllium is unknown. The majority of beryllium mining outside of the United States is not publicly reported. There is speculation that stockpiles of beryllium still exists in Russia and Kazakhstan. There is also speculation that China may currently be mining beryllium. If proven reserves or stockpiles of beryllium are discovered outside of the United States, such a discovery could impact the market price of beryllium. The price of beryllium may also be affected by factors beyond our control, such as inflation, fluctuation in value of the United States Dollar and foreign currencies, global and regional demand, and the political and economic conditions of beryllium producing countries throughout the world. Although it is possible for us to protect against some price fluctuations by hedging in certain circumstances, the volatility of mineral prices represents a substantial risk, which no amount of planning or technical expertise can eliminate.

Legislation has been proposed that would significantly affect the mining industry.  Periodically, members of the US Congress have introduced bills which would supplant or alter the provisions of the General Mining Law of 1872, which governs unpatented mining claims. One such amendment has become law and has imposed a moratorium on the patenting of mining claims, which reduced the security of title provided by unpatented claims.   Another proposed amendment has sought to impose a federal 4% to 8% gross royalty on production of minerals from public lands, impose additional claim maintenance fees on unpatented mining claims, and declare certain lands as unsuitable for mining.  If such proposed legislation is enacted, it could substantially increase the cost of holding unpatented mining claims by requiring payment of royalties, and could significantly impair our ability to develop mineral resources on unpatented mining claims. Although it is uncertain as to whether such legislation will ultimately become effective, the enactment of any legislation imposing such royalties or fees could adversely affect the potential development of mining claims and could adversely affect our business.

We have not received a permit to commence exploration activities on the Warm Springs area of the New Mexico Beryllium Project, and we may never obtain that permit.  As with all companies seeking to conduct mining activities in the United States, we must obtain a permit to conduct exploration activities on the Warm Springs area of our property recommended by the Technical Report. This process can be complex and time consuming and the issuance of the permit is subject to administrative review following public notice and an opportunity for a hearing. The process may consume a number of months and may not be successful. A minimal impact permit application submitted by GWE in 2005 under an expedited review process was denied by the New Mexico Energy, Minerals and Natural Resource Department, Mining and Minerals Division, which we refer to as the MMD, due to the potential impact of exploration activities on endangered species, ground water and a cultural site in the vicinity. As a result, we have submitted an application under a different process which entails a more rigorous review and the opportunity for public participation. We may never receive a permit to explore the Warm Springs area of the New Mexico Beryllium Project and we may be forced to consider alternate areas for our proposed exploration subject to receipt of necessary permits and approvals in those areas.  Even if we are issued an exploration permit, we may never receive a permit for further exploration or to conduct mining activities, even if economical mineralized material is identified.

We may be subject to risks relating to the global economy.  Recent market events and conditions, including disruptions in the international credit markets and other financial systems and the deterioration of global economic conditions, could impede our access to capital or increase the cost of capital.  In 2007 and into 2008, the United States credit markets began to experience serious disruption due to a deterioration in residential property values, defaults and delinquencies in the residential mortgage market and a decline in the credit quality of mortgage-backed securities.  These problems led to a slow-down in residential housing market transactions, declining housing prices, delinquencies in non-mortgage consumer credit and general decline in consumer confidence.  These conditions worsened in 2008 and are continuing in 2009, causing a loss of confidence in the broader United States and global credit and financial markets and resulting in the collapse of, and government intervention in, major banks, financial institutions and insurers and creating a climate of greater volatility, less liquidity, widening of credit spreads, a lack of price transparency, increased credit losses and tighter credit conditions.  Notwithstanding various actions by the United States and foreign governments, concerns about the general condition of the capital markets, financial instruments, banks, investment banks, insurers and other financial institutions caused the broader credit markets to further deteriorate and stock markets to decline substantially.  In addition, general economic indicators have deteriorated, including declining consumer sentiment, increased unemployment and declining economic growth and uncertainty about corporate earnings.

These unprecedented disruptions in the current credit and financial markets have had a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies.  These disruptions could, among other things, make it more difficult for us to obtain, or increase our cost of obtaining, capital and financing for operations.  Our access to additional capital may not be available on terms acceptable to us or at all.

We are also exposed to liquidity risks in meeting our operating and capital expenditure requirements in instances where cash positions are unable to be maintained or appropriate financing is unavailable.  These factors may impact our ability to obtain loans and other credit facilities in the future and, if obtained, on terms favourable to us.  If these increased levels of volatility and market turmoil continue, our operations could be adversely impacted and the trading price of our common stock could be adversely affected.

We are subject to extensive governmental regulations in addition to permitting requirements which could require us to delay, suspend or terminate our operations.  The exploration, and possible future development and production of the New Mexico Beryllium Project, are subject to various federal and state laws governing prospecting, development, production, labor standards and occupational health, mine safety, toxic substances, land use, water use, taxes and others. For example, applicable federal legislation in the United States would require us to immediately suspend operations, including exploration activities, upon discovery of any remains, funerary objects, or objects of ceremonial, historic or cultural importance to Native Americans. The application of these laws may require us to delay, suspend or terminate our operations. The enactment of additional laws and regulations, amendments to current laws and regulations, and/or more stringent application of existing laws or regulation could adversely impact our exploration timetable and business plan.

The mining and production of beryllium are subject to occupational health and safety legislation due to the hazardous nature of air-borne beryllium and the health risks associated with exposure.  Complying with health and safety standards will require additional expenditure on testing and the installation of safety equipment. Failure to comply with health and safety standards could result in statutory penalties and civil liability.

Our exploration and development activities are subject to environmental risks, which could expose us to significant liability and delay, suspension or termination of our operations.  The exploration, possible future development and production phases of our business will be subject to federal, state and local environmental regulation. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set out limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments, and a heightened degree of responsibility for companies and their officers, directors and employees. Future changes in environmental regulations, if any, may adversely affect our operations. If we fail to comply with any of the applicable environmental laws, regulations or permit requirements, we could face regulatory or judicial sanctions. Penalties imposed by either the courts or administrative bodies could delay or stop our operations or require a considerable capital expenditure. Although we intend to comply with all environmental laws and permitting obligations in conducting our business, there is a possibility that those opposed to exploration and mining will attempt to interfere with our operations, whether by legal process, regulatory process or otherwise.

We could be subject to environmental lawsuits.  Neighboring landowners and other third parties could file claims based on environmental statutes and common law for personal injury and property damage allegedly caused by the release of hazardous substances or other waste material into the environment on or around our properties.  There can be no assurance that our defense of such claims will be successful.  A successful claim against us could have an adverse effect on our business prospects, financial condition and results of operation.

We are subject to risks related to community action.  All industries, including the mining industry, are subject to community actions. In recent years, communities and non-governmental organizations have become more vocal and active with respect to mining activities at or near their communities. These parties may take actions such as road blockades, applications for injunctions seeking work stoppage and lawsuits for damages. These actions can relate not only to current activities but also in respect of decades old mining activities by prior owners of subject mining properties.

If we lose our key executive, we may not be able to find a suitable replacement on acceptable terms.  Our success is dependent to a large degree on the efforts and abilities of David Q. Tognoni, our president and chief executive officer. If Mr. Tognoni were to die, become disabled or leave the Company, we would be forced to identify and retain an individual to replace him. We may not find a suitable individual to replace Mr. Tognoni or to add to our employee base if that becomes necessary. We have no insurance on Mr. Tognoni at this time. Therefore, if the services of Mr. Tognoni were to be lost, our plans and operations could be adversely affected.

A portion of the New Mexico Beryllium Project is comprised of a lease on privately owned lands.  The Sullivan Lease continues until January 2, 2024 and for so long thereafter as the lease is not terminated by either party based on default by the other party. Upon the expiration of the lease, in the event that for any reason we are unable to extend the lease or purchase the land from the owner, we would be forced to forfeit the underlying minerals and our ability to explore and develop the property would be adversely affected.

Title to mineral properties can be uncertain, and we are at risk of loss of ownership of our property.  Our ability to explore and potentially develop beryllium and other valuable minerals depends on the validity of title to the New Mexico Beryllium Project. In addition to the Sullivan Lease, the New Mexico Beryllium Project includes state leases and unpatented mining claims. Unpatented mining claims are unique property interests and are generally considered to be subject to greater risk than other real property interests because the validity of unpatented mining claims is often uncertain. Unpatented mining claims provide only possessory title and their validity is often subject to contest by third parties or the federal government. These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, assessment work and possible conflicts with other claims not determinable from descriptions of record. Since a substantial portion of all mineral exploration, development and mining in the United States now occurs on unpatented mining claims, this uncertainty is inherent in the mining industry. There may be valid challenges to the title to our property which, if successful, could impair exploration, development or operations. Although we have investigated title and to the best of our knowledge the title to the New Mexico Beryllium Project is in good standing, this should not be construed as a guarantee of title. Title to the New Mexico Beryllium Project may be challenged by a third party. Our interests may be subject to unregistered agreements or transfers or may be affected by undetected defects.

Any mineral production from the New Mexico Beryllium Project is subject to royalty payments in favor of third parties, which may reduce the revenue, if any, that we receive from the Project or reduce the value of the Project if we attempt to sell it to a third party.  David Tognoni, our president and chief executive officer, is the owner of a 1% gross royalty on the New Mexico Beryllium Project which he acquired as part consideration for his service as an officer and employee of our company. Further, GWE and certain others hold a 10% net profits royalty in the New Mexico Beryllium Project which they received as part consideration for the transfer of the Acquired Property. These royalties are payable indefinitely based on adjusted revenue generated from the New Mexico Beryllium Project and any additional claims that may be staked in an area of interest surrounding the New Mexico Beryllium Project, as defined in the respective agreements. In addition, under the Sullivan Lease, we are obligated to pay a 4% gross production royalty, with a $12,000 annual minimum, from the sale or disposition of minerals taken from the Warm Springs area.  Finally, the leases with the State of New Mexico which cover a portion of the Project require payment of a 2% royalty on production, subject to certain offsets.  If we are successful in identifying sufficient mineralization to warrant placing the property into production, the obligation to pay royalties to the holders of the royalties would reduce the revenue we receive and may reduce the value of the New Mexico Beryllium Project if we endeavor to sell it to a third party.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses.  The business of exploring for minerals, including beryllium, involves a high degree of risk. Few properties are ultimately developed into producing mines. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade and proximity to infrastructure, metal prices, which can be highly variable, and government regulation, including environmental and reclamation obligations. These factors are not within our control. Uncertainties as to the metallurgical amenability of any minerals discovered may not warrant the mining of these minerals on the basis of available technology. Our operations are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as, but not limited to:

•                  encountering unusual or unexpected formations;

•                  environmental pollution;

•                  personal injury, flooding and landslides;

•                  variations in grades of minerals;

•                  labor disputes; and

•                  a decline in the price of beryllium.

We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a write-down on our investment in such property interests.  All of these factors may result in losses in relation to amounts spent which are not recoverable.

We do not insure against all risks to which we may be subject in our planned operations.  The exploration phase of our business will involve a significant amount of risk. We currently maintain no insurance on any of our current or proposed operations, but may acquire insurance in the future to protect against risks in such amounts as we consider reasonable. Even after acquiring insurance, such insurance may not cover all potential risks associated with exploration activities. We may also not be able to maintain insurance to cover risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, the insurance against risks such as environmental pollution or other hazards as a result of exploration is generally not available on acceptable terms to companies in the mining industry. We might also become subject to liability for environmental pollution or other hazards associated with mineral exploration and production which may not be insured against, which may exceed the limits of our insurance coverage, or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could materially adversely affect our financial condition and our ability to fund exploration and any development and production activities. A significant loss could force us to reduce or terminate our operations.

Our directors and officers face potential conflicts of interest in their capacities as such.  David Tognoni, Edward Godin and Carmelo Marrelli serve as officers and/or directors for us as well as other mineral exploration and development companies. Conflicts of interests could arise between these persons’ duties as officers and directors of our company and their respective positions as officers and directors of such other entities. These conflicts may arise from corporate opportunities that may be presented to such individuals or because of the time they must devote to their position with each company. In addition to these potential conflicts, these individuals have in the past, and may in the future, enter into agreements with our company, either as individuals or as officers or directors of other companies. For example, David Tognoni is a manager of GWE, from which we purchased the Acquired Property. We also entered into an employment agreement with Mr. Tognoni and granted stock options to each of our officers and directors. None of these agreements were negotiated at arms’ length.

Competition in the mining industry is intense, and we have limited financial and personnel resources with which to compete.  Competition in the mining industry for desirable properties, investment capital, equipment and personnel is intense. Numerous companies headquartered in the United States, Canada and elsewhere throughout the world compete for properties on a global basis. We are currently an insignificant participant in the beryllium mining industry due to our limited financial and personnel resources. We may be unable to attract the necessary investment capital to fully develop the New Mexico Beryllium Project, be unable to acquire other desirable properties, be unable to attract and hire necessary personnel, or be unable to purchase necessary equipment.

Colorado law and our Articles of Incorporation may protect our directors from certain types of lawsuits at the expense of the shareholders.  The laws of the State of Colorado provide that directors of a company shall not be liable to the company or shareholders of the company for monetary damages for all but limited types of conduct. Our Articles of Incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing shareholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment or other circumstances.

Our exploration activities may not be commercially successful.  Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive.  Unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment or labour are risks involved in the conduct of exploration programs.  The success of mineral exploration and development is determined in part by the following factors:

•                                        the identification of potential mineralization based on analysis;

•                                        the availability of exploration permits;

•                                        the quality of our management and our geological and technical expertise; and

•                                        the capital available for exploration.

Substantial expenditures and time are required to establish existing proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining.  Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.

Risk Relating to our Common Stock

Gain recognized by non-U.S. shareholders on the sale or other disposition of shares of our common stock may be subject to U.S. federal income tax.  We believe that we are currently a “United States real property holding corporation” under section 897(c) of the Internal Revenue Code (“USRPHC”) and there is a substantial likelihood that we will continue to be a USRPHC. Generally, gain recognized by a non-U.S. holder on the sale or other disposition of our common stock will be subject to US federal income tax on a net income basis at normal graduated U.S. federal income tax rates if we are a USRPHC at any time during the 5-year period ending on the date of the sale or disposition of the common stock (or the non-US holder’s holding period for the common stock if shorter). Under an exception to these USRPHC rules, if the common stock is “regularly traded” on an “established securities market,” the common stock will not be treated as a USRPHC. This exception is not available, however, to a non-U.S. holder that held or was deemed to hold, directly or under certain constructive ownership rules, more than 5% of the common stock at any time during the 5-year period ending on the date of the sale or other disposition (or the non-U.S. holder’s holding period of the common stock if shorter). Our common stock may never be “regularly traded” on an “established securities market.”

Our stock price may be volatile and as a result you could lose all or part of your investment.  Our securities are not currently listed on any stock exchange. There is currently no public market for the common stock, and an active market for the common stock may never develop or be sustained after this offering. The offering price was negotiated between the Underwriter and us and may bear no relationship to the price that will prevail on the public market. The market prices for the securities of companies engaged in mineral exploration and development can be volatile. The value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

•                  changes in the worldwide price for beryllium;

•                  disappointing results from our exploration or development efforts;

•                  failure to meet our operating budget or achieve profitability;

•                  decline in demand for our common stock;

•                  downward revisions in securities analysts’ estimates or changes in general market conditions;

•                  technological innovations by competitors or in competing technologies;

•                  investor perception of our industry or our prospects; and

•                  general economic trends

In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to resell their shares at a fair price.

We have never paid dividends on our common stock and there is no assurance that we will pay any in the future.  We have never declared or paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. Our ability to pay dividends is dependent on our ability to successfully develop one or more properties and generate revenue from operations. Further, our initial earnings, if any, may be retained to finance our growth. Any future dividends will be directly dependent upon any future earnings, our then-existing financial requirements and other factors and are solely within the discretion of our board of directors.

A large number of our shares will be eligible for future sale and may depress the price of our common stock.  In addition to the shares issued in this offering, a large amount of our common stock will become eligible for sale in the future under Rule 144 of the United States Securities Act of 1933, as amended, which we refer to as the Securities Act. Under Rule 144, a shareholder owning restricted stock who is not an affiliate of our Company is permitted to sell all of the common stock owned by him or her following expiration of the longer of: (i) six months from the date of acquisition; and (ii) 90 days from the date of this prospectus, assuming we are required and have filed all reports required to be filed with the SEC up to the time of the proposed sale.

Affiliates of our Company are permitted to sell securities owned by them in limited quantities at a similar time. We also have outstanding options to purchase an aggregate of 3,560,000 shares of common stock, which options are exercisable at a price below the public offering price of our common stock. The sale of common stock in the future may depress the price of our common stock, may result in a loss in your investment and may make it difficult for us to sell common stock in the future.

Since no broker or dealer has committed to create or maintain a market in our stock, there is no assurance that our stock will be quoted in the OTC Bulletin Board, and purchasers of our common stock may have difficulty selling their shares, should they desire to do so.  It is our intention to seek one or more broker-dealers to apply for quotation of our common stock in the OTC Bulletin Board following completion of this offering.  However, we have no agreement with any broker-dealer at this time, and we may not find one in the future. In addition, we believe that our stock will be characterized as a “micro-cap” security and therefore subject to increased scrutiny by the Financial Industry Regulatory Authority, which we refer to as FINRA.  A micro-cap security is generally a low priced security issued by a small company, or the stock of companies with low capitalization. If we are unable to obtain quotation of our common stock on the OTC Bulletin Board, trading in our stock may be limited, and purchasers of our common stock may have difficulty selling their shares, should they desire to do so.

Since our stock will not be listed on a stock exchange in the United States, trading in our shares may be subject to rules governing “penny stocks,” which will impair trading activity in our shares. It is likely that our common stock will not initially be listed on a national stock exchange registered with the Securities and Exchange Commission, or SEC, and may therefore be subject to rules regulating broker dealer practices in connection with transactions in penny stocks. Those disclosure rules applicable to penny stocks require a broker dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized disclosure document required by the SEC. These rules also require a cooling off period before the transaction can be finalized. These requirements may have the effect of reducing the level of trading activity in any secondary market for our common stock. Many brokers may be unwilling to engage in transactions in our common stock because of the added disclosure requirements, thereby making it more difficult for stockholders to dispose of their shares.

Investors in this offering will experience immediate substantial dilution of their investment.  Our present shareholders have acquired a total of 27,195,000 shares of our common stock for an aggregate investment of $4,740,940 (including cash, property and services), or an average price of $0.17 per share. This compares to a price of $ • per share for investors in this offering. As a result, investors in this offering will experience immediate dilution of $ • per share.

Issuances of our common stock in the future could dilute existing shareholders and adversely affect the market price of our common stock, if a public trading market develops.  We have the authority to issue up to 250,000,000 shares of common stock, 10,000,000 shares of preferred stock and to issue options and warrants to purchase shares of our common stock without stockholder approval. These future issuances could be at values substantially below the price at which our common stock will be offered under this prospectus. In addition, we could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Because we believe that trading in our common stock will initially be limited, the issuance of our stock may have a disproportionately large impact on its price compared to larger companies.

We will be required to evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002, and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the price of our shares of common stock.  Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to furnish a report by management on our internal controls over financial reporting. Such report will contain, among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. Such report, beginning after our fiscal year ending December 15, 2009, must also contain a statement that our auditors have issued an attestation report on our internal controls.

We are still compiling the system and processing documentation and performing the evaluation needed to comply with Section 404, which is both costly and challenging. We may not complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that such internal control is effective and we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on our stock price.

The price of the common stock offered under this prospectus has been determined by negotiation between us and the Underwriter.  Investors in this offering will not enjoy the benefit of an established trading market as an indication of the value of our common stock. The offering price of our stock has been determined by negotiation between us and the Underwriter and bears no necessary relationship to our book value, lack of earnings or other traditional criteria of value. As a result, investors may not be able to sell their stock for a profit, and may realize a loss on their investment.

Under the FIE Proposals, which are discussed in more detail under the heading “CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS,” the determination of whether we are a FIE is made for each taxation year and may depend on our property and our activities.  We may be a FIE at the end of any particular taxation year. If we are a Canadian Resident FIE under the Income Tax Act (Canada), which we refer to as the “Tax Act,” at the end of any taxation year, the income tax considerations may be adverse to a holder of common stock. The FIE Proposals may not be enacted in the form set out in Bill C-10 which was introduced on October 29, 2007, or enacted at all.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” which may include, but are not limited to, statements with respect to the timing, costs and other aspects of planned exploration programs, the future price of beryllium, requirements for capital and/or additional capital, government regulation of beryllium exploration and mining, environmental risks, title disputes or claims, limitations of insurance coverage and regulatory matters. Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “is expected,” “budget,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. Examples of forward-looking statements include, but are not limited to, statements concerning:

•                  that following completion of the offering, the Company intends to embark on a two-year exploration program aimed at evaluating the grade and tonnage of beryllium in the New Mexico Beryllium Project;

•                  that in the event the Company is successful in establishing commercially viable reserves of beryllium, the Company would then consider alternatives such as putting the New Mexico Beryllium Project into production or soliciting offers to buy the property from a production-oriented company;

•                  that if, as a result of the program recommended by the Technical Report and any additional exploration undertaken, the Company identifies sufficient mineralization, the Company could undertake a feasibility study;

•                  the belief that the Company has sufficient funds to pay its ongoing administrative expenses and to meet its liabilities for the ensuing year as they fall due and to fund current planned exploration programs;

•                  the factors that will influence future beryllium prices;

•                  that a decision on the Warm Springs permit application will be made after all public comments have been addressed; and

•                  that planned exploration program will focus on step-out drilling from the bertrandite mineralized outcrop, and if results from the first phase of drilling warrant, a second phase of follow-up diamond core drilling is planned.

In making these and other forward-looking statements, the Company has assumed that the phased exploration programs will go according to expectations, that the economic viability of our property will justify further exploration, that working capital to fund continued exploration and development of the New Mexico Beryllium Project will be available, that all required regulatory approvals can be obtained and that the Company will not be subject to any unexpected expenditures. Readers are cautioned that the foregoing list of examples of forward-looking statements is not exhaustive.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, general business, economic, competitive, political and social uncertainties; the actual results of exploration activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of beryllium; risks of the mining industry and delays in obtaining governmental approvals or financing. See “RISK FACTORS.” Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. The forward-looking statements contained in this prospectus are based on what we believe to be reasonable assumptions. Forward-looking statements contained herein are made as of the date of this prospectus and we disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements.

The Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for similar statements by existing public companies, does not apply to our offering, as we were not previously registered as a public company.

DILUTION

The net tangible book value of the 27,195,000 shares of our common stock outstanding at March 31, 2009, was $24,792, or approximately $0.00091 per share. Following completion of this offering, payment of the corporate finance fee in the amount of Cdn$150,000 ($  •  ) to the Underwriter and assuming that the over-allotment option is not exercised by the Underwriter, the per share value will be increased to approximately Cdn$  •  ($  •  ) (exclusive of other changes in net tangible book value subsequent to March 31, 2009), resulting in immediate substantial dilution to new shareholders of   •  %. Dilution is the reduction of value of the purchaser’s investment measured by the difference between the price per share in this offering and the sum of the net tangible book value at March 31, 2009 and the increase attributable to purchases by investors in this offering.

The following table illustrates the effect of dilution per share of common stock on purchasers in the offering based on the number of shares outstanding at March 31, 2009, assuming the completion of this offering, the payment of the corporate finance fee in the amount of Cdn$150,000 ($  •  ) to the Underwriter and no exercise of the over-allotment option.

Net Tangible Book Value Per Share March 31, 2009(1)		$0.00091
Net Tangible Book Value Per Share After Offering(2)	$
Increase in Per Share Attributable to New Shareholders	$
Dilution to Purchasers of Stock			%

(1)                                  Net tangible book value is equal to tangible assets minus total liabilities. The net tangible book value excludes any amounts spent on property maintenance or exploration as such amounts have been expensed under relevant accounting principles.

(2)                                  Includes the net tangible book value at March 31, 2009 of $24,792, plus the net proceeds of this offering after deducting estimated expenses of $     .

The following table summarizes the number of shares of common stock issued by us to current shareholders as of the date of this prospectus, and the total amount paid or received by us for those shares; the number of shares to be issued in this offering, and the total amount to be paid by new investors; the percentage of equity ownership of each group, and the percentage of the total consideration which each group will have paid for issuance of shares following completion of this offering; and finally, the average price per share paid by the current shareholders and the new investors.

	Shares Purchased		Total Consideration
	Number	Percent (%)	Amount		Percent (%)	Average Price Per Share
Present shareholders	27,195,000	•		$4,740,940			$0.17
New Investors	•	•	$	•		$	•

USE OF PROCEEDS

The total gross proceeds to us from the sale of the common stock offered by this prospectus (assuming no exercise of the over-allotment option) will be Cdn$  •  ($  •  ) from which will be deducted the Underwriter’s fee of Cdn$  •  ($  •  ) (inclusive of a corporate finance fee of Cdn$150,000 or $  •  ). Accordingly, the net proceeds to be realized by us, after deducting the costs of this offering (assuming no exercise of the over-allotment option) will be approximately Cdn$  •  ($  •  ). As of March 31, 2009, we had a working capital deficit of approximately $99,973.  Excluding the non-cash derivative instrument liability of $343,467 at March 31, 2009, our working capital totaled $243,494 at that date.  The total funds which we will have available on completion of this offering is estimated to be Cdn$  •  ($  •  ), which we intend to use for the purposes itemized below and in the following order of priority:

Description of Costs	Fund Allocation
Warm Springs Trenching - Initial Phase	$1,000
Warm Springs Diamond Core Drilling Program - Initial Phase	195,000
Warm Springs Assays & Testing - Initial Phase	9,000
Warm Springs Diamond Core Drilling Program - Second Phase	1,120,000
Warm Springs Assays & Testing - Second Phase	50,000
Outlying Hydrothermal Areas Drilling Program up to 23,000 ft	up to 1,420,000
Environmental & Permitting	50,000
Property Maintenance, 2 years	248,000
Contingencies (20%)	665,000
General working capital purposes(1)	•
Total	$ •

(1)                                  Proceeds allocated to working capital may be utilized to pay current liabilities and otherwise cure our working capital deficit.

We intend to spend the funds available as stated above. However, there may be circumstances where a reallocation of funds may be necessary. The actual use of the net proceeds of this offering will vary depending on our operating and capital needs from time to time and will be subject to the discretion of management.

Until required for the Company’s purposes stated above, the proceeds of the offering will be invested in fixed-income securities of, or those guaranteed by, the Government of Canada or any Province or territory of Canada or the Government of the United States of America, in certificates of deposit or interest-bearing accounts of Canadian or U.S. chartered banks, trust companies or credit unions. We do not intend to invest the proceeds of this offering in a manner that would subject us to regulation as an investment company for purposes of United States securities laws.

MARKET INFORMATION

Certain Market Information

There currently exists no trading market for our common stock. We have made application for listing of our shares of common stock on the TSXV. We also intend to identify a broker-dealer after the date of this prospectus to make an application to the FINRA for quotation of our shares of common stock on the OTC Bulletin Board. Such listing or quotation will be subject to our fulfillment of all requirements of the TSXV and OTC Bulletin Board, respectively.  There can be no assurance that a public trading market will develop or be sustained in the future. Without an active public trading market, you may not be able to sell your shares without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors that we discuss in this prospectus, including the many risks associated with an investment in our stock, may have a significant impact on the market price of our common stock. Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.

Any market which may develop for our common stock will be affected by the future sales of securities by our existing shareholders. We currently have outstanding 27,195,000 shares of our common stock which may be sold in the future under Rule 144 of the Securities Act. See “SHARES ELIGIBLE FOR FUTURE SALE.” In addition, we currently have outstanding options to purchase a total of 3,560,000 shares of our common stock. The exercise of those options would result in additional shares outstanding, the sale of which could affect any market which develops.

Penny Stock Rules

Due to the offering price of our common stock, as well as the fact that we do not expect to be listed on a national securities exchange registered with the SEC, our stock may be characterized as “penny stock” under applicable securities regulations unless we can maintain a minimum net worth of $5 million. If our stock is characterized as a penny stock, our stock would be subject to rules adopted by the SEC regulating broker-dealer practices in connection with transactions in penny stocks. The broker or dealer proposing to effect a transaction in a penny stock must furnish his customer a document containing information prescribed by the SEC and obtain from the customer an executed acknowledgment of receipt of that document. The broker or dealer must also provide the customer with pricing information regarding the security prior to the transaction and with the written confirmation of the transaction. The broker or dealer must also disclose the aggregate amount of any compensation received or receivable by him in connection with such transaction prior to consummating the transaction and with the written confirmation of the trade. The broker or dealer must also send an account statement to each customer for which he has executed a transaction in a penny stock each month in which such security is held for the customer’s account. The existence of these rules may have an effect on the price of our stock, and the willingness of certain brokers to effect transactions in our stock.

Holders of our Common Stock

As of July 1, 2009, we had approximately 90 beneficial owners of our common stock.

Dividend Policy

We have never declared or paid dividends on our common stock. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including the terms of any credit arrangements, our financial condition, operating results, current and anticipated cash needs and plans for expansion.

CAPITALIZATION

The following table sets forth certain information relating to our capitalization as of: (i) March 31, 2009 on an actual basis; and (ii) on a pro forma basis as of March 31, 2009 to give effect to this offering.

		As of March 31, 2009
	Authorized	Actual	Pro forma to give effect to the offering(1)
		(unaudited)	(unaudited)
Shareholders Equity:
Common Stock	250,000,000	$4,740,940	$	•	(1)
		(27,195,000 shares)
Preferred Stock	10,000,000	Nil	Nil
Additional Paid-In Capital		$0	$	•
Accumulated Deficit		$(4,716,148)	$	•
Total Capitalization		$24,792	$	•

(1)                                  Assumes no exercise of the over-allotment option.

SELECTED FINANCIAL INFORMATION

The following table summarizes certain selected historical financial data about our company and GWE (as the Company is viewed as a continuation of GWE for accounting purposes). Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which we refer to as U.S. GAAP. The financial statements as of December 31, 2008 and 2007 and for the years then ended, have been audited by McGovern, Hurley, Cunningham LLP, independent accountants. The information derived from our financial statements as of March 31, 2009 and for the three months ended March 31, 2009 and 2008 is unaudited.

You should read the data set forth below in conjunction with the section entitled “MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION,” our financial statements and related notes included elsewhere in this prospectus. Amounts are expressed in United States dollars.

	Balance Sheet Data
	March 31,	December 31,
	2009	2008	2007
	(unaudited)
Cash	$384,785	$522.975	$2,444,125
Total Assets	529,426	665,245	2,609,205
Current Liabilities	492,128	149,877	141,942
Total Liabilities	504,634	162,383	153,311
Shareholders’ Equity	24,792	502,862	2,455,894

	Operating Data
	Three months ended March 31,		Year ended December 31,
	2009	2008	2008	2007
	(unaudited)
General, Administrative and Exploration Expenses	$125,795	$337,065	$2,270,225	$760,625
Other Income	—	—	—	1,985
Net Loss	125,795	337,065	2,270,225	758,640
Net Loss per Share	$0.00	$0.01	$0.08	$0.06

See “FINANCIAL STATEMENTS.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our plan of operation together with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth elsewhere in this prospectus.

Introduction

We are an exploration stage company engaged in the exploration for beryllium. On October 1, 2007, we purchased the Acquired Property from GWE in exchange for the issuance of 10 million shares of our common stock and the grant of a 20% net profit royalty interest in the Acquired Property to GWE and certain other parties. In May 2009, the net profit royalty interest in the Acquired Property was reduced to 10% in the aggregate in consideration for our agreement to pursue this offering.  The total number of shares issued to GWE as consideration for the Acquired Property represented approximately 72% of our common stock after giving effect to the Acquisition.  As a result, for financial statement reporting purposes, the Acquired Property and related business operations have been reflected as a reverse acquisition in accordance with applicable accounting principles and the financial statements presented for comparative purposes represent the operations of GWE that were acquired by us.  The Acquired Property has been carried forward at its historical carrying value before the combination.  The financial statements included in this prospectus include those of GWE from inception (February 3, 2004) to September 30, 2007. The financial statements as of December 31, 2007, December 31, 2008 and March 31, 2009, and for the periods from October 1, 2007 to December 31, 2008, are the financial statements of BE.

The discussion that follows outlines our plan of operation for the next 12-month period. It also discusses our financial condition as of March 31, 2009, December 31, 2008 and December 31, 2007. It also discusses the results of our operations for the three-month periods ended March 31, 2009 and 2008, which we may refer to as the first quarter of 2009 and 2008, respectively, and the years ended December 31, 2008 and 2007. This discussion and analysis should be read in conjunction with our financial statements included elsewhere in this prospectus.

Plan of Operation

Introduction

Following completion of the offering, we intend to embark on a two-year exploration program aimed at evaluating the grade and tonnage of beryllium in the New Mexico Beryllium Project. In the event we are successful in establishing commercially viable reserves of beryllium, we would then consider alternatives such as putting the New Mexico Beryllium Project into production or soliciting offers to buy the property from a production-oriented company. We are unable to predict when, if ever, that objective will be achieved.

In an effort to maintain low overhead and because we have limited personnel, we anticipate using independent contractors to do much of the work on our Project. We will retain contractors to carry out drilling and other exploratory activities and we expect to continue to use independent contractors for the foreseeable future.

As an exploration company, our activities may include, at various times and to various degrees, acquisition of additional mineral exploration properties, geological evaluation, exploration, and feasibility studies of properties and, if warranted, development and construction of mining and processing facilities, mining and processing and the sale of beryllium, other metals and by-products. We may also enter into joint ventures, partnerships or other arrangements to accomplish these activities.

Exploration

The first phase of our planned exploration program, assuming we receive the requisite permit, will focus on step-out drilling from the bertrandite mineralized outcrop which was identified by the United States Bureau of Mines, which we refer to as the USBM, in the 1960s. More specifically, we intend to step out north from drill hole #BE29, step out west from BE30, step out south from BE31 and step out east from BE24.  See “BUSINESS OF THE COMPANY — History” for more information about historical drilling on the Project.  If results from the first phase of drilling warrant, a second phase of follow-up diamond core drilling is planned. The results that would lead to a favorable determination to proceed to the second phase of drilling would be confirmation of the continuity of beryllium mineralization. If positive results are not obtained during the initial phase or if we are unable to obtain the requisite permit, we intend to identify additional drilling targets in the outlying hydrothermal areas. The drill hole locations for the outlying hydrothermal areas have been finalized and drilling will proceed once all necessary permits have been obtained. For additional information about the status of our permitting applications, please see “BUSINESS OF THE COMPANY-Environmental and Other Matters.”

Prior to our acquisition of the Acquired Property, a drilling program was conducted at Warm Springs (Sullivan Lease) by The Beryllium Group, LLC, which completed 14 reverse circulation drill holes for a total of 7,576 feet in 2001 and 2002. Also prior to our acquisition of the Acquired Property, GWE completed one core hole of 4,455 feet and seven reverse circulation drill holes in outlying areas for a total of 5,062 feet. From February 3, 2004 to March 31, 2009, the Company and GWE have expended $821,371 on drilling costs, $501,001 on geological consulting and $396,230 on permitting and mineral property lease costs. Certain of the outlying areas, located approximately 15 miles south-southeast of Warm Springs, were abandoned by GWE following a review of the results of the seven drill holes. GWE also conducted structural mapping over a 500 square mile area. The results of these programs prior to our acquisition of the Acquired Property have suggested the presence of mineralized materials to justify continued exploration and the acquisition of further land positions.

In late 2007, we commissioned a technical report from an independent mining consulting firm to obtain an independent evaluation of the New Mexico Beryllium Project. The report, dated June 5, 2009, was prepared by Fred Brown, CPG, Pr. Sci. Nat. and Tracy Armstrong, P.Geo, of P&E Mining Consultants, Inc. It was prepared pursuant to the standards of National Instrument 43-101-Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators. We refer to this technical report as the Technical Report. For additional information about the Technical Report, you should refer to the section entitled “BUSINESS OF THE COMPANY-New Mexico Beryllium Project.”

Assuming that we receive the requisite permit, we intend to use the funds raised in this offering primarily for the purpose of commencing the phased exploration program recommended by the Technical Report. The initial phase of the program will consist of reverse circulation drilling surrounding the bertrandite outcropping, together with detailed surface mapping. We have estimated the costs of this phase of the program to be $238,000. Assuming that the first phase confirms that a second phase of follow-up diamond core drilling is warranted, our two-year program contemplates the drilling of a total of 50 holes at an average depth of 800 feet for a total of 40,000 feet at Warm Springs and 23,000 feet of drilling in outlying hydrothermal areas. We have budgeted $1,120,000 for this follow-up phase at Warm Springs. Finally, we have budgeted $1,420,000 for exploration outside the Warm Springs area.

If, as a result of the program recommended by the Technical Report and any additional exploration undertaken, we identify sufficient mineralization, we could undertake a feasibility study. This study would be commenced at such time as we have identified mineralization which we believe justifies putting the property into production. A feasibility study is designed to determine the economic feasibility of placing the property into production and producing beryllium or other metals. It analyzes the estimated quantity and quality of the mineralization discovered during the exploration stage, presents estimates of the cost of mining and processing the material and compares that to the estimated sales price of the finished product. If we advance to such a stage, we expect that this study would be conducted by one or more independent engineering firms on our behalf.

Property Holding Costs.  In addition to expenses expected to be incurred in connection with our exploration activities, we will be required to pay property maintenance and holding costs for the next two years. These costs are currently estimated at $500,000 and include the following items:

(i)                                     Annual fees of $125 per claim per year to maintain federal mining claims;

(ii)                                  Annual lease payments for state leases and the minimum annual royalty of $12,000 for the Sullivan Lease; and

(iii)                               Fees for the services of experts retained to assist us with staking additional claims.

Corporate Overhead.  Included in our plan of operation are the expenses of overseeing our business and paying other general and administrative expenses. These expenses primarily include salaries and other compensation, the reporting costs associated with being a public company, rent and travel. We currently estimate these expenses at $30,000 per month, based on existing commitments and expectations. We expect these expenses will be paid from the proceeds of this offering and future equity offerings, if necessary, until such time, if ever, we are successful in putting our project into production or selling our properties to a major mining company.

Liquidity and Capital Resources

March 31, 2009.  At March 31, 2009, we had a working capital deficit of $99,973, consisting of current assets of $392,155 and current liabilities of $492,128.  Excluding the non-cash derivative instrument liability of $343,467 at March 31, 2009, our working capital totaled $243,494 at that date.  Substantially all of our current assets at March 31, 2009 consisted of cash, representing the remaining proceeds from our seed capital financing completed in 2007. Our current liabilities at March 31, 2009 consisted of accounts payable, accrued liabilities and derivative instruments pertaining to our outstanding stock options.  The derivative instruments are non-cash liabilities.

Effective January 1, 2009, we implemented derivative instrument accounting in connection with stock options outstanding at that date.  We believe such accounting is required by applicable accounting principles since the exercise price of the options is denominated in a currency other than our reporting currency.  As such, we determined the stock options to be derivative instruments and, as of March 31, 2009, reclassified the estimated fair value of these derivative instruments from shareholders’ equity to a short term liability.  The estimated fair value of the stock options is adjusted at the end of each reporting period and any difference from the prior period is added or charged to operations.  At March 31, 2009, this resulted in a current liability of $343,467.  At such time as the options are settled by issuance of the underlying common stock or the options expire in accordance with their terms, any remaining derivative liability balance would be reclassified into shareholders’ equity.

Since we are a newly-formed entity with limited assets, our borrowing ability is very limited. Therefore, in order to pursue our business plan as described above under “Plan of Operation”, we are pursuing financing from our initial public offering. Our capital requirements for the foreseeable future are described above under “Plan of Operation.”

During the three months ended March 31, 2009, we used $138,190 in cash in our operating activities.  This amount represents our net loss for the first quarter of the year of $125,795, decreased by non-cash expenses such as stock-based compensation and changes in operating assets and liabilities in the aggregate amount of $3,864.  The cash used in our operating activities during the first quarter of 2009 represented all of the cash that we spent during that time.

Even with the proceeds of this offering, our longer term ability to carry out our business plan is dependent on our ability to achieve profitable operations or to obtain additional financing. Due to the fact that we are an exploration stage company, have no established source of revenue and are dependent on receipt of additional financing, our independent accountants have raised substantial doubt about our ability to continue as a going concern. See “RISK FACTORS”.

December 31, 2008.  At December 31, 2008, we had working capital of $377,820, consisting of current assets of $527,697 and current liabilities of $149,877. Our current assets consisted primarily of cash.

During the year ended December 31, 2008, our cash decreased by $1,921,150 as a result of our operating and investment activities.  Operating expenses totaled $2,270,225, which, reduced by non-cash expenses such as stock-based compensation, accretion of asset retirement obligations, amortization of equipment, write off of deferral costs, and changes in assets and liabilities, resulted in $1,810,750 of net cash used in operating activities.  Cash used in investing activities totaled $110,400 resulting solely from the purchase of mineral rights.  The $2,270,225 of operating expenses represented our net loss for the year.

December 31, 2007.  At December 31, 2007, we had working capital of $2,323,324, consisting of current assets of $2,465,266 and current liabilities of $141,942. Our current assets consisted primarily of cash.

During the year ended December 31, 2007, our cash increased by $2,348,035, primarily representing the proceeds of the seed capital financing completed in the fourth quarter of that year. In that financing, we issued an aggregate of 13,895,000 shares of our common stock at a price of Cdn$0.20 ($0.21) each for gross proceeds of Cdn$2,779,000 ($2,923,434). Cash issuance costs, primarily including a finder’s fee, totaled $118,026. The proceeds of that financing have provided substantially all of our working capital since inception.

The increase in cash from our financing activities was offset by cash used in operations of $463,730.  The cash related to our net loss for the year of $758,640 was partially reduced by non-cash items such as stock-based compensation of

$159,900, stock issued for services with an estimated value of $60,102 and an increase in accounts payable and accrued liabilities of $71,210, among others.  We expect that our operations will continue to consume cash until such time, if ever, we are successful in placing one or more of our properties into production.

Tabular Disclosure of Contractual Obligations

The following table summarizes our obligations and commitments as of December 31, 2008 to make future payments under certain contracts, aggregated by category of obligation, for the specified time periods:

	Payments due by period
Contractual Obligations	Total		Less than 1 year	1-3 years	4-5 years	More than 5 years
Purchase Obligations(1)	$420,000		$210,000	$210,000	$—	$—
Asset Retirement Obligations	12,506	(2)		—	—	—
Total	$432,506		$210,000	$210,000	$—	$—

(1)                                  Represents amounts due to David Tognoni, our President and Chief Executive Officer, under his employment agreement with our Company.

(2)                                  We are unable to predict when these obligations will mature, since they depend on our exploration efforts in the future.

Results of Operations

Three months ended March 31, 2009 and  2008.  For the three months ended March 31, 2009, we realized a net loss of $125,795 (March 31, 2008: $337,065), or $0.00 per share (March 31, 2008: $0.01 per share), on no revenue. Since we are an exploration company, we do not expect to receive revenue from operations until such time, if ever, we identify sufficient mineralized material to justify placing our property into production.

The majority of our expenses during the first quarter of 2009 were general and administrative in nature, as we have not commenced significant exploration activities.  We expect that situation to continue until such time as the offering described in this prospectus is completed.  The most significant of our general and administrative expenses include $36,056 of management salaries and consulting fees, $22,960 of geological consulting fees, $21,335 of office and general expenses and $28,973 in professional fees.  Exploration costs, such as drilling, will be expensed as incurred until such time, if ever, that we demonstrate the economic viability of our property. If and when we can demonstrate the economic viability of our property, exploration costs would be characterized as development costs and capitalized rather than expensed.

Year Ended December 31, 2008.  For the year ended December 31, 2008, we realized a net loss of $2,270,225, or $0.08 per share, on no revenue.  We remained in the exploration stage for accounting purposes.

The most significant expenses during 2008 included finance costs, consulting fees, license and permit fees and share based payments.  Finance costs of $571,335 were the result of a write-off of costs associated with our unsuccessful IPO efforts in 2007 and 2008.  Consulting fees in the amount of $269,204 are associated with the engagement of geological consultants to assist in exploration analysis and planning.  License and permit fees were related to our efforts to permit the New Mexico Beryllium Project for exploration.  Share based payments resulted from relevant accounting rules applicable to equity issued to employees and consultants, prorated to the applicable service period.

Year Ended December 31, 2007.  For the year ended December 31, 2007, we realized a net loss of $758,640, or $0.06 per share, on no revenue. GWE, like BE, was in the exploration stage and had no revenue from operations.

The most significant expenses during 2007 included professional fees and share based payments. Professional fees primarily entail legal fees and were related to the Acquisition.

Critical Accounting Policies

The following are the accounting policies used in the preparation of our consolidated financial statements that we consider significant.

Mineral Rights and Exploration Property Costs

Mineral rights include the cost of obtaining unpatented mining claims and the cost of acquisition of properties.  Significant payments related to the acquisition of land and mineral rights are capitalized as tangible assets.  If a mineable ore body is discovered, such costs are amortized when production begins using the units-of-production method based on proven and probable reserves.  If no mineable ore body is discovered or such rights are otherwise determined to have no value, such costs are expensed in the period in which it is determined the property has no future economic value.

When mineral properties are acquired under option agreements with future acquisition payments to be made at the sole discretion of the Company, those future payments, whether in cash or shares, are recorded only when the Company has made or is obliged to make the payment or issue the shares.

The Company expenses all costs related to the maintenance, development and exploration of mineral interests prior to the establishment of proven and probable reserves.  As at December 31, 2008 and 2007, the Company had not established any proven or probable reserves.

Share-Based Payments

The Company issues stock options to employees and consultants in connection with various business activities. These are accounted for in accordance with the provisions of SFAS 123R “Share-Based Payments” and Emerging Issues Task Force Abstract No. 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services” as well as other authoritative accounting pronouncements. The Company is required to make estimates of the fair value of the related instruments and recognize expenses over the period benefited, usually the vesting period.

Asset Retirement Obligations

The fair values of asset retirement obligations are recorded as liabilities on a discounted basis when they are incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset unless the asset has been previously charged to operations, in which case the amount is expensed. Over time, the liabilities will be accreted for the change in their present value and the initial capitalized costs will be depleted and amortized over the useful lives of the related assets.

Income Taxes

The Company uses the liability method of tax allocation to account for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and are measured using tax rates enacted at the balance sheet date. The effect of changes in income tax rates on future income tax assets and liabilities is recognized in income in the period that the changes are enacted. When the future realization of deferred tax assets does not meet the test of being more likely than not to occur, a valuation allowance in the amount of the potential future benefit is taken.

In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a minimum recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition for tax related positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this interpretation did not have a material impact on the Company’s results of operations or financial position. As such, the Company has not recorded any liabilities for uncertain tax positions or any related interest and penalties.

As a limited liability company, GWE’s taxable income or loss was allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for income taxes has been included in the financial statements for the periods prior to the Acquisition.

Issue Costs

Direct costs associated with the issuance of the Company’s common shares and offering of GWE’s units prior to the Acquisition including professional fees, selling expenses, and administrative costs relating to broker-dealer relationships are reflected as a reduction of shareholders’ equity.

Foreign Currency Translation

The functional currency of the Company is the U.S. dollar. Certain monetary assets and liabilities of the Company denominated in Canadian dollars are re-measured into U.S. dollars at exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are re-measured at historical exchange rates, unless such items are carried at market, in which case they are translated at the exchange rates in effect on the balance sheet date. Revenues and expenses are re-measured at rates approximating the exchange rates in effect at the time of the transaction.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the valuation of stock-based compensation, mineral rights, asset retirement obligations and future tax assets and liabilities. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in operations in the period in which they become known.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115” (SFAS 159). SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected, in earnings at each subsequent reporting date. The statement is expected to expand the use of fair value measurement. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, and is applicable beginning in the first quarter of fiscal 2008. The adoption of SFAS 159 did not have a material impact on the Company’s financial condition or results of operations as at and for the period ended March 31, 2009.

Recent Accounting Policy Pronouncements

In September 2006, FASB issued Statement of Financial Accounting Standards No. 157—Fair Value Measurements, or SFAS 157. This standard establishes a framework for measuring fair value and expands disclosures about fair value measurement of a company’s assets and liabilities and requires that the fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. It also establishes a fair value hierarchy about the assumptions used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS-157-2, “Effective Date of FASB Statement No. 157.” FSP No. FAS 157-2 delays the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually), to fiscal year beginning after November 15, 2008, and interim periods within those fiscal years. The adoption of SFAS No. 157 is not expected to have a material impact on the Company’s financial condition or results of operations.

In December 2007, the FASB issued Statement No. 141 (revised 2007) (“SFAS 141(R)”), “Business Combinations.” SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. SFAS No. 141(R) also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008. This standard will change the Company’s accounting treatment for business combinations, if any, on a prospective basis.

In December 2007, the FASB issued Statement No. 160 “Non-controlling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent’s ownership interest, and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. SFAS No. 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008.  The adoption of SFAS 160 is not expected to have a material impact on the Company’s financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (“SFAS 161”).  SFAS 161 gives financial statement users better information about the reporting entity’s hedges by requiring qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of and gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions.  SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early application is encouraged.

In April 2008, the FASB issued FASB Staff Position No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Based on current operations, the Company does not expect that the adoption of FSP 142-3 will have a material impact on its financial position or results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with U.S. generally accepted accounting principles.  SFAS 162 is effective 60 days following the United States Securities and Exchange Commission’s (the “SEC”) approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of SFAS 162 is not expected to have a material effect on the Company’s financial statements.

In June 2008, the Emerging Issues Task Force (“EITF”) reached consensus on Issue No. 07-5, Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock (“EITF 07-5”).  EITF 07-5 provides guidance for instruments (including options or warrants on a company’s shares, forward contracts on a company’s shares, and convertible debt instruments and convertible preferred stock) that may contain contract terms that call into question whether the instrument or embedded feature is indexed to the entity’s own stock.  EITF 07-5 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008.  The Company adopted the recommendations of EITF 07-05 on January 1, 2009.  As of March 31, 2009, the Company had 3,560,000 options outstanding exercisable at Cdn$0.25 per share and the Company has made a reclassification of these options from equity to liabilities.

BUSINESS OF THE COMPANY

Our History

BE Resources Inc. was incorporated under the laws of the State of Colorado on August 8, 2007. On September 11, 2007, we filed Articles of Amendment with the Secretary of State of Colorado in order to more closely align a provision pertaining to conflicts of interest to the provisions of the Colorado Business Corporation Act and on July 3, 2008, we filed Articles of Amendment to remove restrictions on transfer of our common stock. Our head office address is 107 Hackney Circle, Elephant Butte, New Mexico 87935. Our registered and records office address is 1700 Broadway, Suite 2100, Denver, Colorado 80290.

We are a mineral exploration company engaged in the exploration and evaluation of mineral exploration properties in the State of New Mexico. We were formed primarily to evaluate the grade and tonnage of beryllium in the New Mexico Beryllium Project. Additional claims may be staked in the vicinity of the New Mexico Beryllium Project to the extent determined to be advantageous to do so.

On October 1, 2007, we acquired a 100% interest in the Acquired Property, which, together with 690 additional lode claims subsequently staked by us in May 2008 is referred to in this prospectus as the New Mexico Beryllium Project, and related technical data and assets, in exchange for the issuance by us of 10 million shares of common stock and a 20% net profit royalty interest in the Acquired Property and a three mile area of interest from the outside boundary of each lease and claim comprising the Acquired Property (which the New Mexico Beryllium Project falls within). Of that payment,

9.4 million shares of our common stock and 15.98% of the net profit royalty interest were issued to GWE. The remaining 600,000 shares of common stock were issued to former owners of a minority interest in the Acquired Property and 4.02% of the net profit royalty interest was issued to those former holders and an individual at the direction of GWE. See “Property Description and Tenure” below for a more detailed discussion of our property and associated royalty interests.  In May 2009, the net profit royalty interest in the Acquired Property was reduced to 10% in the aggregate in consideration of our agreement to pursue this offering.

The Acquired Property is comprised of the Sullivan Lease in the Warm Springs area, three State Leases and 133 Claims located in Socorro County and Sierra County, New Mexico. Such leases and claims cover an area of approximately 33,488 acres. Of the 133 claims included in the Acquired Property, 1 claim is located next to the Sullivan Lease and the remaining 132 claims comprise part of the outlying hydrothermal area.

David Q. Tognoni first acquired a lease from Kenneth A. Sullivan and Cherrill L. Sullivan, as lessors, in 1998. In 2001, Mr. Tognoni and others formed a company called The Beryllium Group, LLC under the laws of Arizona, which completed 14 drill holes in 2001 and 2002. The members of The Beryllium Group, LLC that provided the funding for the drilling were collectively given a two-thirds interest in the lease by Mr. Tognoni. The Beryllium Group, LLC was dissolved in 2002 and the lease with the Sullivans was terminated in January 2003.

Mr. Tognoni entered into a new lease (the Sullivan Lease) with the Sullivans as lessors on January 2, 2004. Mr. Tognoni together with others formed GWE in February 2004 and Mr. Tognoni assigned the lessee’s interest under the Sullivan Lease to GWE on February 3, 2004.

On November 1, 2004, GWE entered into an agreement with South West Exploration, LLC and its members, each of whom were formerly members of The Beryllium Group, LLC, under which agreement GWE granted to South West a 6% interest in any mineral deposits discovered and developed in certain lands which included the lands covered by the Sullivan Lease. The interest was granted to South West as compensation for the financial contribution made to the exploration of the property by its members while they were members of the Beryllium Group. The arrangement with South West was amended on July 3, 2007 to provide for a 4% interest in any mineral deposits discovered and developed by GWE in 12 named townships in New Mexico, which townships include the entirety of the current boundaries of the New Mexico Beryllium Project and beyond.

On June 26, 2007, GWE entered into an agreement with Bethany Resources, LLC and its members, being four of the locators of the placer claims forming part of the Acquired Property, under which agreement GWE granted to Bethany a 2% interest in any mineral deposits discovered and developed anywhere in the 12 townships.

In order to facilitate the ability of GWE to be able to convey a 100% interest in the Acquired Property to BE, each of South West and Bethany entered into an agreement with GWE as of October 1, 2007 under which each agreed to release all of its interest in any mineral deposit discovered and developed by GWE located in the 12 townships. In exchange, an aggregate of 600,000 shares of common stock of BE (out of the 10 million shares of common stock of BE issuable to GWE under the Acquisition) were issued to South West and Bethany at the direction of GWE and 4.02% of the net profit royalty interest (out of the 20% net profit royalty interest originally to be granted to GWE under the Acquisition) were granted to South West, Bethany and an individual at the direction of GWE.  The 4.02% net profit royalty interest was reduced to 2.01% in May 2009, in consideration of our agreement to pursue this offering.  Southwest and Bethany may be considered “affiliates” of our company by virtue of the fact that one of our directors is the manager and a member of both entities. The individual who received the net profits royalty interest is Stewart Jackson, who received that interest for geologic consulting services rendered to the Company. Mr. Jackson is now the beneficial owner of less than 5% of our common stock.

In addition to Warm Springs, we are studying the rest of our land position in the area.

Overview of the Beryllium Market

Beryllium is a lightweight metal possessing unique mechanical and thermal properties. Its specific stiffness is much greater than other engineered structured materials such as steel. The physical and mechanical properties of beryllium include high stiffness-to-weight and strength-to-weight ratios, stability over a broad range of temperatures, resistance to corrosion and fatigue, excellent electric conductivity and one of the highest melting points of all light metals. Despite the superior properties of beryllium, substitute products are often used instead of beryllium due to its high price and health risks associated with beryllium exposure that can lead to higher manufacturing costs. Beryllium is used in high precision components where lower grade materials are not considered reliable alternatives.

Beryllium products, in the form of foil, rods, bars, sheets, tubes and a variety of other shapes, are used in a variety of high performance applications in the following industries:

•                  Defense and Aerospace

(a)                                  Airborne electronics, including guidance and navigation systems and forward-looking infrared systems;

(b)                                 Rocket parts, such as heat shields, landing-gear bushings and bearings, brakes and thermal coating;

(c)                                  Communications and weather satellites;

(d)                                 Space telescopes; and

(e)                                  Missile systems, nuclear weapon components, electro-optical targeting and infrared countermeasure devices and radar systems.

•                  Medical and Scientific Equipment

(a)                                  X-ray tube windows for mammography and for radiation detectors; and

(b)                                 Pacemakers, laser bores, dental plates and optical scanning equipment.

•                  Electronics

(a)                                  Acoustic speakers and iPods;

(b)                                 Wired and wireless communications, such as cell phones and pagers; and

(c)                                  Computer parts, digital and analog modems, and microcircuits.

•                  Industrial

(a)                                  Fire extinguisher sprinkler heads;

(b)                                 Non-sparking tools and electrical contacts; and

(c)                                  Die casting, plastic injection molding dies, thermal castings and welding electrodes.

•                  Automotive

(a)                                  Air bag sensors, anti-lock brakes, electric windows and door locks; and

(b)                                 Ignition control systems.

•                  Oil and Gas

(a)                                  Oil exploration equipment.

Only two beryllium minerals are commercially important: bertrandite, which contains less than 1% beryllium (and approximately 40% of beryllium oxide or BeO) and is the principal beryllium mineral mined in the United States, and beryl which contains about 4% beryllium and is the principal beryllium mineral mined outside of the United States. According to the U.S. Department of the Interior’s 2006 Minerals Yearbook, which we refer to as the Yearbook, the United States is one of only three countries known to process beryllium ores and concentrates into beryllium products. A subsidiary of Brush Engineered Materials Inc. produces beryllium hydroxide from bertrandite mined from open pit mines in the Spor Mountain area of Utah and from purchased beryl ore. The beryllium hydroxide is used as a raw material to make beryllium-copper master alloy, beryllium metal or beryllium oxide.

According to the Yearbook, beryl is frequently stockpiled for later processing. China is thought to be a significant producer, but does not report its beryl production. As a result, world production and the U.S. share of world production have a high degree of uncertainty. According to the Yearbook, the United States accounted for 85% of estimated world production.

Large quantities of beryllium are imported and exported annually on the world market. Since no public market and thus no spot or futures market exists for beryllium trading, beryllium is priced based on the transaction price of private contracts. Thus, the price largely reflects the operating expenses, supply and demand of beryllium at the time it is being sold. Current beryllium price information is not readily available. The most recent report on beryllium prices by the United States Geological Service discloses the year-end average price from 1947 to 1998. This report indicates that the price of beryllium rose from $269 per pound in 1990 to $385 per pound in 1998. However, the report states that these figures may not reflect true transaction prices as they represent the price of the high-end/high-purity form of beryllium.

The U.S. Department of Health and Human Services and the International Agency for Research on Cancer have reported that beryllium is a human carcinogen. Beryllium exposure increases the risk of developing chronic beryllium disease (“CBD”) and significantly elevated risks of lung cancer. The amount or length of exposure to beryllium necessary to cause a specific individual to develop CBD is not known. Exposure to beryllium dust through skin contact increases the risk of skin disease. As a result of the health risks, the U.S. Environmental Protection Agency and U.S. Occupational Safety and Health Administration issue standards for exposure to beryllium. However, beryllium is a ubiquitous element in the environment and poses a limited health risk to the general public. Consumer products, such as cell phones, either have a beryllium- containing part that is not easily accessible for ingestion or skin contact, or the part contains beryllium in its solid form, which poses no particular health risk. Beryllium present in the air poses a low risk because air levels of beryllium are normally very low. Beryllium present in food and water is unlikely to result in a beryllium-related health condition as more than 99% of swallowed beryllium leaves the body within a few days. People who are at the greatest risk of developing a beryllium-related health condition are those that may be exposed to higher levels of beryllium by working in, or living near, industries that use beryllium, and those living near uncontrolled hazardous waste sites.

New Mexico Beryllium Project

The New Mexico Beryllium Project consists of the Company’s interest in Socorro County and Sierra County, New Mexico described in this prospectus as the Warm Springs area and the outlying hydrothermal areas. The New Mexico Beryllium Project covers an area of approximately 33,488 acres and is comprised of a private lease, state leases and unpatented mining claims.

Unpatented mining claims comprise the vast majority of the project, covering 32,040 acres or roughly 96% of the total acreage of the New Mexico Beryllium Project. Unpatented mining claims are governed by the General Mining Law of 1872 (“General Mining Law”) as amended, 30 U.S.C. §§ 21-161 (various sections), which allows the location of mining claims on public domain lands of the United States upon the discovery of a valuable mineral deposit and proper compliance with claim location requirements. A valid mining claim provides the holder with the right to conduct mining operations for the removal of locatable minerals, subject to compliance with the General Mining Law and New Mexico state law governing the staking and registration of mining claims, as well as compliance with various federal, state, and local exploration, operating, and environmental laws, regulations, and ordinances.

As the owner of the unpatented mining claims, we have the right to conduct mining operations on the lands, subject to the prior procurement of required exploration and operating permits and approvals, compliance with the terms and conditions of the claims, and compliance with applicable federal, state, and local laws, regulation and ordinances. Historically, the owner of an unpatented mining claim could, upon strict compliance with legal requirements, file a patent application to obtain full fee title to the surface and mineral rights with the claim; however, continuing Congressional moratoriums have precluded new mining claim patent applications since 1993.

As discussed below, our unpatented mining claims consist of lode claims and association placer claims. Lode claims are mining claims located on a classic vein, ledge, or other rock in place between definite walls. A lode claim is located by metes and bounds. The maximum length of a lode claim is 1,500 feet by 600 feet. Association placer claims are mining claims located upon sand or gravel. Association placer claims are located by legal subdivision and can be located up to a maximum 160 contiguous acres.

The following disclosure more fully discusses our specific mineral property interests comprising the New Mexico Beryllium Project and has been derived from various agreements to which the Company is a party, together with the Technical Report dated June 5, 2009 prepared by Fred Brown, CPG, Pr. Sci. Nat., and Tracy Armstrong, P.Geo., of P&E Mining Consultants Inc., each an independent qualified person within the meaning of National Instrument 43-101—

Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators (“NI 43-101”). NI 43-101 is designed to implement standards of disclosure for mineral properties of companies subject to the jurisdiction of the Canadian Securities Administrators.

Cautionary Note to U.S. Investors:  National Instrument 43-101 is promulgated under Canadian laws and regulations and uses definitions and standards that differ from those in the SEC’s Industry Guide 7 regarding disclosure on mineral properties.  Accordingly, information contained in reports prepared pursuant to NI 43-101 containing descriptions of the Company’s mineralization may not be comparable to similar information that the Company can disclose in the reports it files with the SEC pursuant to the requirements of United States federal securities laws and the rules and regulations thereunder.

The Technical Report is available for inspection and review during normal business hours at our registered and records office throughout the period of distribution of securities under this prospectus and will be filed on SEDAR at www.sedar.com.

Property Description and Tenure

Warm Springs Area

The Warm Springs area consists of 680 acres located in Socorro County, New Mexico, U.S.A. The vast majority of this area, 520 acres, is privately owned by the Sullivan family and leased to us under the Sullivan Lease dated January 2, 2004. We became the lease holder under the Sullivan Lease and certain New Mexico State mining leases and the owner of various lode and association placer claims on October 1, 2007 in connection with the Acquisition from GWE. On April 9, 2008, we executed an amendment to the Sullivan Lease in order to clarify certain provisions of the lease relating to the property description, term, and conduct of operations.

The Sullivan Lease is described as:

All of Special Section 2, and access through the East 1/2 of Special Section 4, Township 8 South, Range 7 West, save and except that portion of the Real Estate conveyed previously to Commissioners of the Acequia de Canada Alamosa of Sierra County, New Mexico.

The geographic coordinates of the Sullivan Lease are:

Northwest Corner		Northeast Corner
Latitude:	33.5683	Latitude:	33.5676
Longitude:	–107.6091	Longitude:	–107.5919

Southwest Corner		Southeast Corner
Latitude:	33.5562	Latitude:	33.5569
Longitude:	–107.6087	Longitude:	–107.5919

The Sullivan Lease provides us with the ability to conduct mining exploration and operations with respect to all minerals, including beryllium, in the Warm Springs area of the New Mexico Beryllium Project. The surface and water rights on the Warm Springs area are also owned by the Sullivan family and the Sullivan Lease allows us water rights and surface access to the leased property as necessary for mining and milling operations. In exchange, we are required to pay a gross production royalty to the Sullivans equal to 4% of the annual proceeds from the sale or disposition of minerals, metals and materials obtained from the leased property, and from any claims or leases we acquire within a one mile area of interest from the perimeter of the leased property, in the minimum amount of $12,000 per year. The $12,000 minimum annual gross production royalty payment is due on January 1st of each year for the balance of the lease.

In addition to the royalty, we are also obligated to pay all real property taxes assessed on the leased property, provide accountings to the Sullivan family with respect to monies received from the sale or disposition of ore from the leased property, purchase and maintain commercial general liability insurance, conduct our operations in a workmanlike manner, and protect the leased property from liens which result from our activities on the leased property. If we fail to satisfy any of these obligations under the Sullivan Lease, then we would be in breach of the lease, and the Sullivan family could, after providing notice to us and an opportunity to cure the defect, elect to terminate the Sullivan Lease. The Sullivan Lease provides for a term of 20 years and so long thereafter as we continue to make the annual gross production royalty payments and fulfill our other obligations under the Sullivan Lease.

We hold our interest in the remaining 160 acres of the Warm Springs area under an unpatented mining claim known as Bertrandite claim #45 which we acquired as part of the 133 unpatented mining claims in the Acquisition from GWE. This is an association placer claim situated to the south of the area covered by the Sullivan Lease. We acquired this claim in October 2007 as part of our Acquisition from GWE.

Outlying Hydrothermal Areas

The outlying hydrothermal areas consist of three state mining leases and 822 unpatented mining claims located in Socorro County and Sierra County, New Mexico. The outlying hydrothermal areas lie to the south and east of the Warm Springs area and total approximately 32,808 acres. We acquired the three state leases and 132 of the unpatented mining claims via our Acquisition transaction with GWE. We staked the additional 690 unpatented mining claims in May 2008.

The three state leases are comprised of State of New Mexico Mineral Lease Numbers HG 0059, HG 0060, and HG 0061 (collectively, the “State Leases”). The assignments from GWE to our Company were filed with, and approved by, the New Mexico Commissioner of Public Lands on September 6, 2007.

The State Leases cover an area of approximately 928 acres located in Socorro County, New Mexico as follows:

Mineral Lease No.	Subdivision	Section	Township	Range	Acres
HG 0059	NW4NW4, S2NW4, NW4SW4	15	9S	8W	160
HG 0060	ALL	16	9S	8W	640
HG 0061	Lots 7,8,9	17	9S	8W	127.9

The State Leases provide us with the ability to conduct exploration and mining operations to remove and process beryllium and associated minerals from the leased property. Each State Lease has a primary term of three years and requires an annual rental payment of $1.00 per acre. The term of each State Lease extends in perpetuity so long as minerals are produced or mined in paying quantities. The term can also be extended in the absence of mineral production for a secondary term of 2 years with an annual rent of $10.00 per acre, a tertiary term of 5 years with an annual rent of $3.00 per acre, and a quaternary term of 5 years with an annual rent of $10.00 in year 11 increasing by $10.00 per acre, per year to $50.00 per acre, per year in year 15. The State Leases also require us to pay the State of New Mexico royalties in the amount of 2% of the gross returns from minerals produced from the property less the actual and reasonable transportation and smelting or reduction costs, up to 50% of the gross returns.

The 132 unpatented mining claims we acquired from GWE cover an area of approximately 18,080 acres and consist of the following 20 lode claims and 112 association placer claims:

Claim	Type	County	Acres
Bert #1-12	Lode	Socorro	240
Special Clay #100-107	Lode	Socorro	160
Bertrandite #34, 35, 54	Association Placer	Sierra	480
Berts Clay #92, 93	Association Placer	Sierra	320
Bertrandite #9-12, 15, 18, 21, 22, 25, 26, 29-31, 39, 41, 56-59, 64	Association Placer	Socorro	2,960
Berts Clay #1-11, 13-19, 21-31, 33-40, 42-91	Association Placer	Socorro	13,920

Some of these claims are located on property where both the surface estate and mineral estate are owned by the Federal Bureau of Land Management, which we refer to as the BLM, while other claims are located on property where the surface estate and mineral estate are separately owned. In the latter case, the surface estate has been transferred to private parties while ownership of the mineral estate, which serves as the basis for our claims, has been retained by the BLM. In either event, we believe we have the right to access the surface as necessary to conduct our exploration and mining operations on all 132 of these unpatented mining claims. However, with respect to the claims which are located on property where the surface and mineral estate are separately owned, we may elect to negotiate agreements with the private surface owners in order to more clearly define our rights and responsibilities concerning our exploration, mining, and reclamation activities.

In 2008, we staked the following additional 690 lode claims totaling approximately 13,800 acres:

Claim	Type	County	Acres
BU #7-26, 39-58, 65-204, 207-689, 691-693, 695-701, 703-705, 707-709, 711-716	Lode	Socorro	13,680
BU #690, 694, 698, 702, 706, 710	Lode	Sierra/Socorro	120

The BLM owns the surface and mineral estate with respect to these 690 lode claims. As part of our claims, we have the right to access the surface of such property to the extent necessary to conduct our exploration and mining operations on all 690 of these unpatented mining claims.

In order to maintain the unpatented claims on the Warm Springs area and the outlying hydrothermal areas, we are required to pay an annual maintenance fee of $125 to the BLM on or before August 31st of each calendar year, which may be adjusted annually. We are also required to make various filings with state and federal agencies. We are not required to pay royalty payments to the BLM from mining production on any of the unpatented claims.

In addition to royalty payments that may become due to the Sullivan family pursuant to the Sullivan Lease and the State of New Mexico pursuant to State Leases, we are also required to pay a 10% net profits royalty interest to various former owners of our properties and an additional 1% gross profit royalty interest to David Q. Tognoni, our president and chief executive officer. Should payments become due under these royalty interests, such payments are calculated and payable on a quarterly basis.

The net profits royalty interests require us to pay 10% of our net profits from mineral production from the Sullivan Lease, the State Leases, and the 133 unpatented mining claims acquired from GWE as well as from all mineral production from a three mile area of interest around the outside boundary of the Sullivan Lease, the State Leases, and the 133 unpatented mining claims acquired from GWE. The 690 lode claims that we staked in 2008 are located within the three mile area of interest and therefore are subject to the net profits royalty interests, as well as the gross profits royalty interest discussed below. Net profits are determined by subtracting gross royalty payments, marketing costs, distribution costs, operating costs, taxes, interest, capital costs, and exploration costs from revenue generated from mineral production.

The gross profits royalty interest requires us to pay 1% of our gross profits from mineral production from the Sullivan Lease, the State Leases, and the 133 unpatented mining claims acquired from GWE as well as from all mineral production from a three mile area of interest around the outside boundary of the Sullivan Lease, the State Leases, and the 133 unpatented mining claims acquired from GWE. Gross profits are determined by subtracting marketing costs, distribution costs, taxes, and royalty payments (excluding the 10% net profit royalty interest granted to GWE and others) from revenue generated from mineral production.

Warm Springs property location map

Accessibility, Climate, Local Resources, Infrastructure and Physiography

Accessibility

The Warm Springs property is located approximately 50 miles northwest of the community of Elephant Butte, New Mexico. From Elephant Butte travel is along the paved portion of state highway NM52 for 41 miles. The remaining nine miles are along the well-maintained unpaved portion of state highway NM52 to the Warm Springs property entrance. Property access is along seasonal four-wheel drive tracks.

Climate

The Warm Springs property is located in a semi-arid, high-desert climate approximately twenty miles north of Chloride/Winston, New Mexico. Chloride/Winston has an average annual temperature range between 18° F in January and 55° F in July. Average annual precipitation is 13 inches, and average annual snowfall is 11 inches.

Local Resources and Infrastructure

The Warm Springs property is currently undeveloped except for seasonal dirt access roads. However, the property is well situated with regard to surrounding infrastructure, with a power line crossing highway NM52 within seven miles of the property. Water in the area is typically sourced from local wells. New Mexico is home to a developed mineral industry, producing coal, uranium, silver, manganese, potash, salt, perlite, copper ore and tin concentrates. The nearby town of Elephant Butte is a small residential community with a population of approximately 1,300 serviced by a modern municipal airport. Albuquerque, a major urban center, lies approximately 170 miles to the north-northeast of the Warm Springs property, and the New Mexico Institute of Mining and Technology is located in nearby Socorro, New Mexico.

Physiography

The Warm Springs property lies in the foothills of the northern Sierra Cuchillo Mountains, just south of Monticello Canyon and north of Iron Mountain. Maximum local elevation is approximately 6,600 feet, with a vertical relief of 400 feet. Intermittent seasonal stream channels drain the property. Local vegetation is typical of semi-arid regions and includes juniper, cedar and pinion.

History

The Warm Springs property lies on the northern-most limit of the Church Rock mining district, which also encompasses numerous beryllium and tungsten deposits at Iron Mountain. Beryllium mineralization at Warm Springs was first reported by M. Howard Milligan in November 1961.

Eighteen exploration drill holes were completed in the 1960’s as part of a USBM project investigating mineralization in the northern Cuchillo Mountains. Drilling was centered on a bertrandite mineralized outcrop. Samples from seven trenches were also taken. The overall drilling depth was limited by the water table. Six drill holes penetrated the surface mineralization and intersected additional mineralization at depth. The deposit was also examined by the USBM with a portable beryllium detector, and additional samples were taken from shallow trenches in the bertrandite mineralized outcrop.

Subsequent to the USBM project, a reexamination of the property was completed by Hillard (1969), who mapped a thick sequence of andesitic and latitic flows. Later sampling of non-magnetic concentrates in stream sediments yielded anomalous values of lead, molybdenum, zinc and copper.

No original source records of the sampling program or the USBM investigation were available for the Technical Report, except for information contained in Hillard (1969) and Meeves (1966). The location of the USBM drill holes and trenches were not able to be verified in the field by the authors of the Technical Report. The accuracy and validity of the historical results were therefore not established by the authors of the Technical Report.

A total of fourteen exploratory RC drill holes for a total of 7,576 feet were completed in 2001 and 2002 in the general vicinity of the bertrandite mineralized outcrop located by the USBM program. The Beryllium Group, LLC was in control of the project from 2001 to 2002. GWE was in control of the project from February 2004 to October 1, 2007. BE has been in control of the property since October 1, 2007.

The initial six drill holes were completed and the remaining eight drill holes were sealed with a concrete plug with the exception of BE20 and BE25, which were left as water wells for the property owner. All drilling was done with a reverse circulation air-rig with six-inch down-the-hole hammer and tri-cone bit as required. Drill hole collar locations were determined by Mr. David Tognoni using a Magellan SporTrak Pro handheld GPS unit. No drill hole surveys were undertaken.

Geological Setting

General

P&E Mining Consultants Inc. have not undertaken any independent geological investigations of the area. The description that follows is taken primarily from public domain material.

Regional Geology

The Warm Springs property lies within the eastern edge of the Datil-Mogollon volcanic field of southern New Mexico. The volcanic field consists of mafic to silicic extrusive units of Tertiary age and Quaternary basalts. The volcanic field is cut along its eastern margin by multiple north-striking normal faults which formed a series of eastward-tilted fault blocks in the Sierra Cuchillo. The Datil-Mogollon volcanic field is bordered on the east by the Rio Grande rift, where a series of rhyolitic ash-flow tuffs have been exposed. Beneath the ash-flow tuffs are latite conglomerates, mud-flow deposits and sandstones representing the alluvial apron which surrounded the Datil-Mogollon field prior to its ignimbrite climax. The base of the volcanic pile rests unconformably upon rocks ranging from late Eocene to Precambrian in age. Much of the area lies on the northeast flank of a major Laramide uplift from which the Mesozoic rocks were stripped by early Tertiary erosion. Basal volcanic rocks resting upon late Paleozoic limestones, quartzites, or shales on the uplift lap off the structure onto Eocene arkosic sediments which overlie Cretaceous sandstones and shales. Locally, Precambrian rocks generally consist of low-grade metasedimentary rocks, metavolcanic rocks, and intrusive rocks ranging from large granitic plutons to gabbroic stocks and diabase dikes.

Property Geology

Hillard (1969) identified several lithologies in the Warm Springs property area. Arranged in approximate stratigraphic order these are: gravel, dikes, flow-banded rhyolite, rhyolite, massive rhyolite, rhyolite tuff, sedimentary rocks, andesitic and latite flows, and latitic tuffs and coarse pyroclastics, as well as a quartz monzonite intrusive plug. Andesitic and latite flows are the most widespread volcanic unit in the area. The surficial geology is dominated by colluvium and Tertiary volcanics. James (1978) further suggests that the local high hills are underlain by a hypabyssal stock complex cut by a swarm of radial dykes. The area is highly faulted, situated on the eastern edge of the graben between the Sierra Cuchillo and the Black Range.

Deposit Types

Beryllium is a lithophile element (i.e. an element that tends to concentrate in silicate materials such as igneous rocks) concentrated in the residual phases of magmatic systems. Commercial beryllium mineralization typically occurs as bertrandite (Be4Si2O7(OH)2) which contains approximately 40% BeO, or helvite (Mn4Be3(SiO4)3S) containing approximately 14% BeO. Nonpegmatic bertrandite has been reported at Mt. Wheeler, Nevada; Lake George District, Colorado; Spor Mountain, Utah; and Aguachile, Mexico, among others. The principal source of commercial production of beryllium in the United States is the Spor Mountain deposit, Utah. Beryllium mineralization at Warm Springs is typical of volcanic-exhalative deposits.

Mineralization

The Warm Springs property hosts beryllium mineralization in the form of bertrandite associated with late-stage faulting of volcanic rocks and intense hydrothermal alteration. Hillard (1969) has proposed a hydrothermal model for the bertrandite deposition at Warm Springs. Following a period of intense premineral faulting, hydrothermal solutions altered the fault breccia and adjacent wall rocks. Kaolinite-alunite and montmorillonite alteration probably are representative of at least two stages of alteration, the first acidic and the latter alkaline. Alkaline solutions contained the beryllium which was deposited on clasts and fine material within the rhyolite tuff fault breccia. Localized mineralization has caused widespread argillization of the volcanic rocks, and kaolinite is widespread. Hillard (1969) also reports the presence of alunite and montmorillinite.

As reported by Hillard (1969), the surface exposure of the bertrandite mineralization occurs in altered rhyolite tuff along projected fault zones. The mineralized outcrop as identified by the USBM sampling program demarcates a zone of higher-grade bertrandite approximately 100 feet long and 30 feet wide, with additional historical drilling demonstrating mineralization to a depth of 190 feet. The historical USBM drill hole results indicate that mineralization is tightly confined to discrete, narrow zones. Hillard (1969) also reports a zone of weaker beryllium mineralization south of the main mineralized outcrop, which may be due to irregularities in the local fault geometry.

Griffitts and Alminas (1968) suggest that the bertrandite was introduced into faulted volcanic rocks, and is unrelated to local base-metal mineralization. The host rock for the mineralization is hydrothermally altered rhyolite-tuff agglomerate, and Hillard (1969) reports that local beryllium “ore” consists of an altered rhyolite tuff fault breccia with a montmorillonite matrix. Coatings of bertrandite on the fault breccia and spheres of radiating bertrandite crystals in the fine fault material indicate that beryllium mineralization occurred after faulting.

Exploration

No significant exploration is known to have been conducted on the Warm Springs property except for that described herein and previously by Griffitts and Alminas (1968), Hillard (1969) and Meeves (1966).

Sampling Method and Approach

Drill holes were logged by Mr. David Tognoni. Chip samples were collected on-site from permeable and semi-permeable units over five-foot intervals using a tiered Jones splitter. Samples were then placed in clear plastic bags and the bags marked with the drill hole number and sample interval. Drilling chip samples are currently stored in a locked metal-frame building at a private residence in Phoenix, Arizona.

Collar locations for BE drilling

Sample Preparation, Analysis and Security

Sub-samples were delivered to ALS Chemex, Nevada, where the samples were crushed and pulverized prior to shipment to ALS Laboratories, Vancouver. Analysis was completed using the ALS ME-ICP61 multi-element package.

Samples were dissolved using a four acid digestion and analyzed using atomic absorption spectrometry. The detection limit for Be using this method is 0.5 ppm (0.00005%).

Multi-acid digestion is a combination of HCl (hydrochloric acid), HNO3 (nitric acid), HF (hydrofluoric acid) and HClO4 (perchloric acid). Because hydrofluoric acid breaks down silicates, these digestions are often referred to as “near-total digestions.” There can be a loss of volatiles during digestion (e.g. B, As, Pb, Ge, Sb). Multi-acid digestion is a very effective dissolution procedure for a large number of mineral species and is suitable for a wide range of elements.

Standard ALS in-house quality control (QC) checks were carried out during treatment. Analytical results were not verified by testing at other laboratories. Analytical results were forwarded by email to the Company and were manually recorded.

It is the opinion of the authors of the Technical Report that the sample preparation, security and analytical procedures were satisfactory. The authors are also confident that the integrity of the samples is uncompromised, given the security measures employed and the sample handling protocols in use at the assay laboratories.

Data Verification

A total of ten samples were collected by Mr. Fred Brown for verification purposes. One sample (WS-1) was collected from sediments adjacent to the historical drill hole 11 collar position within the bertrandite mineralized outcrop. The remaining samples were collected from existing chip samples in the possession of Mr. David Tognoni. Verification samples were collected by the author, sealed and then dispatched to P&E Mining Consultants Inc. in Toronto by UPS courier. The sealed samples were then forwarded to SGS Laboratories, Toronto for analysis.

The original electronic assay certificates were not made available for inspection by P&E Mining Consultants Inc., and therefore cannot be verified. Verification check assay results confirm the presence of beryllium mineralization on the Warm Springs property, and for those intervals sampled are in agreement with the results reported by Mr. David Tognoni.

In addition, GPS measurements were taken directly by Mr. Fred Brown for seven drill hole locations identified in the field by Mr. David Tognoni. GPS measurements were taken using a Garmin GPSmap 60 handheld unit with an average accuracy of approximately 10 feet. The average difference between the original recorded GPS coordinates and the check GPS measurements was 19 feet.

The authors of the Technical Report have no reason to believe that the data as presented is not an accurate representation of facts at this stage of exploration on the Warm Springs property.

Interpretation and Conclusions

Mineralization at Warm Springs is typical of volcanic-exhalative deposits. RC drilling on the property has confirmed the presence of anomalous beryllium mineralization associated with local faulting as previously reported by Meeves (1966), Griffitts and Alminas (1968) and Hillard (1969).

Drill hole BE18A, located adjacent to the bertrandite mineralized outcrop, intercepted a zone of potentially economic mineralization over a distance of thirty feet at a depth of 160 feet, which combined with the results reported by Meeves (1966) suggests that beryllium mineralization associated with the mineralized bertrandite outcrop may continue at depth. Future drilling at Warm Springs should therefore step out from the bertrandite mineralized outcrop in order to investigate and define any potential economic mineralization at depth. In addition, interpretation of any mineralization at Warm Springs would be greatly facilitated by detailed structural and geological mapping of the project area.

Recommendations

Reconnaissance drilling on the Warm Springs property has confirmed the presence of anomalous beryllium mineralization. A phased program combining geological and structural mapping with exploration drilling is recommended to determine if economically significant mineralization is present.

The authors of the Technical Report suggest that the initial phase of the program should focus on step-out drilling from the bertrandite mineralized outcrop. Detailed geological mapping combined with trenching should also be used to delineate the boundaries of the surface mineralization. P&E has proposed a single trench be completed, oriented north-south across the bertrandite mineralized outcrop, at a cost of $1,000. This will permit detailed examination and sampling of local structural features and mineralization.

The total cost for the initial phase drilling is budgeted at $205,000, at a planned cost of $50/ft drilling and $6/ft sampling. If results from the initial program confirm the continuity of the beryllium mineralization then a second phase of drilling is recommended, for which the Company has proposed an additional expenditure of $1,170,000 for follow-up drilling at Warm Springs.

In conjunction with the phased exploration program it is further recommended that the Company institute an industry-acceptable QA/QC program and ensure that all sampling procedures are fully established and adhered to. The Company should further retain the services of an independent Qualified Person as defined under NI 43-101 to ensure that all exploration activities satisfy NI 43-101 requirements, and that equipment, survey procedures and field techniques conform with CIM Exploration Best Practices Guidelines.

2009-2010 Budget

Description of Costs	Fund Allocation
Warm Springs Trenching - Initial Phase	$1,000
Warm Springs Diamond Core Drilling Program - Initial Phase	195,000
Warm Springs Assays & Testing - Initial Phase	9,000
Warm Springs Diamond Core Drilling Program - Second Phase	1,120,000
Warm Springs Assays & Testing - Second Phase	50,000
Outlying Hydrothermal Areas Drilling Program up to 23,000 ft	up to 1,420,000
Environmental & Permitting	50,000
Property Maintenance, 2 years	248,000
Contingencies (20%)	665,000
Total	up to $3,758,000

Regulation of the Mining Industry in New Mexico/United States

This section is intended as a brief overview of the laws and regulations described herein and is not intended to be a comprehensive treatment of the subject matter.

Federal laws deal with both the acquisition of mineral rights in federal lands and the development of the mineral interests secured in these lands. The principal federal law dealing with the acquisition of mineral rights is the Mining Law of 1872. In general, it states that unless otherwise provided, all valuable mineral deposits in lands owned by the United States shall be free and open to mineral exploration by citizens of the United States. This law and accompanying regulations and court interpretations provide the means and methods for securing interests in these lands owned by the United States.

Generally, to secure an interest in land under the Mining Law of 1872 (location of a claim), the following conditions must be met: discovery of a valuable mineral deposit; posting notice on the claim, including the name of the locators, date of location, and description of claim; discovery work on the claim; marking the claim boundaries on the property; recording a location notice of the claim with the county recorders office in the state and county where the property is located and filing a notice with the BLM. Claims located in this manner are referred to as “lode” or “placer” unpatented claims, and can be retained by the holder indefinitely so long as annual filings, fee payments and/or work commitments are satisfied.

The general method of claim location described above results in the ownership of the property remaining with the United States government but the right to extract and exploit the minerals on the claims resides with the locator of the claims or his transferee.

On state land, State Trust Land Leases administered by the Commissioner of Public Land of the New Mexico State Land Office can be granted for exploration and development activities under the State Trust Land Leasing Statutes. The leases provide for the controlled development of state property and the protection of natural resources. In applying for a lease, the applicant must submit its plans for the leased land and receive the approval of the Commissioner. The leases are granted for an initial term of three years and can be renewed.

Our mineral interests are comprised of a combination of private land leases, State Trust Land Leases and federal claims.

Exploration and potential development of the mineral interests controlled by us are governed by both federal and New Mexico state laws. A comprehensive body of law requires the securing of various permits relating to the exploration of mineral properties and the operation of mines at both the federal and state level. In order to secure a permit involving any federal or state agency, the National Environmental Policy Act (federal) requires the preparation of an Environmental Impact Statement (“EIS”) for any potential development of a mining site. The EIS is required to analyze the environmental impact of the proposed action, describe adverse environmental effects which cannot be avoided should the proposed action be implemented and provide alternatives to the proposed action. The preparation of the EIS is generally a collaborative effort between the Federal and State government with a primary agency from the state or federal government taking the lead role in the development of the EIS and acting to secure input and coordinate action between the agencies. At the state level, environmental matters fall under the Environmental Improvement Act (state) and the New Mexico Mining Act and associated regulations contained in the New Mexico Administrative Code.

Should we explore or develop the New Mexico Beryllium Project and construct mining facilities and cease to operate, we will also have to comply with the Mining Act reclamation program under the New Mexico Mining Act to return the land to its original state.

Certain laws relating to the exploration and development of mining properties are briefly summarized below.

Environmental and Other Matters

This section is intended as a brief overview of the laws and regulations described herein and is not intended to be a comprehensive treatment of the subject matter.

Overview.  Like all other mining companies doing business in the United States, we are subject to a variety of federal, state and local statutes, rules and regulations designed to protect the quality of the air and water, and threatened or endangered species, in the vicinity of its operations. These include “permitting” or pre-operating approval requirements designed to ensure the environmental integrity of a proposed mining facility, operating requirements designed to mitigate the effects of discharges into the environment during exploration, mining operations, and reclamation or post-operation requirements designed to remediate the lands affected by a mining facility once commercial mining operations have ceased.

Federal legislation in the United States and implementing regulations adopted and administered by the Environmental Protection Agency, the Forest Service, the BLM, the Fish and Wildlife Service, the Army Corps of Engineers and other agencies—in particular, legislation such as the federal Clean Water Act, the Clean Air Act, the National Environmental Policy Act, the Endangered Species Act, the National Forest Management Act, the Wilderness Act, and the Comprehensive Environmental Response, Compensation and Liability Act—have a direct bearing on domestic mining operations. These federal initiatives are often administered and enforced through state agencies operating under parallel state statutes and regulations.

State legislation in New Mexico and the regulations contained in the New Mexico Administrative Code, as they apply to the mining industry, are administered by the Environment Department and the MMD and will also have to be complied with. As mentioned above, much of the state legislation compliments federal legislation and both sets of statutes and regulations are often administered at the state level.

The New Mexico Mining Act.  The New Mexico Mining Act is administered by the Mining and Minerals Division and the New Mexico Department of Energy, Minerals and Natural Resources. Permits are required for mineral exploration and mining activities, and applicants for permits must demonstrate that their activities will be in compliance with all state and federal environmental laws and regulations. Applicants must provide detailed site assessments, reclamation plans and address approximately 24 additional requirements, including potential impacts on the site, surface water, groundwater, wildlife, nearby communities, traditional cultural and historic properties, and others, as set out in NMSA 1978 §§ 69-36-1, et seq. The Act also provides for significant public input and input from various state and federal agencies regarding the project.

The Clean Water Act.  The federal Clean Water Act is the principal federal environmental protection law regulating mining operations in the United States as it pertains to water quality.

At the state level, water quality is regulated by the Environment Department, Water and Waste Management Division under the Water Quality Act (state). If our exploration or any future development activities might affect a ground water aquifer, it will have to apply for a Ground Water Discharge Permit from the Ground Water Quality Bureau in compliance with the Groundwater Regulations. If exploration affects surface water, then compliance with the Surface Water Regulations is required.

The Clean Air Act.  The federal Clean Air Act establishes ambient air quality standards, limits the discharges of new sources and hazardous air pollutants and establishes a federal air quality permitting program for such discharges. Hazardous materials are defined in the federal Clean Air Act and enabling regulations adopted under the federal Clean Air Act to include various metals. The federal Clean Air Act also imposes limitations on the level of particulate matter generated from mining operations.

The New Mexico Environment Department, Environmental Protection Division, Air Quality Bureau is responsible for the administration of the Air Quality Control Act (state), as well as several federal air programs. Ambient air quality standards are regulated in the New Mexico Administrative Code. If we reach the development stage, we may have to apply for a preconstruction and construction permits.

National Environmental Policy Act (NEPA).  NEPA requires all governmental agencies to consider the impact on the human environment of major federal actions as therein defined.

Endangered Species Act (ESA).  The ESA requires federal agencies to ensure that any action authorized, funded or carried out by such agency is not likely to jeopardize the continued existence of any endangered or threatened species or result in the destruction or adverse modification of their critical habitat. In order to facilitate the conservation of imperiled species, the ESA establishes an interagency consultation process. When a federal agency proposes an action that “may affect” a listed species, it must consult with the USFWS and must prepare a “biological assessment” of the effects of a major construction activity if the USFWS advises that a threatened species may be present in the area of the activity.

National Forest Management Act.  The National Forest Management Act, as implemented through title 36 of the Code of Federal Regulations, provides a planning framework for lands and resource management of the National Forests. The planning framework seeks to manage the National Forest System resources in a combination that best serves the public interest without impairment of the productivity of the land, consistent with the Multiple Use Sustained Yield Act of 1960.

Wilderness Act.  The Wilderness Act of 1964 created a National Wilderness Preservation System composed of federally owned areas designated by Congress as “wilderness areas” to be preserved for future use and enjoyment.

The Comprehensive Environmental Response, Compensation and Liability Act (CERCLA).  CERCLA imposes clean-up and reclamation responsibilities with respect to discharges into the environment, and establishes significant criminal and civil penalties against those persons who are primarily responsible for such discharges.

The Resource Conservation and Recovery Act (RCRA).  RCRA was designed and implemented to regulate the disposal of solid and hazardous wastes. It restricts solid waste disposal practices and the management, reuse or recovery of solid wastes and imposes substantial additional requirements on the subcategory of solid wastes that are determined to be hazardous. Like the Clean Water Act, RCRA provides for citizens’ suits to enforce the provisions of the law.

National Historic Preservation Act.  The National Historic Preservation Act was designed and implemented to protect historic and cultural properties. Compliance with the Act is necessary where federal properties or federal actions are undertaken, such as mineral exploration on federal land, which may impact historic or traditional cultural properties, including native or Indian cultural sites.

Status of Permit Applications.  In April 2008, the Company submitted an application to the MMD for an exploration permit to enable the Company to carry out the initial phase of the program recommended by the Technical Report at Warm Springs. The application is a Subpart 4 Non-Minimal Impact Exploration Permit application, which we refer to as the Subpart 4 Application. Certain outstanding work orders on the property were required by the MMD to be completed before the MMD would review the application. Those outstanding work orders have now been fully satisfied and the MMD has now confirmed that the application is under review. However, obtaining the exploration permit is a complex, time consuming process and it is possible that the process may be lengthy and that the permit may not be granted. In the event that the permit is denied, the Company can either appeal the decision or focus its efforts on the outlying hydrothermal areas where GWE has successfully obtained exploration permits in the past.  The following is a summary of permit applications relating to Warm Springs and the outlying hydrothermal areas in the past and the results of those permit applications.

In 2000, an application for a mining permit was submitted by Mr. David Tognoni (in his personal capacity) in an effort to advance the Warm Springs project. The application was withdrawn voluntarily in July 2002 due to the fact that a mining permit was not the appropriate permit for the activities then proposed at Warm Springs.

In January 2005, GWE submitted a Subpart 3, Minimal Impact Exploration Permit application with the MMD related to the Warm Springs property. Minimal impact permits are discretionary, do not require public notice or hearings, and may only be granted if the Director of MMD determines that the proposed operation will have only minimal environmental impacts. In April 2005, the Director of MMD denied GWE’s Subpart 3 Minimal Impact Permit application on the basis that the proposed exploration program may have more than a “minimal” impact on the environment and must therefore proceed as a Subpart 4 Non-Minimal Impact Exploration Permit application. The reasons for this finding were, in summary, that there was a possibility that substantial and irreversible adverse impacts may occur to the habitat of three endangered species as a result of the proposed exploration activities, that there were potential impacts to ground water in the vicinity of the drilling operations and that an old military post (a cultural resource) is within the buffer of the proposed operations. The MMD also noted that the applicant (GWE) may be affiliated with the former operator of the project who drilled exploration holes without a permit several years prior to the time the application was made and the holes had not been plugged properly.

Upon the filing of the Subpart 4 Application by BE, certain outstanding work orders issued in 2002 against David Tognoni were issued against the Company, as the current lessee of the Sullivan Lease. The order issued to the Company stated that the Subpart 4 Application would not be considered until completion of the reclamation work involving the plugging of holes drilled in 2002. The outstanding work orders have now been satisfied at a cost to the Company of approximately $31,500.

The Subpart 4 Application attempts to address the issues anticipated to be raised by the MMD. For example, the Subpart 4 Application submits that the three endangered species referred to in the April 2005 denial letter are not on the Sullivan Lease property and are not located within the immediate vicinity of the exploration activities.  The Company’s plan of operation submitted with the application includes a detailed reclamation plan which includes the plugging and abandonment of all exploratory borings in accordance with the New Mexico State Engineer Office’s plugging and abandonment requirements, which must be completed, and proposes specific steps for the protection of groundwater. The Company commissioned a cultural resource survey which concludes that in the unlikely event that buried cultural deposits are discovered, work will cease immediately and the situation will be properly evaluated prior to commencing any operational activities.  The Company has engaged AMEC (Worldwide Engineering group) to assist with the application and to be the environmental expert that will assist the Company in demonstrating that the proposed exploration program will not have a detrimental impact on endangered species, groundwater or cultural resources.

The Subpart 4 Application, revised in January 2009, has been deemed by the MMD to be administratively complete pursuant to application requirements.  Additionally, the Company has provided notice to the public of the Subpart 4 Application in the manner specified by the New Mexico Mining Act of 1933, which includes publishing it in a newspaper of general circulation, posting the notice in public areas and mailing it to the MMD and all interested parties.  In December, 2008, the Company received comments from the New Mexico state engineer regarding alleged deficiencies in the plugging and abandoning of holes previously drilled on the property.  In January 2009, the Company submitted a response to the MMD addressing the concerns set forth in the comments.  The Company is planning to schedule a public meeting to provide an opportunity for additional public comment to be held in the next few months.  Upon conclusion of the public meeting, the MMD will have up to 60 additional days to provide further comment to the Company, to grant the Company’s application for permit or deny the application.

Since 2004, predecessors of the Company have succeeded in obtaining minimal impact exploration permits for the outlying hydrothermal areas.  Since the renewal date for these permits has expired, the Company has reapplied for two such permits.  In the fall of 2008, the Company submitted a Subpart 3 Application requesting approval to drill three exploratory holes in one portion of the outlying hydrothermal area.  In late 2008, the Company revised this application to address comments raised by the MMD.  The Company is currently in the process of responding to additional comments from the MMD pertaining to its drilling and well plugging plan and the system for managing drill cuttings and fluids as set forth in its Subpart 3 Application.

In the fall 2008, the Company further submitted a second Subpart 3 Application requesting approval to drill twenty exploratory holes in another portion of the outlying hydrothermal area.  In the spring of 2009, the Company revised its application to address comments raised by the MMD regarding access to the proposed exploration locations and containment of drilling fluids.  The Company has recently received approval from the United States Forest Service (“USFS”) to conduct mineral exploration at this site.  The Company is currently waiting for comments from the MMD regarding its Subpart 3 Application.

In the event that the Subpart 4 Application for Warm Springs is denied, the Company may focus its efforts on the outlying hydrothermal areas, subject to permits being received for those outlying areas.

Legal Proceedings

We are not presently party to any legal or administrative proceedings, nor are such legal or administrative proceedings known to be contemplated to the best of our knowledge. None of our officers or directors is involved in any legal proceedings that are adverse to us.

Employees

We currently have one employee, namely our president and chief executive officer. We subcontract the remainder of our services to a variety of consultants, including environmental and permitting, accounting and legal firms. In the event we are successful in obtaining drilling permits, we expect to subcontract drilling services to an unrelated third party.

Facilities

We currently share office space at the home of our president. We currently pay him $7,500 per month ($90,000 per annum) for the use of this space, together with administrative services necessary to operate our executive office. We expect this arrangement to be suitable for our needs for the foreseeable future.

DIRECTORS AND OFFICERS

The following table sets out, for each of our directors and officers, the person’s name, municipality of residence, offices held, principal occupation, and, if a director, the date on which a person became a director.

Name and Municipality of Residence	Offices with the Company	Principal Occupation	Date Appointed
David Q. Tognoni, P.E.(1) Elephant Butte, New Mexico	President, Chief Executive Officer, Secretary and Director	Officer of the Company	August 8, 2007

Carmelo Marrelli Woodbridge, Ontario	Chief Financial Officer	President, Marrelli Support Services Inc., a bookkeeping firm	November 14, 2007

Edward Godin(1) Mississauga, Ontario	Chairman of the Board and Director	President and Chief Executive Officer of Continental Precious Minerals Inc. (TSX), a mineral exploration company	August 8, 2007

Robert Lufkin, CSI, CCCA(1) Phoenix, Arizona	Director	Associate of Langdon Wilson Architecture Planning Interiors, an architecture firm	December 7, 2007

(1)                                  Member of the audit committee.

Each of our directors is serving a term which expires at the next annual meeting of shareholders and until his successor is elected and qualified or until he resigns or is removed. Our officers serve at the will of our board of directors.

The following information summarizes the business experience of each of our officers and directors for at least the last five years:

David Q. Tognoni P.E. (age 57)—Mr. Tognoni holds a BS Engineering degree from the Arizona State University. He also completed post graduate studies in geology, aeronautics and meteorology at the Arizona State University, ore reserve estimation at the Colorado School of Mines and mining engineering & finance at the University of Arizona. He is a registered professional geological engineer in Wyoming, Arizona and New Mexico. Since 1979, Mr. Tognoni’s principal occupation has been that of an independent consultant to mineral and oil & gas exploration and development projects worldwide. Since 2001, Mr. Tognoni has principally been focused on the New Mexico Beryllium Project, as manager of The Beryllium Group, LLC from 2001 to 2002, as manager of GWE from 2003 to 2007 and as president of our company since August 2007. Mr. Tognoni dedicates his full-time and attention to our affairs, providing his services to us as an employee, although he remains a manager of GWE where he devotes a very minor portion of his time. Mr. Tognoni has entered into non-disclosure and non-competition covenants in our favor.

Carmelo Marrelli (age 38)—Mr. Marrelli holds a Bachelor of Commerce degree from the University of Toronto and is qualified as a Chartered Accountant and as a Certified General Accountant in Canada. Since February 1, 2009, he has been a principal of Marrelli Support Services Inc. in Toronto, Ontario, a bookkeeping firm.  From 2004 to 2009, Carmelo was a partner with Marrelli & Drake Corporate Services in Toronto, Ontario, a firm which provided administration services to public companies in Canada. From 2001 to 2004, he was an accountant with that firm. Prior to joining Marrelli & Drake Corporate Services, he was employed as an accountant with Duffy Allain and Rutten, a position he occupied from January 2000 to December 2000. Mr. Marrelli also serves as chief financial officer of a number of companies whose securities are traded on the TSXV.  In addition, Mr. Marrelli has been a director of Odyssey Resources Limited, since February 2008.  The securities of that company are also traded on the TSXV.  Mr. Marrelli dedicates approximately 5% of his time to our affairs, providing his services to us as an independent contractor and has not entered into any non-disclosure or non-competition covenants or agreements with us.

Edward Godin (age 66)—Mr. Godin is the founder of Continental Precious Minerals Inc., the shares of which are traded on the TSX, and has been a director and officer of Continental Precious Minerals Inc. since 1987. Continental Precious Minerals Inc. is a mineral exploration company focused on uranium and other minerals.  Mr. Godin was a member of the management committee of Air Canada Pilots Pension Equity Plan for a period of 15 years, ending in 1995. Mr. Godin has been the Chairman of our board of directors since July 2, 2008. He dedicates approximately 5% of his time to the affairs of the Company and has not entered into any non-disclosure or non-competition covenants or agreements with us.

Robert Lufkin (age 56)—Since 1997, Mr. Lufkin has been an Associate with Langdon Wilson Architecture Planning Interiors, an architectural firm in Phoenix, Arizona. He is a construction contract administrator certified by the Construction Specifications Institute in the State of Arizona. He has 35 years of experience in the construction industry with a background in project management and field supervision. He is a veteran of the United States Marine Corps and attended Arizona State University, College of Construction Engineering. Mr. Lufkin was appointed director of the Company on December 7, 2007. He dedicates approximately 5% of his time to the affairs of the Company and has not entered into any non-disclosure or non-competition covenants or agreements with us.

Director Independence

Edward Godin and Robert Lufkin are “independent” within the meaning of Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, Inc. (“Marketplace Rules”). Mr. Tognoni is an executive officer of our company, and therefore not independent within the meaning of those Rules.

Audit Committee

Our audit committee assists our board of directors in fulfilling its responsibilities for oversight of financial and accounting matters. The committee recommends the auditors to be nominated and reviews the compensation of the auditors. The committee is directly responsible for overseeing the work of the auditors, must pre-approve non-audit services, be satisfied that adequate procedures are in place for the review of our public disclosure of financial information extracted or derived from our financial statements and must establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. The full text of the audit committee charter is included in the alternate pages for the Canadian Prospectus.

The current members of the audit committee are the chair of the committee, Robert Lufkin, Edward Godin and David Q. Tognoni. All members of the audit committee are “financially literate” within the meaning of National Instrument 52-110—Audit Committees (NI 52-110) of the Canadian Securities Administrators and Messrs. Lufkin and Godin meet the definition of “independent” as defined in the Marketplace Rules and NI 52-110. The Company is relying upon the exemption in section 6.1 of NI 52-110 as to the composition of the audit committee.

Relevant Education and Experience

The following sets out the education and experience of the members of the audit committee relevant to the performance of their responsibilities as an audit committee member:

David Tognoni has been an independent consultant to mineral and oil & gas exploration and development projects worldwide and since 2001 has principally been focused on the New Mexico Beryllium Project. As a result, he is knowledgeable in, familiar with, and has a good understanding of the principles used in the preparation of the Company’s financial statements.

Edward Godin has been a director and officer of Continental Precious Mineral Inc. since 1987 and was a member of the management committee of Air Canada Pilots, Pension Equity Plan for 15 years. As a result, he is knowledgeable in, familiar with, and has a good understanding of the principles used in the preparation of the Company’s financial statements.

Robert Lufkin’s background in project management in the construction industry and his role as manager of South West and Bethany provides Mr. Lufkin with the business background necessary to be knowledgeable in, familiar with, and to have a good understanding of the principles used in the preparation of the Company’s financial statements.

External Auditor Service Fees

The following table sets out the aggregate fees billed by the Company’s external auditors for each of the last two fiscal years for the category of fees described.

	Financial Year Ended December 31,
	2008	2007
	($)	($)
Audit Fees(1)	27,000	55,300
Audit Related Fees	36,000	Nil
Tax Fees	Nil	Nil
All Other Fees	Nil	Nil

(1)                                  The services comprising the fees under this category consisted of those matters related to the Company’s annual audited financial statements included in this prospectus.

Disclosure Policy

Our board of directors is responsible for adopting and periodically reviewing and updating our written corporate disclosure policy. This policy, among other things, articulates legal obligations with respect to confidential corporate information, identifies spokespersons who are the persons authorized to communicate with third parties such as analysts, media and investors; provides guidelines on the disclosure of forward-looking information, establishes procedures for reviewing disclosure, prohibiting selective disclosure of material information and addressing inadvertent disclosure and establishes “black-out” periods prior to the disclosure of certain financial information and material changes.

Penalties or Sanctions

No director, executive officer, promoter or shareholder holding a sufficient number of our securities to affect materially the control of our company has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body.

Personal Bankruptcies

No director, executive officer, promoter or shareholder holding a sufficient number of our securities to affect materially the control of our company, or a personal holding company of any such persons has, within the ten years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his or her assets.

Corporate Cease Trade Orders or Bankruptcies

No director, executive officer, promoter or shareholder holding a sufficient number of our securities to affect materially the control of our company is, or within the ten years prior to the date hereof, has been a director or officer of another issuer that, (i) while that person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied the other issuer access to any exemptions under securities law, that was in effect for a period of more than thirty consecutive days, (ii) was subject to such an order that was issued after that person ceased to be a director or officer and which resulted from an event that occurred while the person was acting in that capacity, or (iii) while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Conflicts of Interest

Our directors and officers face potential conflicts of interest in their capacities with our company. David Tognoni, Edward Godin and Carmelo Marrelli serve as officers and/or directors for us, as well as other mineral exploration and development companies. As a result, conflicts of interest could arise between these persons’ duties as officers and directors of our company and their respective positions as officers or directors of these other entities. These conflicts may arise from corporate opportunities that may be presented to such individuals or because of the time they must devote to their positions with each company. In addition to these potential conflicts, these individuals have in the past, and may in the future, enter into agreements with out company, either as individuals or as officers, directors or managers of other companies. For example, David Tognoni is a manager of GWE, from which we acquired the Acquired Property. We also entered into an Employment Agreement with Mr. Tognoni and granted stock options to each of our officers and directors.

Other than as described in the paragraph immediately above, there are no existing or potential conflicts of interest between us and any of our directors or officers as a result of their outside business interests.

Executive Compensation

The following table sets forth the annual compensation for services performed by our chief executive officer and chief financial officer (the “Named Executive Officers”), our only executive officers, for the fiscal years ended December 31, 2008 and 2007:

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Stock Awards		Option Awards(4)	All Other Compensation		Total
David Q. Tognoni,	2008	$120,000		—	—		$71,279	$90,000	(5)	$281,279	(6)
Chief Executive Officer,	2007	30,000	(2)	—	—	(3)	115,600	7,500	(5)	153,100	(6)
President, and Secretary(1)

Carmelo Marrelli,	2008	24,000	(7)	—	—		26,730	5,970	(8)	56,700
Chief Financial Officer	2007	3,000	(7)	—	—		43,400	8,750	(8)	55,150

(1)                                  The chief executive officer was not compensated for his service as a director of our company.

(2)                                  Of the $30,000, an amount equal to $20,000 was paid to Mr. Tognoni for the months of October and November 2007, prior to the entering into of an employment agreement with the Company dated December 1, 2007.

(3)                                  See “CERTAIN RELATED PARTY TRANSACTIONS,” for a description of the issuance of certain shares to the Named Executive Officer.

(4)                                  Based on the estimated fair market value of the option as determined under SFAS 123R. Please see Note 9 to the audited financial statements for a description of certain assumptions made in connection with the valuation of those options.

(5)                                  This amounts represents the expense allowance paid to Mr. Tognoni to cover the cost of office space used by Mr. Tognoni and any associated overhead costs.

(6)                                  As part of his compensation, Mr. Tognoni has been granted a 1% gross profits royalty interest in the Acquired Property and a three mile area of interest from the outside boundary of each lease and claim comprising the Acquired Property. See “Employment Agreements” below for a more detailed discussion of the terms of this agreement.

(7)                                  This amount represents the amount paid to Mr. Marrelli for his services as an officer of the Company at the rate of Cdn$2,000 per month. Mr. Marrelli provides his services to the Company on a part-time basis as an independent contractor.

(8)                                  This amount represents amounts paid to Marrelli & Drake Corporate Services, a company controlled by Mr. Marrelli, for accounting services rendered to the Company.

Director Compensation

Each director who is not an officer receives $1,000 per board meeting attended by the director. Directors are also reimbursed for reasonable and necessary expenses incurred in their capacities as such. In addition, directors are eligible for stock option grants. On December 7, 2007, Mr. Godin received options to acquire 1,000,000 shares of our common stock and Mr. Lufkin received options to acquire 500,000 shares of our common stock. The exercise price of the option shares issued to Mr. Godin and Mr. Lufkin is Cdn$0.25 with the options vesting as follows: 25% on December 7, 2007, 25% on June 7, 2008, 25% on December 7, 2008 and the final 25% on June 7, 2009. The options expire on December 7, 2012.

The table below summarizes the compensation of our two directors who are not also officers, for the fiscal year ended December 31, 2008:

Name	Fees Earned or Paid in Cash	Option Awards		All Other Compensation	Total
Edward Godin	Nil	89,099	(1)(2)	Nil	$89,099
Robert Lufkin	Nil	44,550	(1)(2)	Nil	$44,550

(1)                                  Represents the value of options vested during the fiscal year in accordance with SAS 123R.

(2)                                  See Note 9 of the audited financial statements for discussion of the calculations concerning the valuation of options.

Outstanding Equity Awards At Fiscal Year-End

Shown below is information as of December 31, 2008 with respect to the exercised and unexercised options to purchase our common stock issued to executive officers under our Stock Option Plan.

	OPTION AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
David Q. Tognoni, Chief Executive Officer, President, and Secretary	600,000	(1)	200,000	0	Cdn$0.25	(2)	12/07/2012	—	—	—	—
Carmelo Marrelli, Chief Financial Officer	225,000	(3)	75,000	0	Cdn$0.25	(2)	12/07/2012	—	—	—	—

(1)                                  On December 7, 2007, Mr. Tognoni received options to acquire 800,000 shares of our common stock pursuant to our stock option plan. Of the 800,000 total options received by Mr. Tognoni, 200,000 vested on December 7, 2007, 200,000 vested on June 7, 2008 and 200,000 vested on December 7, 2008.

(2)                                  The option exercise price set forth in the option grant is denominated in Canadian dollars rather than United States dollars. The option exercise price is Cdn$0.25.

(3)                                  On December 7, 2007, Mr. Marrelli received options to acquire 300,000 shares of our common stock pursuant to our stock option plan. Of the 300,000 total options received by Mr. Marrelli, 75,000 vested on December 7, 2007, 75,000 vested on June 7, 2008 and 75,000 vested on December 7, 2008.

Employment Agreements

In December 2007, Mr. Tognoni entered into an employment agreement with us which was subsequently extended to December 31, 2010.  Pursuant to the employment agreement, he receives a base salary of $120,000 per annum and an additional annual amount of $90,000 which is intended to cover the cost of office space used by him and any associated overhead costs. We will also reimburse Mr. Tognoni for all other reasonable out-of-pocket expenses incurred by him in the performance of his duties. In the event of a termination of the agreement by us without cause or resignation by Mr. Tognoni for “good reason,” we are obligated to pay Mr. Tognoni an amount equal to one year of base salary at the then prevailing rate, payable in twelve monthly installments.

As part of Mr. Tognoni’s compensation, Mr. Tognoni has also been granted a 1% gross profits royalty interest in the Acquired Property and a three mile area of interest from the outside boundary of each lease and claim comprising the Acquired Property. Gross profits under the agreement are determined by subtracting marketing costs, distribution costs, taxes and royalty payments (excluding the 10% net profit royalty interest granted to GWE and others) from revenue generated from our ownership interest in the Acquired Property.  The 1% gross profits royalty interest is calculated and payable to Mr. Tognoni on a quarterly basis. The Company has the right at any time to purchase up to one-half or some lesser fraction of the gross profits royalty at the fair market value thereof and also has a right of first refusal to acquire the gross profits royalty.

Stock Option Plan

We adopted a Stock Option Plan (the “Plan”) in December 2007. The Plan was established to advance the interests of our company and our stockholders by affording key persons, upon whose judgment, initiative, and efforts we may rely for the success of our business, an opportunity for investment in our company and the incentive advantages inherent in stock ownership in our company. The Plan may be administered by either our board of directors or by a committee established by our board of directors. The material provisions of the Plan are as follows:

•                  Eligible participants under the Plan include our employees, officers, directors and consultants and those of any company that may in the future become a subsidiary. The Plan provides for the grant of incentive stock options and non-qualified stock options.

•                  A maximum of 5,379,000 shares of common stock (representing approximately 20% of the issued and outstanding common stock as of July 1, 2009 prior to giving effect to the offering), are available for issuance under the Plan;

•                  As of July 1, 2009, options for the purchase of a total of 3,560,000 shares of common stock (representing approximately 13% of the issued and outstanding common stock as of that date prior to giving effect to the offering) have been granted and are outstanding and options for the purchase of 1,819,000 additional shares of common stock (representing approximately 7% of the issued and outstanding common stock as of the date hereof prior to giving effect to the offering) are available for grant under the Plan;

•                  Options for the purchase of no more than 5% of the issued and outstanding common stock, determined at the date that an option is granted, may be granted in the aggregate to any one individual in any twelve month period. There are additional limits on the grant of options to certain categories of eligible participants under the Plan;

•                  Unless disinterested shareholder approval of the Plan is obtained as (which approval we plan to seek at the first meeting of shareholders to be held after the date hereof), the number of shares of common stock reserved for issuance under options granted to insiders shall not exceed 10% of the issued and outstanding common stock and we cannot grant to insiders, within a twelve month period, options for the purchase of common stock exceeding 10% of the issued and outstanding common stock;

•                  The exercise price of common stock reserved for issuance pursuant to options granted is determined by our board of directors, but in no event shall such price be less than the fair market value of our common stock on the date of grant;

•                  Options vest at such times as our board of directors determine, provided that options shall vest no earlier than 25% on the date of grant, 25% on that date which is six months from the date of grant, 25% on that date which is twelve months from the date of grant and 25% on that date which is eighteen months from the date of grant;

•                  Options must have a maximum term, and expire, five years from the date of grant;

•                  The Plan provides that if any optionee who is a service provider shall cease to be a service provider for any reason, the optionee may, but only within a period of ninety days following such cessation, but in no event after expiry of the optionee’s options, exercise the options. In the event of the death of an optionee, the options shall be exercisable for a period of one year from the date of death, but in no event after expiry of the optionee’s options;

•                  Options are non-assignable other than by will or the laws of descent and distribution;

•                  Shares issued upon the exercise of options under the Plan are “restricted securities” as defined under the Securities Act, unless a registration statement covering such shares is effective.

Restricted shares cannot be freely sold and must be sold pursuant to an exemption from registration (such as Rule 144) which exemptions typically impose conditions on the sale of the shares;

•                  The Plan may be amended and any such amendments will be subject to stock exchange rules and regulations should we become listed on a stock exchange; and

•                  The Plan provides that in the event of a corporate change such as a merger or sale of all or substantially all of our assets, our board of directors shall have the authority to take such actions as it deems advisable, including, without limitation, the right to permit the exercise of unvested options.

Tax Consequences of Non-qualified options.  Non-qualified options granted under the Plan do not generally give rise to taxable income to the recipient or any tax consequence to us, since the Plan requires that the options be issued at a price not less than the fair market value of the common stock on the date of grant. However, when an option is exercised, the holder is subject to tax on the difference between the exercise price of the option and the fair market value of the stock on the date of exercise. We receive a corresponding deduction for income tax purposes.

Tax Consequences of Incentive Options.  When an incentive option is granted under the Plan, there are no income tax consequences for the participant or us. When an incentive option is exercised, the participant does not recognize income and we do not receive a deduction. The participant, however, must treat the excess of the fair market value of our common stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the participant makes a “disqualifying disposition” of the common stock (described below) in the same taxable year the incentive option was exercised, there are no alternative minimum tax consequences.

If the participant disposes of our common stock after the participant has held it for at least two years after the incentive option was granted and at least one year after the incentive option was exercised, the amount the participant receives upon the disposition over the exercise price is treated as capital gain. We are not entitled to a deduction for this amount. If the participant makes a “disqualifying disposition” of common stock by disposing of common stock before it has been held for at least two years after the date the incentive option was granted and at least one year after the date the incentive option was exercised, the participant recognizes compensation income equal to the excess of:

•                  the fair market value of common stock on the date the incentive option was exercised or, if less, the amount received on the disposition, over

•                  the exercise price.

We are not required to withhold income or other taxes in connection with a “disqualifying disposition.” We are generally entitled to a deduction equal to the compensation recognized by the participant, assuming that the compensation satisfies the ordinary, necessary and reasonable compensation requirements for tax deductibility and that the deduction is not limited by Section 162(m) of the Code.

Code Section 409A.  Section 409A of the Code provides that all amounts deferred under a non-qualified deferred compensation plan are currently includible in gross income to the extent they are not subject to a substantial risk of forfeiture and have not been taxed previously unless the plan satisfies both the plan document and operational requirements specified in Section 409A of the Code. If the deferred compensation plan fails to satisfy the requirements of Section 409A, all amounts deferred for the year of the failure and all preceding years (to the extent they are not subject to a substantial risk of forfeiture) are included in the gross income of the participant(s) affected by the failure. The amount included in gross income is also subject to an additional tax equal to 20% of that amount and to interest. Incentive options are not subject to Section 409A. We have structured the Plan and expect to administer the Plan with the intention that non-qualified options will qualify for an exemption from Section 409A of the Code.

Code Section 162(m).  Under Section 162(m) of the Code, we may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our chief executive officer or any one of the four highest paid executive officers who were employed by us on the last day of the taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our stockholders, is not subject to this limitation on deductibility. We have structured the Plan with the intention that compensation resulting from options granted under the plan would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

The foregoing is intended as a summary of the U.S. income tax consequences to an individual recipient of an option or stock grant, and should not be construed as tax advice. Holders of stock options or common stock should consult their own tax advisors.

The following table sets out, as of July 1, 2009, the holdings of outstanding options by our officers, directors who are not officers and consultants.

Category of Optionee	Date of Grant by the Company	Common Stock under Options Granted(1)	Exercise Price(1)
Our officers (two individuals in total)	December 7, 2007	1,100,000	Cdn$0.25
Our directors who are not also officers (two individuals in total)	December 7, 2007	1,500,000	Cdn$0.25
Our consultants (eleven individuals in total)	December 7, 2007	960,000	Cdn$0.25

(1)                                  The option exercise price set forth in the option grant is denominated in Canadian dollars rather than United States dollars. The option exercise price is Cdn$0.25.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,560,000	Cdn$0.25	(1)	1,819,000
Equity compensation plans not approved by security holders	—	—		—
Total	3,560,000			1,819,000

(1)                                  The option exercise price set forth in the option grant is denominated in Canadian dollars rather than United States dollars. The option exercise price is Cdn$0.25.

Indemnification and Limitation on Liability of Directors

Our Articles of Incorporation provide that we may indemnify, to the fullest extent permitted by Colorado law, any of our directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the person serving or having served in a capacity as such, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

The Colorado Business Corporation Act allows indemnification of directors, officers, employees and agents of a company against liabilities incurred in any proceeding in which an individual is made a party because he was a director, officer, employee or agent of the company if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the board of directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard. Indemnification is limited to reasonable expenses.

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the Act. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:

•                  any breach of the duty of loyalty to us or our stockholders,

•                  acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law,

•                  dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions,

•                  violations of certain laws, or

•                  any transaction from which the director derives an improper personal benefit as such term is defined in the Act. Liability under federal securities law is not limited by the Articles.

CERTAIN RELATED PARTY TRANSACTIONS

Initial Capitalization.  On August 8, 2007, David Q. Tognoni, a director and officer, subscribed for 1,000,000 shares of common stock and Edward Godin, a director, subscribed for 1,000,000 shares of common stock. The shares, commonly called “founders’ shares,” were issued for a price of $0.0001 per share for a total of $200.

GWE Transaction.  On October 1, 2007, we acquired a 100% interest in the Acquired Property and related technical data and assets, in exchange for the issuance by us of 10 million shares of common stock and a 20% net profit royalty interest in the Acquired Property and a three mile area of interest from the outside boundary of each lease and claim comprising the Acquired Property (which the New Mexico Beryllium Project falls within). Of that payment, 9.4 million shares of our common stock and 15.98% of the net profit royalty interest were issued to GWE, 600,000 shares of common stock were issued to former owners of a minority interest in the Acquired Property and 4.02% of the net profit royalty interest were issued to those former holders and a third person at the direction of GWE.  Of the 600,000 shares of our common stock issued to former owners of a minority interest in the Acquired Property, 400,000 shares were issued to South West Exploration, LLC and 200,000 shares were issued to Bethany Resources, LLC. Of the 1.02% of the net profit royalty interest granted to former owners, 0.68% of the net profit royalty interest was issued to South West Exploration, LLC and 0.34% of that net profit royalty interest was issued to Bethany Resources, LLC.  The net profit royalty interest was reduced to 10% in the aggregate in May 2009 in consideration of our efforts to complete the offering and the interest of each holder was adjusted accordingly.  The net profit royalty provides for the payment of royalties based on net revenue from any production from the Acquired Property and the three mile area of interest and is calculated and payable on a quarterly basis.

Our president and chief executive officer is a manager of and held 29.4% of the outstanding membership interests of GWE at the time of the Acquisition.  Robert Lufkin, a member of our board of directors, is the manager of and, together with his family members, holds or controls approximately 26% of the outstanding membership interests of South West and holds or controls 100% of the outstanding membership interests of Bethany. Mr. Tognoni holds a membership interest in South West of less than 1% of that company.

As partial consideration for his service to our company, Mr. Tognoni has been granted a 1% gross profits royalty interest in the Acquired Property and a three mile area of interest from the outside boundary of each lease and claim comprising the Acquired Property. Gross profits are determined by subtracting marketing costs, distribution costs, taxes and royalty payments (excluding the 10% net profit royalty interest granted to GWE and others) from revenue generated from our ownership interest in the Acquired Property. The 1% gross profits royalty interest is calculated and payable to the officer on a quarterly basis.

Seed Capital Financing.  In November 2007, we completed a seed capital financing of our common stock. As part of the seed capital financing, Ekwan-X, Inc., a Wyoming corporation, purchased 500,000 shares of our common stock for Cdn$0.20 per share on the same terms and conditions as all other investors participating in the financing. Edward Godin, a member of our board of directors, is the chief executive officer and sole director of Ekwan-X, Inc. and indirectly holds shares in Ekwan-X, Inc. Also as part of the seed capital financing, M.A.R.I.A.N.O.E.L. Holdings Limited, a company controlled by our chief financial officer, purchased 25,000 shares of our common stock for Cdn$0.20 per share on the same terms and conditions as all other investors participating in the financing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

As of July 1, 2009 there are a total of 27,195,000 shares of our common stock outstanding, our only class of voting securities currently outstanding. The following table describes, as of July 1, 2009, the ownership of our voting securities by: (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock. Unless otherwise indicated, the address of each of the individuals is c/o BE Resources Inc., 107 Hackney Circle, Box 684, Elephant Butte, New Mexico, 87935. All ownership is direct, unless otherwise stated.

In calculating the percentage ownership for each shareholder, we assumed that any options owned by an individual exercisable within 60 days are exercised, but not the options owned by any other individual.

	Common Stock Beneficially Owned Before Offering			Common Stock Beneficially Owned After Offering
Name and Address of Beneficial Owner	Number		%	Number		%
David Q. Tognoni(1)	1,800,000	(4)(5)	6.43	1,800,000	(4)(5)	•
Edward Godin(2)	2,000,000	(6)	7.09	2,000,000	(6)	•
Robert Lufkin(2)	700,000	(7)	2.53	700,000	(7)	•
Carmelo Marrelli(3)	325,000	(8)	1.18	325,000	(8)	•
GWE 2008 Meander Road Windsor, CO 80550(9)	9,400,000		34.57	9,400,000	(10)	•
Pinetree Resource Partnership The Exchange Tower 130 King Street West, #2500 Toronto, Ontario M5X 1A9(11)	1,500,000		5.52	1,500,000		•
All officers and directors as a group (four individuals)	4,825,000	(4)(5)(6)(7)(8)	16.19	4,825,000	(4)(5)(6)(7)(8)	•

(1)                                  Officer and director.

(2)                                  Director only.

(3)                                  Officer only.

(4)                                  Includes options to purchase 800,000 shares which are currently exercisable.

(5)                                  For US securities law purposes, Mr. Tognoni is also deemed to beneficially own the 9.4 million shares owned by GWE, as he shares the voting power over those shares as a manager of GWE and shares the investment power over those shares as a member of GWE. Mr. Tognoni holds a 24.34% interest in GWE.

(6)                                  Includes options to purchase 1,000,000 shares, which are currently exercisable, but does not include the shares of Ekwan-X, Inc. of which Mr. Godin is the chief executive officer and sole director and an indirect shareholder.

(7)                                  Includes options to purchase 500,000 shares, which are currently exercisable and the 200,000 shares of common stock owned by Bethany Resources, LLC but not the 400,000 shares of common stock owned by South West Exploration, LLC. Robert Lufkin, together with his family members, holds approximately 26% of the outstanding membership interests of South West and 100% of the outstanding membership interests of Bethany.

(8)                                  Includes options to purchase 300,000 shares, which are currently exercisable.

(9)                                  David Tognoni, Ronald Walling and Gary Nordic are the managers of GWE with voting and investment control of the securities.

(10)                            The percentage ownership on a fully-diluted basis is as follows:   •   .

(11)                            The shareholder has identified Sheldon Inwentash as the individual with voting and investment control of the securities. Mr. Inwentash is the president and chief executive officer of Pinetree Capital Ltd., a general partner of Pinetree Resource Partnership.

Changes in Control

We know of no arrangement or events, including the pledge by any person of our securities, which may result in a change in control.

UNDERWRITING

Underwritten Offering in Canada

We have entered into an underwriting agreement dated •, 2009 with the Underwriter. Under this agreement and subject to its terms and conditions, we have agreed to sell and the Underwriter has agreed to purchase on the closing date, being   •, 2009 or any later date as may be agreed upon by the parties, • shares of common stock at a price of Cdn$ • per share, payable in cash against delivery of certificates representing the common stock. The common stock is being offered to the public in the Canadian provinces of British Columbia, Alberta and Ontario. The offering price of the common stock was determined by negotiation between us and the Underwriter in the context of the market.

In satisfying its obligations under the underwriting agreement, the Underwriter may form a sub-group including other qualified investment dealers. The Underwriter shall determine the percentage fee payable to the members of such group, which fee shall be paid by the Underwriter.

Under the terms of the underwriting agreement, the Underwriter will receive a corporate finance fee in the amount of Cdn$150,000 as well as a cash commission equal to 8% of the gross proceeds of this offering for sales of common stock in Canada in consideration for its services in connection with this offering. We have also agreed to reimburse the Underwriter for all reasonable expenses of this offering, including reasonable legal fees and disbursements (to a maximum of Cdn$100,000, before taxes, subject to increase only with the written consent of the Company) and the reasonable disbursements of the Underwriter. We have also agreed to grant the Underwriter compensation warrants which entitle the Underwriter to subscribe for at the offering price up to that number of shares of common stock equal to 10% of the number of shares of common stock issued in Canada pursuant to this offering exercisable for a period of two years following the closing of this offering. This prospectus qualifies the distribution of the compensation warrants.

The Underwriter will have the right to exercise the compensation warrants on a cashless basis. In the event any of the compensation warrants are exercised on a cashless basis, the exercise price will be paid by surrendering a portion of the shares to which the Underwriter would otherwise be entitled. In that event, we would not receive any cash proceeds from the exercise of the compensation warrants. The cashless exercise feature may also make it more likely that the compensation warrants will be exercised by the Underwriter.

The obligations of the Underwriter under the underwriting agreement may be terminated at the discretion of the Underwriter on the basis of the Underwriter’s assessment of the state of the financial markets and may also be terminated upon the occurrence of certain stated events. The Underwriter is, however, obligated to take up and pay for all shares of common stock that the Underwriter has agreed to purchase if any of the shares of common stock are purchased under the underwriting agreement other than pursuant to the over-allotment option discussed below.

Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice.

We have granted the Underwriter an over-allotment option, exercisable for a period of 60 days from the date of the closing of this offering, to purchase at the offering price up to that number of additional shares of common stock equal to 15% of the number of shares of common stock issued pursuant to this offering to cover over-allotments, if any, made by the Underwriter in connection with this offering and for market stabilization purposes. This prospectus qualifies the distribution of the over-allotment option and the distribution of the common stock issuable upon exercise of the over-allotment option. The Underwriter will receive a fee of Cdn$ • per additional share of common stock purchased pursuant to the exercise of the over-allotment option. If the over-allotment option is exercised in full, the additional gross proceeds to us will be Cdn$     .

The Company has agreed that, subject to certain exceptions, it will not issue or announce any intention to issue any equity or equity-like securities for a period of 120 days after the closing date of the offering without the consent of the Underwriter, which consent may not be unreasonably withheld.

As at the date of this prospectus, we do not have any of our securities listed or quoted, have not applied to list or quote any of our securities and do not intend to list or quote any of our securities on the Toronto Stock Exchange, a U.S. marketplace or a marketplace outside Canada and the United States of America except that we have made application for listing of our common stock on the TSXV and intend to identify a broker-dealer after the date of this prospectus to make an application for quotation of our common stock on the OTC Bulletin Board. Such listing or quotation will be subject to our fulfillment of all requirements of the TSXV and OTC Bulletin Board, respectively.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act with respect to the securities offered under this prospectus.

Pursuant to the rules of the Ontario Securities Commission and the Universal Market Integrity Rules for Canadian Marketplaces of Market Regulation Services Inc., the Underwriter may not, throughout the period of distribution, bid for or purchase our shares of common stock except in accordance with certain permitted transactions, including market stabilization and passive market-making activities. In connection with the sale of the shares of our common stock, the Underwriter may over-allot or effect transactions which stabilize or maintain the market price of our shares of common stock at levels other than those which might otherwise prevail in the open market. Such transactions may have the effect of preventing or mitigating a decline in the market price of our shares of common stock. Such transactions, if commenced, may be discontinued at any time. A purchaser who acquires shares of common stock forming part of the Underwriter’s over-allocation position acquires those shares under this prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Underwriter’s over-allotment option or secondary market purchases.

Under applicable rules and regulations under the United States Securities Exchange Act of 1934, which we refer to as the Exchange Act, and subject to certain exemptions, any person engaged in the distribution of the common shares offered under this prospectus may not simultaneously engage in market making activities with respect to the common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution of the common shares. Further, any stabilizing or other related activities in relation to the offering of the common shares are prohibited, excepted as specifically allowed under Regulation M for the purpose of preventing or retarding a decline in the market price of the common shares. During the restricted period, as defined in Regulation M, it is unlawful for any person to sell short the common shares and purchase common shares from the Underwriter or any broker or dealer participating in this offering of the common shares.

Directed Offering in the United States

At our request, the Underwriter has reserved up to Cdn$300,000 in shares priced at the initial offering price for sale and distribution in the United States by us. The shares reserved by the Underwriter will be offered through our officers and directors to friends and business associates of our officers and directors in the United States that we believe might be interested in purchasing such shares. There is no minimum number of shares which must be purchased. No person has made any commitment to purchase any or all of these shares, and no commission or other form of compensation will be paid to the Underwriter or any other party in connection with the sale of these shares in the Directed Offering. Any reserved shares that are not purchased by these persons by the close of business on •, 2009 will be offered by the Underwriter in Canada on the same basis as the other shares in this offering.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital consists of 250,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of July 1, 2009, we had 27,195,000 shares of common stock issued and outstanding, and no shares of preferred stock outstanding.

The following discussion summarizes the rights and privileges of our capital stock. This summary is not complete, and you should refer to our Articles of Incorporation, as amended, which have been filed as an exhibit to the Registration Statement of which this prospectus forms a part and which Articles of Incorporation are available on SEDAR at www.sedar.com.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to stockholders, including the election of directors. Cumulative voting for directors is not permitted. Except as provided by special agreement, the holders of common stock are not entitled to any preemptive rights and the shares are not redeemable or convertible. All outstanding common stock is, and all common stock offered hereby will be, when issued and paid for, fully paid and non-assessable. The number of authorized shares of common stock may be increased or decreased (but not below the number of shares then outstanding or otherwise reserved under obligations for issuance by us) by the affirmative vote of a majority of shares cast at a meeting of our stockholders at which a quorum is present.

Our Articles of Incorporation do not contain any provision that would delay, defer or prevent a change in control of our company. However, as a matter of Colorado law, certain significant transactions such as a merger, share exchange or sale of substantially all of our assets would require the affirmative vote of a majority of the shares eligible to vote at a meeting of stockholders, which requirement could result in delays to or greater cost associated with a change in control of the Company.

The holders of our common stock are entitled to dividends if, as and when declared by our board of directors from legally available funds, subject to the preferential rights of the holders of any outstanding preferred stock. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and prior to distribution rights, if any, of any series of outstanding preferred stock.

Preferred Stock

Our Articles of Incorporation vest our board of directors with authority to divide the preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Colorado and our Articles of Incorporation in respect to, among other things, (i) the number of shares to constitute such series and the distinctive designations thereof; (ii) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue; (iii) whether preferred stock may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (iv) the liquidation preferences payable on preferred stock in the event of involuntary or voluntary liquidation; (v) sinking fund or other provisions, if any, for redemption or purchase of preferred stock; (vi) the terms and conditions by which preferred stock may be converted, if the preferred stock of any series are issued with the privilege of conversion; and (vii) voting rights, if any. As of the date of this prospectus, we have not designated or authorized any preferred stock for issuance.

Transfer Agent and Registrar

We expect to retain as registrar and transfer agent Registrar and Transfer Company at 10 Commerce Dr., Cranford, New Jersey 07016-3572, USA and Equity Transfer & Trust Company at 200 University Avenue, Suite 400, Toronto, Ontario, Canada M5H 4H1.

Auditors

Our auditors are McGovern, Hurley, Cunningham LLP whose address is 2005 Sheppard Avenue East, Suite 300, Toronto, Ontario M2J 5B4.

Reports to Shareholders

Following the date of this prospectus, we will be required to file periodic reports with the SEC and with Canadian securities regulatory authorities, including quarterly and annual reports containing financial information about our Company. In the future, we may register our common stock with the SEC under the Exchange Act. At that time, we would be required to deliver an annual report to our stockholders in conjunction with each annual meeting of stockholders. Copies of the reports that we file with the SEC can be viewed on the SEC website. (See “WHERE YOU CAN FIND MORE INFORMATION”). We may also deliver quarterly or other periodic information to our stockholders.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of common stock (including shares issued upon the exercise of outstanding options) in the public market after this offering could cause the market price of our common stock to decline. Those sales also might make it more difficult for us to sell equity-related securities in the future or reduce the price at which we could sell any equity-related securities.

All of the shares sold in this offering will be freely tradable in the United States without restriction under the Securities Act unless those shares are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act. All of our common stock outstanding prior to the date of this prospectus will be eligible for sale beginning 90 days from the date of the prospectus. The sale of any of those shares held by affiliates will be subject to volume limitations as set forth in the succeeding subsection.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not an affiliate of our Company holding restricted securities who beneficially owns shares that were not acquired from us or an affiliate of our company within the previous six months would be entitled to sell those shares free of any restrictions so long as we are required and have filed all periodic reports required to be filed with the SEC. An affiliate of our company would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•                  1% of the then outstanding shares of our common stock, or

•                  the average weekly trading volume of our common stock during the four calendar weeks preceding the date of proposed sale.

Sales by affiliates under Rule 144 are also subject to requirements relating to manner of sale and filing of notice with the SEC.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS

NOTICE PURSUANT TO IRS CIRCULAR 230: NOTHING CONTAINED IN THIS SUMMARY CONCERNING ANY U.S. FEDERAL TAX ISSUE IS INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED, BY A NON-U.S. HOLDER (AS DEFINED BELOW), FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES UNDER THE CODE (AS DEFINED BELOW). THIS SUMMARY WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THIS SUMMARY. EACH NON-U.S. HOLDER SHOULD SEEK U.S. FEDERAL TAX ADVICE, BASED ON SUCH NON-U.S. HOLDER’S PARTICULAR CIRCUMSTANCES, FROM AN INDEPENDENT TAX ADVISOR.

In the opinion of Dufford & Brown P.C., counsel to the Company, the following is a discussion of certain anticipated material U.S. federal income tax consequences of the purchase, ownership, and disposition of the common stock. This summary applies to a holder if the holder is a Non-U.S. Holder (as defined below). This summary deals only with common stock held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code.

This summary of certain anticipated material U.S. federal income tax consequences arising from and relating to the purchase, ownership and disposition of the common stock is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a Non-U.S. Holder. In addition, this summary does not take into account the individual facts and circumstances of any particular Non-U.S. Holder that may affect the U.S. federal income tax consequences to such Non-U.S. Holder relating to the purchase, ownership and disposition of the common stock. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any Non-U.S. Holder. Moreover, state, local and foreign tax considerations are not addressed in this summary. Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal, U.S. state and local and foreign tax and U.S. estate tax consequences relating to the purchase, ownership and disposition of the common stock. Moreover, this summary is not binding on the Internal Revenue Service which we refer to the IRS or the U.S. courts, and no assurance can be provided that the statements made in this summary will not be challenged by the IRS or will be sustained by a U.S. court if so challenged.

Additionally, this summary does not address specific tax consequences that may be relevant to a holder if the holder is a holder subject to some special tax treatment, such as:

•                  a dealer in securities or currencies;

•                  a trader that elects to use a mark-to-market method of accounting;

•                  a person that owns common stock as part of a “straddle,”  “hedge,” or “conversion transaction”

•                  a bank or other financial institution;

•                  an insurance company;

•                  a tax-exempt organization;

•                  a U.S. expatriate or former long-term resident of the U.S.; or

•                  a person liable for the alternative minimum tax.

This summary is based upon the provisions of the Code and U.S. Treasury regulations, rulings and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect.

For purposes of this summary, a holder is a Non-U.S. Holder if the holder is a beneficial owner of common stock other than: (i) a citizen or resident of the United States, as determined for U.S. federal income tax purposes; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) if it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership holds the common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If the holder is a partner of a partnership holding the common stock, the holder should consult its own tax advisor regarding the U.S. federal income tax consequences to it of the purchase, ownership, and disposition of the common stock.

Dividends

In general, if distributions were made with respect to the common stock, such distributions would be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and be subject to withholding as discussed in the following paragraph. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. Holder’s basis in the common stock and, to the extent such portion exceeds the Non-U.S. Holder’s basis, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under “Sale or Other Disposition,” In addition, if we are a U.S. real property holding corporation, which we refer to as USRPHC, and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraphs (and withholding at a minimum rate of 10%), or by treating only the amount of the distribution equal to its reasonable estimate of our current and accumulated earnings and profits as a dividend, with the excess portion of the distribution subject to withholding as if such excess were the result of a sale of shares in a USRPHC (discussed below under “Sale or Other Disposition”).

Generally, dividends paid to a Non-U.S. Holder will be subject to U.S. withholding tax at a 30% rate, subject to the two following exceptions:

•                  Dividends effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States or, if a tax treaty applies, dividends effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and attributable to a U.S. permanent establishment (or a fixed base in the case of an individual) maintained by the Non-U.S. Holder generally will not be subject to withholding if the Non-U.S. Holder complies with applicable certification requirements of the IRS and generally will be subject to U.S. federal income tax on a net income basis at regular graduated rates. In the case of a Non-U.S. Holder that is a corporation, such effectively connected dividends also may be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).

•                  The withholding tax might not apply, or might apply at a reduced rate, under the terms of an applicable tax treaty. Under applicable Treasury Regulations, to obtain a reduced rate of withholding under a tax treaty, a Non-U.S. Holder generally will be required to satisfy applicable certification and other requirements prescribed by such Treasury Regulations. A Non-U.S. Holder of the common stock eligible for a reduced rate of U.S. withholding tax may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

If the holder is eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty, the holder may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale or Other Disposition

Any gain that a holder realizes upon the sale or other disposition of the common stock generally will not be subject to U.S. federal income tax unless:

•                  the gain is effectively connected with the holder’s conduct of a trade or business in the United States, and, if an income tax treaty applies, is attributable to the holder’s U.S. permanent establishment;

•                  the holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•                  we are or have been a USRPHC for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period during which the holder has held the common stock.

If the holder is a Non-U.S. Holder whose gain is described in the first bullet point above, the holder will be subject to U.S. federal income tax on the gain derived from the sale, net of certain deductions, at the rates applicable to U.S. persons, within the meaning of the Code. If the holder is a corporate Non-U.S. Holder whose gain is described in the first bullet point above, the holder may also be subject to the branch profits tax described above at a 30% rate or a lower rate provided by an applicable income tax treaty. If the holder is an individual Non-US Holder described in the second bullet point above, the holder will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S.-source capital losses, even though the holder is not considered to be a resident of the United States.

We believe that we are likely, and we anticipate that we will continue to be, USRPHC. Any gain that the holder realizes upon the sale or other disposition of the common stock will be subject to U.S. federal income tax at the rates applicable to U.S. persons, within the meaning of the Code, and if the holder is a corporate Non-U.S. Holder, the holder may be subject to the branch profits tax as described above. An exception will apply if (i) the holder did not directly or indirectly own more than 5% of the common stock at any time during the shorter of the five-year period ending on the date of disposition or the period during which the holder has held the common stock and (ii) the common stock was regularly traded on an established securities market. For purposes of this exception, an established securities market includes (i) a foreign national securities exchange which is officially recognized, sanctioned, or supervised by a governmental authority or (ii) any over-the-counter market. Generally, an over-the-counter market is any market reflected by the existence of an interdealer quotation system. An interdealer quotation system is any system of general circulation to brokers and dealers which regularly disseminates quotations of stocks and securities by identified brokers or dealers. The common stock is not currently traded on an established securities market and we can provide no assurances that we will become traded on an established securities market in the future. Although the IRS has not issued specific guidance, we believe that the OTC Bulletin Board and TSX-V qualifies as an established securities market. Each Non-U.S. Holder should consult its own tax advisor as to whether this exception is available with respect to the common stock.

Information Reporting and Backup Withholding

We must report annually to the IRS and to the holder the amount of dividends, if any, paid to the holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the holder resides under the provisions of an applicable income tax treaty. The holder will be subject to backup withholding on dividends paid to the holder unless the holder satisfies applicable certification requirements.

Information reporting and, depending on the circumstances, backup withholding, will apply to the proceeds of a sale of the common stock within the United States or conducted through U.S.-related financial intermediaries unless the holder certifies under penalties of perjury that the holder is a Non-US Holder (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person) or the holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax, provided that the holder furnishes the required information to the IRS in a timely manner.

Note to Canadian Shareholders

A holder of common stock who resides in Canada will have Canadian tax consequences as outlined below under the heading “CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS.”

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Fraser Milner Casgrain LLP counsel to the Company, and Miller Thomson LLP counsel to the Underwriter, the following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable to a holder of common stock who, at all material times for the purposes of the Income Tax Act (Canada), which we refer to as the Tax Act.

•                  is or is deemed to be a resident of Canada for purposes of the Tax Act,

•                  deals at arm’s length with us,

•                  is not affiliated with us,

•                  an interest in which would not be a “tax shelter investment” under the Tax Act,

•                  is not a specified institution as defined in the Tax Act,

•                  is not a “financial institution” or other taxpayer to which the “mark to market” rules in the Tax Act apply,

•                  holds all common stock solely as capital property,

•                  does not determine its “Canadian tax results” in a “functional currency,” each as defined in the Tax Act, and

•                  for whom we are not at any material time a “foreign affiliate” for the purposes of the Tax Act.

A share of common stock will generally be considered capital property of a holder unless the holder holds the common stock in the course of carrying on a business of buying and selling common stock, or acquired the common stock in a transaction or transactions considered to be an adventure in the nature of trade.

This summary is of a general nature only and is not exhaustive of all Canadian federal income tax considerations that may be relevant to a particular holder. It is not, and should not be construed as, legal or tax advice to any particular holder. Consequently each holder is urged to consult the holder’s own tax advisers with respect to the legal and tax consequences applicable to the holder’s circumstances.

This summary is based upon the facts set out in this prospectus, a certificate of the Company as to certain factual matters, the provisions of the Tax Act and regulations thereunder in force as at the date hereof, all specific proposals to amend the Tax Act and regulations thereunder (the “Proposed Amendments”), publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency. This summary assumes that the Proposed Amendments will be enacted as currently proposed, and that there will be no other material change to any relevant law or administrative practice, although no assurance can be given in these respects. Except as otherwise indicated, this summary does not take into account or anticipate any change in any applicable law, and does not take into account any provincial, territorial or foreign tax law nor any income or other tax treaty, any of which may give rise to considerations that differ significantly from the Canadian federal income tax considerations discussed herein.

Currency

Except as discussed below, for the purposes of the Tax Act, each amount relating to a share, including dividends, adjusted cost bases and proceeds of disposition, must be expressed in Canadian dollars. Any relevant amount denominated in U.S. dollars generally must be converted into Canadian dollars based on the prevailing U.S. dollar exchange rate at the relevant time. Holders may therefore realize additional income, gains or losses by virtue of changes in foreign currency exchange rates.

Disposition of Shares

A holder who disposes or is deemed to dispose of a share of common stock generally will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of the common stock, less reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such share to the holder. The holder must include one half of any capital gain (taxable capital gain) realized by a holder in income, and may deduct one half of any capital loss (allowable capital loss) against taxable capital gains realized by a holder in the same year subject to the detailed rules in the Tax Act limiting the deduction of capital losses. The holder may deduct any excess of allowable capital losses against any net taxable capital gains realized in any of the three preceding taxation years or any subsequent taxation year, to the extent and under the circumstances permitted in the Tax Act. A holder resident in Canada who realizes a capital gain on the disposition of the common stock and pays United States tax as a result of the disposition may be eligible to claim a foreign tax credit or deduction under the Tax Act in respect of the United States tax payable to the extent and under the circumstances described in the Tax Act.

A holder that is a “Canadian-controlled private corporation” for the purposes of the Tax Act may be liable to pay an additional refundable tax of 6 2/3% on its “aggregate investment income” for the year, which will include any net taxable capital gains.

Capital gains realized by a holder who is an individual (including most trusts) may be subject to alternative minimum tax.

Dividends on Shares

A holder will be required to include in income the gross amount of any dividend, including amounts deducted for any United States or other foreign withholding tax that may be levied on the dividend, that the holder receives, or is deemed to receive, on a share of common stock. The holder, if an individual (including a trust), will not be entitled to the gross-up and dividend tax credit rules normally applicable to dividends received by individuals from taxable Canadian corporations. If the holder is a corporation, the holder will not be entitled to deduct the amount of the dividend in computing its taxable income.

The holder will, subject to the detailed rules in the Tax Act governing foreign tax credits and deductions in respect of foreign taxes, generally be entitled to claim a foreign tax credit against federal Canadian income tax, or a deduction in computing income, or both a foreign tax credit and a deduction, in respect of any United States or other foreign withholding tax levied on any such dividend. Holders are advised to consult their own tax advisers with respect to the availability of a foreign tax credit or deduction in respect of any dividend received or deemed to be received on a share of common stock.

A holder that is a “Canadian-controlled private corporation” for the purposes of the Tax Act may be liable to pay an additional refundable tax of 6 2/3% on its “aggregate investment income” for the year, which will include dividends on the common stock.

Foreign Property Information Reporting

The Tax Act imposes information reporting requirements on most Canadian residents who hold “specified foreign property” having an aggregate cost amount of Cdn$100,000 at any time in a taxation year or fiscal period. The common stock will be specified foreign property for these purposes. Each holder should consult the holder’s own tax advisers to determine whether the holder is or may be subject to these reporting requirements.

Foreign Investment Entity Status

Bill C-10, which received second reading in the Canadian Senate on December 4, 2007, contained proposed legislation relating to the income tax treatment of investments by Canadian residents in non-resident entities that constitute “foreign investment entities” (which are referred to in this prospectus as FIEs). These measures (which are referred to in this prospectus as FIE Proposals) were to be applicable to taxation years commencing after 2006 (unless the taxpayer elects to have the FIE Proposals apply to taxation years commencing after 2002).  Bill C-10 “died” on the order paper when the October 14, 2008 Canadian federal election was called.  As part of the January 27, 2009 Federal Budget, the Department of Finance announced that it will review the existing proposals in light of submissions which have been made to the Department before proceeding with the FIE Proposals.  There can be no assurances that the FIE Proposals will be enacted in the form set out in Bill C-10 or at all. Under the FIE Proposals, where a resident holds shares, other than shares that are an “exempt interest,” in a corporation that is a FIE at the corporation’s taxation year-end (as each of such terms is defined in the FIE Proposals), the resident generally will be required to include in computing income for the resident’s taxation year that includes such year-end an amount in respect of such shares computed in one of three ways:

(a)                                  an imputed return calculated as a prescribed percentage of the holder’s “designated cost” of such shares;

(b)                                 in certain circumstances, the annual accrued increase or decrease in the fair market value of the holder’s interest; or

(c)                                  in certain other limited circumstances, a proportionate share of the foreign investment entity’s income or loss for the year calculated using Canadian tax rules.

Under the FIE Proposals we would not be a FIE at the end of our taxation year if, at that time, the “carrying value” of all of our “investment property” does not exceed one-half of the “carrying value” of all of our property or if, throughout that taxation year, our principal undertaking is not an “investment business” (as all such terms are defined in the FIE Proposals).

While we do not anticipate that we will be a FIE, the determination of whether we are a FIE must be made on an annual basis at the end of each of our taxation years and no assurances can be given that we will not constitute a FIE at the end of a particular taxation year.

Even if we are a FIE for purposes of the FIE Proposals at the end of a taxation year, if the common stock qualifies as “exempt interests” for a particular holder at that time, the FIE Proposals will not apply to such holder. Under the FIE Proposals, the common stock will be an “exempt interest” to a particular holder at the end of a particular taxation year if:

(a)                                  it is reasonable to conclude that the holder has no “tax avoidance motive” in respect of the common stock at that time;

(b)                                 throughout that part of the particular taxation year during which the common stock was held, we exist under and are governed by the laws of the State of Colorado and are resident in the U.S. for the purposes of the Canada-U.S. Income Tax Convention (1980); and

(c)                                  throughout such period the common stock is an “arm’s length interest” of the holder.

The common stock will be an “arm’s length interest” of a holder for purposes of the FIE Proposals at a particular time provided (i) it is reasonable to conclude that there are at least 150 persons holding shares of the common stock having a total value of at least Cdn$500, (ii) it is reasonable to conclude that the common stock can normally be acquired and sold by members of the public in the open market, and (iii) the aggregate fair market value of the common stock held by the holder, together with persons with whom the holder does not deal at arm’s length, does not exceed 10% of the fair market value of all of the common stock held by any individual or entity at that time. Whether a holder has a “tax avoidance motive” for purposes of the FIE Proposals will depend upon the holder’s particular circumstances. A holder should consult the holder’s own tax advisors regarding the potential application of the FIE Proposals to the holder’s common stock.

EXPERTS

The following is a list of persons or companies named as having prepared or certified a statement, report or opinion, whose profession or business gives authority to the statement, report or opinion made by the person or company.

(i)                                     Fred Brown, CPG, Pr. Sci. Nat., and Tracy Armstrong, P.Geo., of P&E Mining Consultants Inc. are the qualified persons who co-authored the Technical Report on the Warm Springs beryllium property in Socorro County, New Mexico, USA dated June 5, 2009, which is publicly filed at www.sedar.com;

(ii)                                  McGovern, Hurley, Cunningham LLP, chartered accountants, prepared the audit report on our financial statements for the periods ended December 31, 2008 included in this prospectus;

(iii)                               Fraser Milner Casgrain LLP, on our behalf, and Miller Thomson LLP, on behalf of the Underwriter, provided the opinions under the headings “ELIGIBILITY FOR INVESTMENT” and “CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS;” and

(iv)                              Dufford & Brown P.C., on our behalf, provided the opinions under the heading “CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS.”

This prospectus contains a summary of possible United States and Canadian federal tax considerations applicable to an investment in the shares of common stock. The income and other tax consequences of acquiring, holding or disposing of the shares of common stock will vary depending on the holder’s particular circumstances including the jurisdiction in which the holder resides or carries on business. Accordingly, these summaries are of a general nature only and are not intended to be legal or tax advice to any holder. Holders should consult their own tax advisors for advice with respect to the income tax consequences of an investment in the shares of common stock, based on their particular circumstances.

To our knowledge, none of these entities or individuals hold directly or indirectly more than 1% of the issued and outstanding shares of common stock.

Based on the information provided by the relevant persons, and except as otherwise disclosed in this prospectus, none of the persons or companies referred to above has received or will receive any direct or indirect interest in any of our property or the property of any of our associates or affiliates or have any beneficial ownership, direct or indirect, of any our securities or of any of our associates or affiliates.

LEGAL MATTERS

We will be advised on the legality of the shares of our common stock included in this prospectus by Dufford & Brown, P.C., of Denver, Colorado. Certain matters regarding Canadian law will be passed upon for us by Fraser Milner Casgrain, LLP of Toronto, Ontario and for the Underwriter by Miller Thomson LLP of Vancouver, British Columbia and Dorsey & Whitney LLP of Denver, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any document we file at the SEC’s Public Reference Rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our SEC filings by going to the SEC’s website at http://www.sec.gov.

We have filed with the SEC a Registration Statement on Form S-1 to register the shares of our common stock. This prospectus is part of that Registration Statement and, as permitted by the SEC’s rules, does not contain all of the information set forth in the Registration Statement. For further information about us or our common stock, you may refer to the Registration Statement and to the exhibits filed as part of the Registration Statement. The description of all agreements or the terms of those agreements contained in this prospectus are specifically qualified by reference to the agreements, filed or incorporated by reference in, the Registration Statement.

Prior to the date of this prospectus, we were not subject to the informational filing requirements of the Exchange Act. However, as a result of this offering, we have become subject to certain of these requirements and will be required to file periodic reports, including annual reports containing audited financial statements, reports containing unaudited interim financial statements, quarterly and special reports and other information with the SEC. You can also review this information at the public reference rooms of the SEC and on the SEC’s website as described above.

[ALTERNATE PAGES FOR CANADIAN PROSPECTUS]

NOTE TO INVESTORS

Our functional currency is the currency of the United States, and as such, our financial statements have been prepared in United States dollars. Our financial statements included in this prospectus have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). As we will be an “SEC issuer” (within the meaning of National Instrument 52-107 of the Canadian Securities Administrators) upon the effectiveness of the Registration Statement, we are not required to provide, and have not provided, a reconciliation of our financial statements to Canadian generally accepted accounting principles.

PRIOR SALES

The following table contains details of issuances of common stock by us from the date of incorporation to the date of this prospectus:

Date	Number of Shares of Common Stock	Aggregate Gross Proceeds		Price per share
August 8, 2007	3,000,000	$300		$0.0001
October 1, 2007	10,000,000	N/A	(1)	N/A	(1)
October 15, 2007	1,715,000	Cdn$343,000		Cdn$0.20
October 31, 2007	6,850,000	Cdn$1,370,000		Cdn$0.20
November 6, 2007	4,230,000	Cdn$846,000		Cdn$0.20
November 13, 2007	900,000	Cdn$180,000		Cdn$0.20
November 28, 2007	200,000	Cdn$40,000		Cdn$0.20
December 7, 2007	300,000	N/A	(2)	N/A	(2)

(1)                                  These shares of common stock were issued pursuant to the Acquisition. See “BUSINESS OF THE COMPANY.”

(2)                                  These shares of common stock were issued for services.

ESCROWED SECURITIES

In accordance with National Policy 46-201 “Escrow for Initial Public Offerings” (“NP 46-201”), all securities of an issuer owned or controlled by “Principals” are required to be escrowed at the time of the issuer’s initial public offering.     A “Principal” is defined in NP 46-201 to include: directors and senior officers of an issuer, as listed in this prospectus; promoters of an issuer during the two years preceding this offering; those who own and/or control more than 10% of an issuer’s voting securities immediately before and immediately after completion of an initial public offering if they also have elected or appointed or have the right to elect or appoint a director or senior officer of the issuer; those who own and/or control more than 20% of an issuer’s voting securities immediately before and immediately after completion of an initial public offering; and a spouse or relative of any of the above if they live at the same address.

There is an exception for Principals who hold less than 1% of the issued and outstanding securities of an issuer upon completion of an initial public offering, calculated on the basis that convertible securities held by the Principal are included in the calculation.

As of    •   , 2009, the following securities are subject to escrow:

Name of Principals	Number of Escrowed Securities(1)	Percentage of Class
GWE	9,400,000 shares of common stock	•	%
David Q. Tognoni	1,000,000 shares of common stock	•	%
Edward Godin	1,000,000 shares of common stock	•	%
Stewart Jackson(2)	1,000,000 shares of common stock	•	%

(1)                                  Securities are held by Equity Transfer & Trust Company under an escrow agreement dated   •  , 2009 among the Principals and Equity Transfer & Trust Company: 10% of each Principal’s holdings will be released at closing and the balance will be released in tranches of 15% at six month intervals over the 36 months following the closing date.

(2)                                  Mr. Jackson is not a Principal, but has been added as a party to the Escrow Agreement at the request of the TSXV.

Pursuant to the terms of the Escrow Agreement, the securities held in escrow may not be transferred or otherwise dealt with during the term of the Escrow Agreement unless the transfers or dealings within escrow are: transfers to existing or any new directors and senior officers with approval of our board of directors; transfers to other Principals; transfers to an RRSP or similar trust plan provided that the only beneficiaries are the transferor or the transferor’s spouse or children; transfers upon bankruptcy to the trustee in bankruptcy; and pledges to a financial institution as collateral for a bona fide loan, provided that upon a realization the securities remain subject to escrow.

Tenders of escrowed securities to a take-over bid are permitted provided that, if the tenderer is a Principal of the successor company upon completion of the take-over bid, securities received in exchange for tendered escrowed securities are submitted in escrow on the basis of the successor company’s escrow classification.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

National Instrument 58-101—Disclosure of Corporate Governance Practices of the Canadian Securities Administrators, requires the Company to disclose its approach to corporate governance with reference to the governance guidelines provided in National Policy 58-201—Corporate Governance Guidelines, both of which came into force on June 30, 2005. The following is a summary of the Company’s governance practices.

1.                                      Board of Directors

Disclose how the board of directors (the board) facilitates its exercise of independent supervision over management, including

(i)                                  the identity of directors that are independent, and

For this purpose, “independence” is to be determined in accordance with the definition in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, Inc. and National Instrument 52-110—Audit Committees. The board of directors consists of three members, of which two, Edward Godin and Robert Lufkin, are currently independent.

(ii)                              the identity of directors who are not independent, and the basis for that determination.

David Tognoni is not independent as he is the president, chief executive officer and secretary of the Company.

2.                                      Directorships

If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction, identify both the director and the other issuer.

The following director is a director of the reporting issuer indicated opposite his name:

Name	Issuer
Edward Godin	Continental Precious Minerals Inc. (TSX)

3.                                      Orientation and Continuing Education

Describe what steps, if any, the board takes to orient new board members, and describe any measures the board takes to provide continuing education for directors.

The Company does not have a formal process of orientation for new directors. However, at all regular board of directors’ meetings there is a discussion of the business of the Company which provides new and existing directors with an overview of the Company’s operations. From time to time, corporate officers and financial and other experts are invited to attend board of directors’ meetings to describe matters in their areas of expertise. The role and responsibilities of the board of directors, its committees and its directors are an ongoing matter of discussion at board of directors’ meetings and directors are free to consult legal counsel with respect to such matters.

While the Company does not have a formal continuing education program for its directors, it is expected that continuing education activities will be tailored to the particular needs and experience of each director and the overall needs of the board of directors, on an as needed basis.

4.                                      Ethical Business Conduct

Describe what steps, if any, the board takes to encourage and promote a culture of ethical business conduct.

The board of directors first adopted a Code of Business Conduct and Ethics (the “Code”) for the directors, officers and employees of the Company in July 2008. A copy of the Code will be available on SEDAR at www.sedar.com. Compliance with the Code is to be monitored by requiring all directors, officers and employees of the Company to indicate in writing their familiarity with the Code and their agreement to comply with it.

5.                                      Nomination of Directors

Disclose what steps, if any, are taken to identify new candidates for board nomination, including:

(i)                                  who identifies new candidates, and

The board of directors as a whole is responsible for recommending suitable candidates as nominees for election or appointment as directors, and recommending the criteria governing the overall composition of the board of directors and governing the desirable characteristics of directors.

(ii)                              the process of identifying new candidates.

In making such recommendations, the board of directors considers: (i) the competencies and skills that the board considers to be necessary for the board as a whole to possess; (ii) the competencies and skills that the board considers each existing director to possess; (iii) the competencies and skills that each new nominee will bring to the board; and (iv) whether or not each new nominee can devote sufficient time and resources to his or her duties as a member of the board.

6.                                      Compensation

Disclose what steps, if any, are taken to determine compensation for the directors and CEO, including:

(i)                                  who determines compensation, and

The board of directors as a whole determines the compensation for directors and officers.

(ii)                              the process of determining compensation.

In reviewing the adequacy and form of compensation for directors, the board of directors seeks to ensure that the compensation reflects the responsibilities and risks involved in being a director of the Company. In reviewing the adequacy and form of compensation for officers, the board of directors seeks to align the interests of officers with the best interests of the Company.

7.                                      Other Board Committees

If the board has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.

The board of directors has no standing committees other than the audit committee.

8.                                      Assessments

Disclose what steps, if any, that the board takes to satisfy itself that the board, its committees, and its individual directors are performing effectively.

The chairman of the board of directors is responsible for ensuring that an appropriate system is in place to evaluate the performance of the board of directors as a whole, its committees and individual directors. Given the relative size of the board of directors and its committees, assessments as to the effectiveness of the board of directors, its committees and individual directors are done on an informal basis.

AUDIT COMMITTEE CHARTER

I.                                         PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of BE Resources Inc. (the “Corporation”).

The Committee has the authority to conduct any investigation appropriate to its responsibilities, and it may request the external auditors as well as any officer of the Corporation, or outside counsel for the Corporation, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee. The Committee shall have unrestricted access to the books and records of the Corporation and has the authority to retain, at the expense of the Corporation, special legal, accounting, or other consultants or experts to assist in the performance of the Committee’s duties.

The Committee shall review and assess the adequacy of this Charter annually and submit any proposed revisions to the Board for approval.

In fulfilling its responsibilities, the Committee shall carry out the specific duties set out in Part III of this Charter.

II.                                     AUTHORITY OF THE AUDIT COMMITTEE

The Committee shall have the authority to:

(a)                                  engage independent counsel and other advisors as it determines necessary to carry out its duties;

(b)                                 set and pay the compensation for advisors employed by the Committee; and

(c)                                  communicate directly with the external auditors.

III.                                 RESPONSIBILITIES

A.                                    Independent Auditors

1.                                       The Committee shall recommend to the Board the external auditors to be nominated, shall set the compensation for the external auditors, provide oversight of the external auditors and shall ensure that the external auditors report directly to the Committee.

2.                                       The Committee shall be directly responsible for overseeing the work of the external auditors, including the resolution of disagreements between management and the external auditors regarding financial reporting.

3.                                       The Committee shall review the external auditors’ audit plan, including scope, procedures and timing of the audit.

4.                                       The Committee shall review the results of the annual audit with the external auditors, including matters related to the conduct of the audit.

5.                                       The Committee shall obtain timely reports from the external auditors describing critical accounting policies and practices, alternative treatments of information within generally accepted accounting principles that were discussed with management, their ramifications, and the external auditors’ preferred treatment and material written communications between the Corporation and the external auditors.

6.                                       The Committee shall pre-approve all non-audit services not prohibited by law to be provided by the external auditors.

7.                                       The Committee shall review fees paid by the Corporation to the external auditors and other professionals in respect of audit and non-audit services on an annual basis.

8.                                       The Committee shall review and approve the Corporation’s hiring policies regarding partners, employees and former partners and employees of the present and former auditors of the Corporation.

9.                                       The Committee shall monitor and assess the relationship between management and the external auditors and monitor and support the independence and objectivity of the external auditors.

B.                                    Financial Accounting and Reporting Process

1.                                       The Committee shall review the annual audited financial statements to satisfy itself that they are presented in accordance with generally accepted accounting principles and report thereon to the Board and recommend to the Board whether or not same should be approved prior to their being filed with the appropriate regulatory authorities. The Committee shall also review the interim financial statements. With respect to the annual audited financial statements, the Committee shall discuss significant issues regarding accounting principles, practices, and judgments of management with management and the external auditors as and when the Committee deems it appropriate to do so. The Committee shall satisfy itself that the information contained in the annual audited financial statements is not materially misstated, misleading or incomplete and that the audit function has been effectively carried out.

2.                                       The Committee shall review management’s discussion and analysis relating to annual and interim financial statements, earnings press releases, and any other public disclosure documents that are required to be reviewed by the Committee under any applicable laws prior to their being filed with the appropriate regulatory authorities.

3.                                       The Committee shall meet no less frequently than annually with the external auditors and the Chief Financial Officer or, in the absence of a Chief Financial Officer, with the officer of the Corporation in charge of financial matters, to review accounting practices, internal controls and such other matters as the Committee, Chief Financial Officer or, in the absence of a Chief Financial Officer, with the officer of the Corporation in charge of financial matters, deems appropriate.

4.                                       The Committee shall be satisfied that adequate procedures are in place for the review of the Corporation’s public disclosure of financial information extracted or derived from the Corporation’s financial statements other than earnings press releases, and periodically assess the adequacy of these procedures.

5.                                       The Committee shall establish procedures for:

(a)                                  the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

(b)                                 the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

6.                                       The Committee shall inquire of management and the external auditors about significant risks or exposures, both internal and external, to which the Corporation may be subject, and assess the steps management has taken to minimize such risks.

7.                                       The Committee shall review the post-audit or management letter containing the recommendations of the external auditors and management’s response and subsequent follow-up to any identified weaknesses.

8.                                       The Committee shall ensure that there is an appropriate standard of corporate conduct including, if necessary, adopting a corporate code of ethics for senior financial personnel.

9.                                       The Committee shall provide oversight to related party transactions entered into by the Corporation.

C.                                    Other Responsibilities

1.                                       The Committee shall perform any other activities consistent with this Charter and governing law, as the Committee or the Board deems necessary or appropriate.

D.                                    Composition and Meetings

1.                                       The Committee and its membership shall meet all applicable legal, regulatory and listing requirements, including, without limitation, securities laws, the listing requirements of the applicable stock exchange, the Colorado Business Corporation Act and all applicable securities regulatory authorities.

2.                                       The Committee shall be composed of three or more directors as shall be designated by the Board from time to time, one of whom shall be designated by the Board to serve as Chair.

3.                                       The Committee shall meet at least quarterly, at the discretion of the Chair or a majority of its members, as circumstances dictate or as may be required by applicable legal or listing requirements. A minimum of two and at least 50% of the members of the Committee present either in person or by telephone shall constitute a quorum.

4.                                       If within one-half of an hour of the time appointed for a meeting of the Committee, a quorum is not present, the meeting shall stand adjourned to the same time on the next business day following the date of such meeting at the same place. If at the adjourned meeting a quorum as hereinbefore specified is not present within one-half of an hour of the time appointed for such adjourned meeting, such meeting shall stand adjourned to the same time on the next business day following the date of such meeting at the same place. If at the second adjourned meeting a quorum as hereinbefore specified is not present, the quorum for the adjourned meeting shall consist of the members then present.

5.                                       If and whenever a vacancy shall exist, the remaining members of the Committee may exercise all of its powers and responsibilities so long as a quorum remains in office.

6.                                       The time and place at which meetings of the Committee shall be held, and procedures at such meetings, shall be determined from time to time by, the Committee. A meeting of the Committee may be called by letter, telephone, facsimile, email or other communication equipment, by giving at least 48 hours notice, provided that no notice of a meeting shall be necessary if all of the members are present either in person or by means of conference telephone or if those absent have waived notice or otherwise signified their consent to the holding of such meeting.

7.                                       Any member of the Committee may participate in a meeting of the Committee by means of conference telephone or other communication equipment, and the member participating in a meeting pursuant to this paragraph shall be deemed, for purposes hereof, to be present in person at the meeting.

8.                                       The Committee shall keep minutes of its meetings which shall be submitted to the Board. The Committee may, from time to time, appoint any person who need not be a member, to act as a secretary at any meeting.

9.                                       The Committee may invite such officers, directors and employees of the Corporation and its subsidiaries as it may see fit, from time to time, to attend meetings of the Committee.

10.                                 Any matters to be determined by the Committee shall be decided by a majority of votes cast at a meeting of the Committee called for such purpose. Actions of the Committee may be taken by an instrument or instruments in writing signed by all members of the Committee, and such actions shall be effective as though they had been decided by a majority of votes cast at a meeting of the Committee called for such purpose. All decisions or recommendations of the Committee shall require the approval of the Board prior to implementation.

Approved by the Board of Directors on July 2, 2008.

Procedures for Approval of Non-Audit Services

1.                                       The Corporation’s external auditors shall be prohibited from performing for the Corporation the following categories of non-audit services:

(a)                                  bookkeeping or other services related to the Corporation’s accounting records or financial statements (in the event that the Corporation’s market capitalization or assets exceed $10,000,000);

(b)                                 financial information systems design and implementation;

(c)                                  appraisal or valuation services, fairness opinion or contributions-in-kind reports;

(d)                                 actuarial services;

(e)                                  internal audit outsourcing services;

(f)                                    management functions;

(g)                                 human resources;

(h)                                 broker or dealer, investment adviser or investment banking services;

(i)                                     legal services;

(j)                                     expert services unrelated to the audit; and

(k)                                  any other service that the Canadian Public Accountability Board determines is impermissible.

2.                                       In the event that the Corporation wishes to retain the services of the Corporation’s external auditors for tax compliance, tax advice or tax planning, the Chief Financial Officer of the Corporation or officer of the Corporation in charge of financial matters shall consult with the Chair of the Audit Committee, who shall have the authority to approve or disapprove on behalf of the Audit Committee, such non-audit services. All other non-audit services shall be approved or disapproved by the Audit Committee as a whole.

3.                                       The Chief Financial Officer of the Corporation or officer of the Corporation in charge of financial matters shall maintain a record of non-audit services approved by the Chair of the Audit Committee or the Audit Committee for each fiscal year and provide a report to the Audit Committee no less frequently than on a quarterly basis.

Procedures for Receipt of Complaints and Submissions Relating to Accounting Matters

1.                                       To the extent that the Corporation has employees in addition to the chief executive officer, the Corporation shall inform employees via an e-mail that is disseminated to all employees at least annually, of the officer (the “Complaints Officer”) designated from time to time by the Audit Committee to whom complaints and submissions can be made regarding accounting, internal accounting controls or auditing matters or issues of concern regarding questionable accounting or auditing matters.

2.                                       The Complaints Officer shall be informed that any complaints or submissions so received must be kept confidential and that the identity of employees making complaints or submissions shall be kept confidential and shall only be communicated to the Audit Committee or the Chair of the Audit Committee.

3.                                       The Complaints Officer shall be informed that he or she must report to the Audit Committee as frequently as such Complaints Officer deems appropriate, but in any event no less frequently than on a quarterly basis prior to the quarterly meeting of the Audit Committee called to approve interim and annual financial statements of the Corporation.

4.                                       Upon receipt of a report from the Complaints Officer, the Audit Committee shall discuss the report and take such steps as the Audit Committee may deem appropriate.

5.                                       The Complaints Officer shall retain a record of a complaint or submission received for a period of six years following resolution of the complaint or submission

PURCHASERS’ STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

ELIGIBILITY FOR INVESTMENT

In the opinion of Fraser Milner Casgrain LLP, our Canadian counsel, and Miller Thomson LLP, the Canadian counsel to the Underwriter, provided that the relevant provisions of the Tax Act and the regulations thereunder remain unamended at the time that the common stock is listed on a designated stock exchange for purpose of the Tax Act (which currently includes the TSXV, Tiers 1 and 2), the common stock, if and when listed on a designated stock exchange, will be qualified investments under the Tax Act and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans, registered disability savings plans and the tax-free savings accounts.  Notwithstanding that the common stock are qualified investments for a trust governed by a tax-free savings account, a holder of the Company’s common stock will be subject to a penalty tax if the common stock held in a tax-free savings account are a “prohibited investment” under the Tax Act.  The common stock generally will not be a “prohibited investment” unless the owner of a tax-free savings account does not deal at arm’s length with the Company, or the holder has a “significant interest” (within the meaning of the Tax Act) in the Company or a corporation, partnership or trust with which the Company does not deal at arm’s length for the purposes of the Tax Act.  Holders should consult their own tax advisors as to whether the common stock will be a “prohibited investment” in their particular circumstances.  There can be no assurances that the common stock will be listed on a designated stock exchange.

MATERIAL CONTRACTS

Except for contracts made in the ordinary course of business, the following are the only material contracts entered into by us within the two year period prior to the date of this prospectus:

•                  Agreement of Purchase and Sale between us and GWE dated October 1, 2007.

•                  NPR Royalty Agreements between us and each of GWE, South West Exploration, LLC, Bethany Resources, LLC and Stewart Jackson dated October 1, 2007.

•                  First Amendment to NPR Royalty Agreement between us and each of GWE, South West Exploration, LLC and Bethany Resources, LLC dated May 27, 2009 and between us and Stewart Jackson dated May 30, 2009.

•                  Gross Royalty Agreement between us and David Tognoni dated October 1, 2007.

•                  Sullivan Lease between David Tognoni and Kenneth Alan Sullivan and Cherrill L. Sullivan dated January 2, 2004; Assignment of Sullivan Lease between David Q. Tognoni and Great Western Exploration, LLC dated February 3, 2004; Assignment of Sullivan Lease between the Company and Great Western Exploration, LLC dated October 1, 2007; and Amendment of Sullivan Lease between the Company and Kenneth Alan Sullivan and Cherrill L. Sullivan dated April 9, 2008.

•                  Escrow Agreement between the Company and Equity Transfer & Trust Company dated   •  , 2009.

•                  Underwriting agreement between us and the Underwriter dated   •  , 2009.

Copies of these agreements may be examined at our registered office during normal business hours during the course of distribution to the public of the common stock.

AUDITORS’ CONSENT

We have read the preliminary prospectus of BE Resources Inc. (the “Company”) dated July 2, 2009 relating to the issue and sale of common stock of the Company. We have complied with United States generally accepted standards for an auditor’s involvement with offering documents.

We consent to the use in the above-mentioned prospectus of our report to the directors of the Company on the balance sheets of BE Resources (a continuation of the operations of Great Western Exploration, LLC) as of December 31, 2008 and 2007 and the related statements of operations, shareholders equity and cash flows for each of the years in the two-year period ended December 31, 2008, and the cumulative period from inception (February 3, 2004) to December 31, 2008. Our report is dated June 30, 2009.

Toronto, Ontario	Chartered Accountants Licensed Public Accountants /s/ McGovern, Hurley, Cunningham, LLP

July 2, 2009	McGovern, Hurley, Cunningham LLP

FINANCIAL STATEMENTS

BE RESOURCES INC.

(A CONTINUATION OF THE OPERATIONS OF GREAT WESTERN EXPLORATION, LLC)

(AN EXPLORATION STAGE ENTITY)

BALANCE SHEETS

	March 31,	December 31,
	2009	2008
	(Unaudited)

Assets
Current assets
Cash (note 2)	$384,785	$522,975
Prepaid expenses, deposits and other receivables	7,370	4,722

Total current assets	392,155	527,697
Mineral rights (note 4)	110,400	110,400
Reclamation bonds (note 5)	25,946	25,946
Equipment (note 6)	925	1,202

Total assets	$529,426	$665,245

Liabilities
Current liabilities
Accounts payable	$25,599	$28,371
Accrued liabilities	123,062	121,506
Derivative instruments (notes 2 and 8(c))	343,467	—
Total current liabilities	492,128	149,877
Asset retirement obligation (note 5)	12,506	12,506
Commitments and contingencies (notes 4 and 7)	—	—

Total liabilities	504,634	162,383

Shareholders’ equity
Capital stock (notes 8(a) and (b))	4,740,940	4,740,940
Additional paid-in capital (note 8(c))	—	477,093
Deficit accumulated during the exploration stage	(4,716,148)	(4,715,171)

Total shareholders’ equity	24,792	502,862

Total liabilities and shareholders’ equity	$529,426	$665,245

Approved on behalf of the Board

/s/ David Tognoni, Director	/s/ Edward Godin, Director

See accompanying notes to these financial statements

BE RESOURCES INC.

(A CONTINUATION OF THE OPERATIONS OF GREAT WESTERN EXPLORATION, LLC)

(AN EXPLORATION STAGE ENTITY)

STATEMENTS OF OPERATIONS
(Unaudited)

			Cumulative
	For the 3	For the 3	from inception
	months ended	months ended	(February 3, 2004)
	March 31,	March 31,	to March 31,
	2009	2008	2009

Operating expenses
Management, salaries and consulting fees(note 9)	$36,056	$38,295	$810,372
Drilling	—	—	821,371
Geological consulting fees	22,960	39,651	501,001
Office and general (note 9)	21,335	26,782	392,178
Professional fees	28,973	33,939	452,747
Foreign exchange loss	15,577	63,974	328,469
Share based payments (note 8(c))	(8,808)	119,200	468,285
Fees, licences and permits	—	10,811	335,664
Lease expense	—	—	60,566
Interest and accretion expense	—	—	5,475
Gain on disposition of equipment	—	—	(602)
Travelling	9,425	4,413	92,076
Amortization of equipment	277	—	8,462
Financing costs	—	—	571,335

	125,795	337,065	4,847,399

Less: other income
Dividend income	—	—	(6,433)

Net loss for the period	$125,795	$337,065	$4,840,966

Net loss per share
Basic and fully diluted	$0.00	$0.01

Weighted average number of shares outstanding	27,195,000	27,195,000

See accompanying notes to these financial statements

BE RESOURCES INC.

(A CONTINUATION OF THE OPERATIONS OF GREAT WESTERN EXPLORATION, LLC)

(AN EXPLORATION STAGE ENTITY)

STATEMENT OF SHAREHOLDERS’ EQUITY (Unaudited)

				Deficit
				Accumulated
	Additional	Common Stock		During the
	Paid-in	Number of		Exploration
	Capital	Shares	Amount	Stage	Total

February 3, 2004, issued to the manager of GWE for interest in mining lease (Note 4(a)) valued at $0.002 per share	$—	6,734,160	$11,000	$—	$11,000
Fiscal 2004, issued for cash at $0.53 per share	—	1,870,600	1,000,000	—	1,000,000
Issue costs	—	—	(10,545)	—	(10,545)
Loss for the period	—	—	—	(417,520)	(417,520)

Balance, December 31, 2004	—	8,604,760	1,000,455	(417,520)	582,935
Fiscal 2005, issued for cash at $0.36 per share	—	140,295	50,000	—	50,000
Fiscal 2005, issued for cash at $0.80 per share	—	374,120	300,000	—	300,000
Fiscal 2005, issued for cash at $0.82 per share	—	140,295	115,000	—	115,000
Fiscal 2005, issued for cash at $1.07 per share	—	93,530	100,000	—	100,000
Issue costs	—	—	(19,278)	—	(19,278)
Loss for the period	—	—	—	(1,017,725)	(1,017,725)

Balance, December 31, 2005	—	9,353,000	1,546,177	(1,435,245)	110,932
May 7, 2006, issued for cash at $2.13 per share	—	47,000	100,000	—	100,000
December 2006, subscriptions receivable	—	—	(37,500)	—	(37,500)
Issue costs	—	—	(26,986)	—	(26,986)
Contribution of capital from GWE to fund exploration operations (Note 1)	—	—	240,000	—	240,000
Loss for the period	—	—	—	(251,061)	(251,061)

Balance, December 31, 2006 (Note 8(b)(ii))	—	9,400,000	1,821,691	(1,686,306)	135,385
Receipt of subscriptions receivable	—	—	37,500	—	37,500
October 1, 2007, issued to buy out minority interest in mineral rights, valued at $0.20 per share (Notes 1 and 8(b)(ii))	—	600,000	—	—	—
Contribution of capital from GWE to fund exploration operations (Note 1)	—	—	46,362	—	46,362
Reverse merger adjustments (Notes 1 and 8(b)(i))	—	3,000,000	(30,123)	—	(30,123)
October and November 2007, issued for cash at $0.21 (CDN $0.20) per share (Note 8(b)(iii))	—	13,895,000	2,923,434	—	2,923,434
December 7, 2007, issued for service valued at $0.21 (CDN $0.20) per share based on the sales price of the October and November 2007 private placement (Note 8(b)(iv))	—	300,000	60,102	—	60,102
Issue costs	—	—	(118,026)	—	(118,026)
Stock-based compensation (Note 8(c)), grant of 3,560,000 stock options valued at $0.14 per stock option based on the Black Scholes option pricing model, amortized over the vesting period	159,900	—	—	—	159,900
Loss for the period	—	—	—	(758,640)	(758,640)
Balance, December 31, 2007	159,900	27,195,000	4,740,940	(2,444,946)	2,455,894

See accompanying notes to these financial statements

BE RESOURCES INC.

(A CONTINUATION OF THE OPERATIONS OF GREAT WESTERN EXPLORATION, LLC)

(AN EXPLORATION STAGE ENTITY)

STATEMENT OF SHAREHOLDERS’ EQUITY - continued

				Deficit
				Accumulated
	Additional	Common Stock		During the
	Paid-in	Number of		Exploration
	Capital	Shares	Amount	Stage	Total
Balance, December 31, 2007	159,900	27,195,000	4,740,940	(2,444,946)	2,455,894
Stock-based compensation (Note 8(c)), grant of 3,560,000 stock options valued at $0.14 per stock option based on the Black Scholes option pricing model, amortized over the vesting period	317,193	—	—	—	317,193
Loss for the period	—	—	—	(2,270,225)	(2,270,225)

Balance, December 31, 2008	$477,093	27,195,000	$4,740,940	$(4,715,171)	$502,862
Adoption of EITF 07-05 (Notes 2 and 8(c))	(477,093)	—	—	124,818	(352,275)
Loss for the period	—	—	—	(125,795)	(125,795)

Balance, March 31, 2009	$—	27,195,000	$4,740,940	$(4,716,148)	$24,792

See accompanying notes to these financial statements

BE RESOURCES INC.

(A CONTINUATION OF THE OPERATIONS OF GREAT WESTERN EXPLORATION, LLC)

(AN EXPLORATION STAGE ENTITY)

STATEMENTS OF CASH FLOWS
(Unaudited)

			Cumulative
	For the 3	For the 3	from inception
	months ended	months ended	(February 3, 2004)
	March 31,	March 31,	to March 31,
	2009	2008	2009

Cash flow from operating activities
Net (loss) for the period	$(125,795)	$(337,065)	$(4,840,966)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	(8,808)	119,200	468,285
Common shares issued for services	—	—	60,102
Common shares issued for interest in exploration property	—	—	11,000
(Gain) on disposition of equipment	—	—	(602)
Accretion of asset retirement obligation	—	—	3,111
Amortization of equipment	277	—	8,462
Write off of prior year’s deferred costs	—	—	115,684
Increase in asset retirement obligation	—	—	9,395
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses and deposits	(2,648)	21,141	(7,370)
(Increase) in reclamation bonds	—	—	(25,946)
(Decrease) increase in accounts payable and accrued liabilities	(1,216)	(26,230)	80,359

Net cash (used in) operating activities	(138,190)	(222,954)	(4,118,486)

Cash flow from investing activities
Purchase of mineral rights	—	—	(110,400)
Purchase of equipment	—	—	(14,535)
Proceeds from sale of equipment	—	—	5,750

Net cash (used in) investing activities	—	—	(119,185)

Cash flow from financing activities
Issue of common shares, net of costs	—	—	4,423,599
Deferred transaction costs	—	(75,494)	(87,505)
Cash provided by GWE to fund exploration operations (Note 1)	—	—	286,362

Net cash (used in) by financing activities	—	(75,494)	4,622,456

See accompanying notes to these financial statements

BE RESOURCES INC.

(A CONTINUATION OF THE OPERATIONS OF GREAT WESTERN EXPLORATION, LLC)

(AN EXPLORATION STAGE ENTITY)

STATEMENTS OF CASH FLOWS  - continued

			Cumulative
	For the 3	For the 3	from inception
	months ended	months ended	(February 3, 2004)
	March 31,	March 31,	to March 31,
	2009	2008	2009

(Decrease) increase in cash	(138,190)	(298,448)	384,785
Cash, beginning of period	522,975	2,444,125	—

Cash, end of period	$384,785	$2,145,677	$384,785

Supplemental Information
Non-cash investing and financing activities
Net liabilities of BE Resources Inc. assumed in connection with the reverse merger transaction described in Note 1	$—	$—	$(30,123)
Common shares issued for interest in mining lease	$—	$—	$11,000
Common shares issued for services	$—	$—	$60,102

See accompanying notes to these financial statements

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Interim Financial Statements

(Unaudited)

March 31, 2009

1.      Nature of Business, Basis of Presentation and Continuing Operations

BE Resources Inc. (the “Company”) was incorporated on August 8, 2007 under the laws of the State of Colorado, U.S.A. for the purpose of acquiring certain mineral interests and all operations from Great Western Exploration, LLC (“GWE”) and further exploring and if warranted, developing those interests.

On October 1, 2007, the Company entered into an agreement with GWE to acquire GWE’s interest in the New Mexico Beryllium Project (the “Acquisition”), which is comprised of certain mining leases and unpatented mining claims located in Socorro County and Sierra County, New Mexico.  See Note 1 to the audited financial statements for the year ended December 31, 2008 included elsewhere in the prospectus of the Company.

The Company is engaged in the business of the acquisition and development of mineral properties believed to be prospective for minerals such as Beryllium and other elements in the State of New Mexico, United States. To date, the Company has not earned revenue and its operations have been limited to general administrative operations, obtaining initial capital and initial property staking and investigation, and is considered an Exploration Stage Company in accordance with Statement of Financial Accounting Standards No. 7.

The business of exploring for minerals involves a high degree of risk and there can be no assurance that current exploration programs will result in profitable mining operations. The Company’s continued existence is dependent upon the preservation of its interest in the underlying properties, the discovery of economically recoverable reserves, the achievement of profitable operations, or the ability of the Company to raise alternative financing, if necessary, or alternatively upon the Company’s ability to dispose of its interests on an advantageous basis.  Changes in future conditions could require material write downs of future carrying values.  Although the Company has taken steps to verify title to the properties on which it is conducting exploration and in which it has an interest, in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee the Company’s title.  Property title may be subject to unregistered prior agreements and non-compliance with regulatory requirements.

The Company has an accumulated deficit of $4,716,148 as at March 31, 2009, a net loss for the three months ended March 31, 2009 of $125,795 and negative net cash flows from operating activities of $138,190 for the three month period ended March 31, 2009.   The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its exploration properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles in the U.S. for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the disclosures required by U.S. generally accepted accounting principles for complete financial statements.  In the opinion of management, all of the normal and recurring adjustments necessary to fairly present the interim financial information set forth herein have been included.  The results of operations for interim periods are not necessarily indicative of the operating results of a full year or of future years.  These interim financial statements should be read in conjunction with the financial statements and related notes for the year ended December 31, 2008 included elsewhere in the prospectus of the Company.

The balance sheet at December 31, 2008 has been derived from the audited financial statements included elsewhere in the prospectus of the Company.

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Interim Financial Statements

(Unaudited)

March 31, 2009

2.      Summary of Significant Accounting Polices

These financial statements have been prepared in accordance with United States generally accepted accounting principles and their basis of application is consistent with that of the previous periods, except as disclosed below. Outlined below are those policies considered particularly significant:

                             Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, balances with banks and money market investments with original maturities of three months or less and which are readily convertible into cash.  The Company had no cash equivalents at March 31, 2009 and December 31, 2008.

Equipment

Equipment is recorded at cost.  Amortization is provided principally on the straight-line method over the estimated useful lives of the respective assets, estimated to be approximately five years.  When items of property and equipment are sold or retired, the related cost and accumulated amortization are removed from the accounts and any gain or loss is included in the results of operations.

Mineral Rights and Exploration Costs

Mineral rights include the cost of obtaining unpatented and patented mining claims and the cost of acquisition of properties.  Significant payments related to the acquisition of land and mineral rights are capitalized as tangible assets.  If a mineable ore body is discovered, such costs are amortized when production begins using the units-of-production method based on proven and probable reserves.  If no mineable ore body is discovered or such rights are otherwise determined to have no value, such costs are expensed in the period in which it is determined the property has no future economic value.

When mineral properties are acquired under option agreements with future acquisition payments to be made at the sole discretion of the Company, those future payments, whether in cash or shares, are recorded only when the Company has made or is obliged to make the payment or issue the shares.

The Company expenses all costs related to the maintenance, development and exploration of mineral interests prior to the establishment of proven and probable reserves.  As at March 31, 2009, the Company had not established any proven or probable reserves.

Share-Based Payments

The Company issues stock options to employees and consultants in connection with various business activities.  These are accounted for in accordance with the provisions of SFAS 123R “Share-Based Payments” and Emerging Issues Task Force Abstract No. 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services” as well as other authoritative accounting pronouncements.  The Company is required to make estimates of the fair value of the related instruments and recognize expenses over the period benefited, usually the vesting period.

Asset Retirement Obligations

The fair values of asset retirement obligations are recorded as liabilities on a discounted basis when incurred.  The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset unless the asset has been previously charged to operations, in which case the amount is expensed.  Over time, the liabilities will be accreted for the change in their present value and the initial capitalized costs will be depleted and amortized over the useful lives of the related assets.

Impairment of Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment.  If there are indications of impairment, the

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Interim Financial Statements

(Unaudited)

March 31, 2009

Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable.  In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value.  Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less cost to sell.

Issue Costs

Direct costs associated with the issuance of the Company’s common stock and offering of GWE’s units prior to the Acquisition, including professional fees and selling expenses relating to broker-dealer relationships, are reflected as a reduction of shareholders’ equity.

Income Taxes

The Company uses the liability method of tax allocation to account for income taxes.  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and are measured using enacted tax rates in effect for the year in which these temporary differences are expected to be recovered or settled.  The effect of changes in income tax rates on deferred income tax assets and liabilities is recognized in income in the period that the changes are enacted.  When the future realization of deferred tax assets does not meet the test of being more likely than not to occur, a valuation allowance in the amount of the potential future benefit is taken.

Loss Per Share

Basic loss per share is computed by dividing the loss for the period by the weighted average number of common shares outstanding during the period.  The effect of potential issuances of common shares would be anti dilutive, and accordingly basic and diluted loss per share are the same.  See Note 8(c) for potentially dilutive securities as at March 31, 2009.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as all changes in shareholders’ equity (deficiency), exclusive of transactions with owners, such as capital instruments.  Comprehensive income (loss) includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries, changes in market value of certain investments in securities and certain changes in minimum pension liabilities.  The Company’s comprehensive loss was equal to its net loss for the periods presented.

Leases

Leases are classified as either capital or operating.  A lease which transfers substantially all of the benefits and risks incidental to the ownership of property is accounted for as if it were an acquisition of an asset and the incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases wherein rental payments are charged to operations as incurred.

Foreign Currency Translation

The functional currency of the Company is the U.S. dollar.  Certain monetary assets and liabilities of the Company denominated in Canadian dollars are remeasured into U.S. dollars at exchange rates in effect at the balance sheet date.  As at March 31, 2009 and December 31, 2008, substantially all of the Company’s Canadian dollar denominated monetary assets and liabilities were comprised of cash and cash equivalents.  Non-monetary assets and liabilities are remeasured at historical exchange rates, unless such items are carried at market, in which case they are translated at the exchange rates in effect on the balance sheet date.  As at March 31, 2009, the Company did not have any non-monetary assets and liabilities denominated in Canadian dollars.  Revenues and expenses are remeasured at rates approximating the exchange rates in effect at the time of the transaction.  During the 3 months ended March 31, 2009, substantially all expenses were transacted in U.S. dollars.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  Significant

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Interim Financial Statements

(Unaudited)

March 31, 2009

estimates include the valuation of share-based payments, mineral rights, derivative instruments, asset retirement obligations and deferred tax assets and liabilities.  These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in operations in the period in which they become known.

Fair Value Option for Financial Assets and Financial Liabilities

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  These financial instruments include cash, other receivables and accounts payable.  Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Accounting Principles Recently Adopted

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”) which revised SFAS No. 141, “Business Combinations.” SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquirer and the goodwill acquired. SFAS No. 141(R) also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. The adoption on January 1, 2009 of this standard did not have a material impact on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS No. 161”). SFAS No. 161 amends and expands the disclosure requirements of FASB Statement 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) to require qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit risk-related contingent features in derivative agreements. SFAS 161 was adopted by the Company as of January 1, 2009 and did not have an impact on the Company’s financial statements. However, the Company was required to expand its disclosures relating to the use of and purpose for its derivative instruments, which are discussed below:

The Company’s risk management objectives are to ensure that business and financial exposures to risk that have been identified and measured are minimized using the most effective and efficient methods to reduce, transfer and, when possible, eliminate such exposures. Operating decisions contemplate associated risks and management strives to structure proposed transactions to avoid or reduce risk whenever possible.

In April 2008, the FASB issued Emerging Issues Task Force (“EITF”) 07-05, “Determining whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-05”). EITF 07-05 provides guidance on determining what types of instruments or embedded features in an instrument held by a reporting entity can be considered indexed to its own stock for the purpose of evaluating the first criteria of the scope exception in paragraph 11(a) of SFAS 133. EITF 07-05 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company adopted EITF 07-05 as of January 1, 2009.   The Company determined that all of the stock options outstanding (see Note 8(c)) are not considered indexed to the Company’s own stock under EITF 07-05. As such, the Company determined these stock options to be under the scope of SFAS No. 133, and at March 31, 2009, reclassified the estimated fair value of these derivative instruments of $352,275 from shareholders’ equity to a short-term liability. The estimated fair value of the stock options subject to EITF 07-05, and therefore under the scope of SFAS No. 133, is adjusted to estimated fair market value at the end of each reporting period.

In April 2008, the FASB issued SFAS No. 142-3 “Determination of the Useful Life of Intangible Assets” (“SFAS No. 142-3 “). This guidance is intended to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R) when the underlying arrangement includes renewal or extension of terms that would require substantial costs or result in a material modification to the asset upon renewal or extension. Companies estimating the useful life of a recognized intangible asset must now consider their historical experience in renewing or extending similar arrangements or, in the absence of historical experience, must consider assumptions that market participants would use about renewal or extension as adjusted for SFAS No. 142’s entity-specific factors. The adoption on January 1, 2009 of this standard did not have a material impact on the Company’s financial statements.

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Interim Financial Statements

(Unaudited)

March 31, 2009

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. The adoption on January 1, 2009 of this standard did not have a material impact on the Company’s financial statements.

In May 2008, the FASB issued FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” (“FSP APB 14-1)”. FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Such separate accounting also requires accretion of the resulting discount on the liability component of the debt to result in interest expense equal to an issuer’s nonconvertible debt borrowing rate. In addition, the FSP provides for certain changes related to the measurement and accounting related to derecognition, modification, or exchange. The adoption on January 1, 2009 of this standard did not have a material impact on the Company’s financial statements.

In June 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing income per share under the two-class method pursuant to SFAS No. 128, “Earnings per Share.” This guidance establishes that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. The adoption on January 1, 2009 of this standard did not have a material impact on the Company’s financial statements.

3.      New Accounting Pronouncements

In April 2009, the FASB issued SFAS No. 107-1 and APB 28-1, “Interim Disclosure about Fair Value of Financial Instruments” (“SFAS No. 107-1and APB 28-1”). SFAS No. 107-1 and APB 28-1 requires interim disclosures regarding the fair values of financial instruments that are within the scope of SFAS No. 107, “Disclosures about the Fair Value of Financial Instruments.” (“SFAS No. 107”). Additionally, SFAS No. 107-1 and APB 28-1 requires disclosure of the methods and significant assumptions used to estimate the fair value of financial instruments on an interim basis as well as changes of the methods and significant assumptions from prior periods. SFAS No. 107-1 and APB 28-1 does not change the accounting treatment for these financial instruments and is effective for the Company beginning in the second quarter of 2009. The Company is currently evaluating the impact of the adoption of SFAS No. 107-1 and APB 28-1.

In April 2009, the FASB issued SFAS No. 115-2 and SFAS No. 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments,” (“SFAS No.152-2 and SFAS No.124-2”) which provides operational guidance for determining other-than-temporary impairments (“OTTI”) for debt securities. SFAS No.152-2 and SFAS No.124-2 are effective for interim and annual periods ending after June 15, 2009 and will be adopted by the Company beginning in the second quarter of 2009. The Company is currently evaluating the impact of the adoption of SFAS No.152-2 and SFAS No.124-2.

In April 2009, the FASB issued SFAS No. 157-4, “Determining Fair Value When Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“SFAS No. 157-4”). SFAS No. 157-4 provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset/liability has significantly decreased. SFAS No. 157-4 also provides guidance on identifying circumstances that indicate a transaction is not orderly. In addition, SFAS No. 157-4 requires disclosure in interim and annual periods of the inputs and valuation techniques used to measure fair value and a discussion of changes in valuation techniques. SFAS No. 157-4 is effective for the Company beginning in the second quarter of 2009. The Company is currently evaluating the impact of the adoption of SFAS No. 157-4.

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Interim Financial Statements

(Unaudited)

March 31, 2009

4.      New Mexico Beryllium Project

On October 1, 2007, the Company acquired GWE’s interest in the New Mexico Beryllium Project (the “Project”), related technical data, assets and operations from GWE in exchange for the issuance of 10,000,000 common shares and a 20% net profit royalty interest in the Project.  Of that payment, 9,400,000 common shares and approximately 16% of the net profit royalty interest were issued to GWE.  The remaining 600,000 common shares were issued to the former holders of a minority interest in the Project and approximately 4% of the net profit royalty interest was issued to the same former holders of a minority interest in the Project and an unrelated individual at the direction of GWE.   The Project is comprised of one lease from private landowners (the “Sullivan Lease”), three State leases (the “State Leases”) and 823 unpatented mining claims (the “Claims”) located in Socorro County and Sierra County, New Mexico.  As the Project is in the exploration stage and has not been proved up, the exploration costs related to the Project have not been carried on the balance sheet as an asset.  See Note 4 to the audited financial statements for the year ended December 31, 2008 included elsewhere in the prospectus of the Company.

5.      Reclamation Bonds and Asset Retirement Obligation

Under the laws of the State of New Mexico, the Company is required to maintain reclamation deposits, which cover the cost to reclaim the ground disturbed.  As at March 31, 2009, the Company has two (2008 - two) reclamation bonds.  These bonds are held with the United States Department of the Interior, Bureau of Land Management (“BLM”) and the United States Department of Agriculture Forest Service (“USDA”) and are required before any surface disturbing activity can commence.  The bonds will be released following satisfactory completion of reclamation of any disturbance resulting from operations at the site.

The bond in the amount of $14,577 was accepted on May 6, 2005 and expired May 6, 2007.  BLM Bond #111911 in the amount of $11,369 was accepted on October 6, 2004 with an original expiration date of October 6, 2006.  The Company is in the process of renewing these bonds.

Asset retirement obligations relate to the reclamation work required to be performed in connection with drilling activities performed on the property.  Exploration expenditures relating to the property are expensed as incurred.

6.      Equipment

Equipment consists of the following:

	March 31,	December 31,
	2009	2008

Cost	$5,535	$5,535
Less: Accumulated amortization	(4,610)	(4,333)

	$925	$1,202

7.      Commitments and Contingencies

Environmental Considerations

The exploration for and development of resource properties involves the extraction, production and transportation of materials, which under certain conditions, can be hazardous or cause environmental pollution problems. The Company is continually taking action it believes appropriate to satisfy applicable federal, state and local environmental regulations and does not currently anticipate that compliance with federal, state and local environmental regulations will have a material adverse effect upon capital expenditures, results of operations or the competitive position of the Company in the mineral resource industry. However, due to the significant public and governmental interest in environmental matters related to those activities, the Company cannot predict the effects of possible future legislation, rule changes, or governmental or private claims.

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Interim Financial Statements

(Unaudited)

March 31, 2009

Employment Agreement

Pursuant to the employment agreement described in Note 9(a), in the event of certain circumstances, the Company would be obligated to pay the employee an amount equal to twelve times the employee’s current monthly base salary of $10,000.

8.      Capital Stock

(a)                        Authorized

250,000,000 shares of voting common stock, with no par value

10,000,000 shares of preferred stock, with no par value

(b)                        Issued capital stock

(i)            On August 8, 2007, the Company issued an initial 3,000,000 common shares to a consultant, a director of the Company and an officer who is also a director of the Company, for nominal aggregate cash consideration of $300.

(ii)          On October 1, 2007, the Company issued 10,000,000 common shares in exchange for GWE’s interest in the Project and related assets pursuant to the Acquisition described in Note 1.  The 10,000,000 common shares were valued at the historical cost of the GWE assets acquired.

 (iii)         During the period ended December 31, 2007, the Company completed five tranches of a private placement for an aggregate of 13,895,000 common shares at a price of $0.20 CDN ($0.21 U.S.) per share for gross proceeds of $2,779,000 CDN ($2,923,434 U.S.).  Related issue costs, including finders’ fees, totaled $118,026.

(iv)           On December 7, 2007, the Company issued 300,000 common shares with a fair value of $0.20 CDN ($0.21 U.S.) per share, to an arm’s length service provider in exchange for consulting services and charged $60,102 to expense.

(v)              Pursuant to the Acquisition discussed in Note 1, the Class A, B and C Membership units of GWE issued and outstanding up to the date of the Acquisition, have been re-characterized as common shares of the Company.

(c)        Stock options

The Company’s stock option plan (the “Plan”) provides for the grant of incentive and non-qualified stock options for up to 5,379,000 common shares to employees, consultants, officers and directors of the Company. All terms and conditions of the options are potentially the same for consultants as well as internal employees and directors. Options are granted for a term of up to five years from the date of grant. Stock options granted generally vest 25% on date of grant and 25% every six months thereafter over a period of eighteen months.  There were no changes to stock options during the period ended March 31, 2009.

As at March 31, 2009, the following stock options were outstanding:

	Options	Options	Exercise	Expiration
Date of Grant	Granted	Exercisable	Price	Date

December 7, 2007	3,560,000	2,670,000	CDN$ 0.25 (US$ 0.20)	December 7, 2012

The fair value of the stock options granted was estimated using the Black-Scholes option-pricing model and is amortized over the vesting period of the underlying options. This model requires management to make estimates of the expected volatility of its common shares, the expected term of the option to exercise, the expected future forfeiture rate, and future interest rates.  The risk free interest rate is based on the U.S. Treasury Bond rate in

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Interim Financial Statements

(Unaudited)

March 31, 2009

8.      Capital Stock- continued

effect at the time of the grant.  The Company has not paid dividends and does not expect to pay dividends in the immediate future.  As historical volatility of the Company’s common shares is not available, expected volatility is based on the historical performance of the common shares of other corporations with similar operations.  The expected life of the stock options was estimated to be the term of the options.

The weighted average grant date fair value of options granted was $0.15 CDN ($0.14 U.S.) per share. The assumptions used to calculate the fair value are as follows: expected dividend yield of 0%; expected volatility of 100%; risk free interest rate of 3.90%; and expected life of 5 years.

The intrinsic value of stock options outstanding at March 31, 2009 of $Nil relates to vested options. Intrinsic value for stock options is calculated based on the difference between the exercise prices of the underlying options and the quoted price of the Company’s common shares as of the reporting date.

In April 2008, the FASB issued EITF 07-05 which provides guidance on determining what types of instruments or embedded features in an instrument held by a reporting entity can be considered indexed to its own stock for the purpose of evaluating the first criteria of the scope exception in paragraph 11(a) of SFAS 133. EITF 07-05 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company adopted EITF 07-05 effective January 1, 2009.

The Company determined that the 3,560,000 stock options outstanding are not considered indexed to the Company’s own stock under EITF 07-05 as the strike price of the options is denominated in a currency other than the functional currency of the Company.  As a result, the Company reclassified $352,275, consisting of an adjustment of $(477,093) to additional paid in capital and $124,818 to deficit accumulated during the exploration stage, from shareholders’ equity to a short-term liability upon adoption.  Additionally, the fair value of the stock options subject to EITF 07-05 are adjusted to estimated fair market value at the end of each reporting period. The impact of the adoption on net loss and on basic and diluted loss per share for the period ended March 31, 2009 was $8,808 and $Nil respectively.  The assumptions used to calculate the estimated fair value as at March 31, 2009 are as follows: expected dividend yield of 0%; expected volatility of 100%; risk free interest rate of 1.50%; and expected life of 3.69 years.

9.      Related Party Transactions

(a)               Pursuant to an employment agreement dated December 1, 2007, the Company paid an officer who is also a director of the Company, a salary of $30,000 (2008 - $30,000) and an expense allowance of $22,500 (2008 - $22,500) for the three months ended March 31, 2009.  Included in accounts payable and accrued liabilities as at March 31, 2009 was $5,274 (December 31, 2008- $5,274) owing to this individual for expense reimbursement.

(b)              During the three months ended March 31, 2009, the Company incurred fees for accounting services rendered of $1,808 (2008 - $2,422) charged by a corporation controlled by an officer of the Company and consulting fees of $6,000 (2008 - $6,000) charged by this individual.  Included in accounts payable and accrued liabilities as at March 31, 2009 is $36,280 (December 31, 2008 - $33,450) owing to this corporation and $3,000 owing to this individual.

10.    Segment Information

The Company has one operating segment, which is the exploration and development of mineral properties in the United States.  As at March 31, 2009, geographic segmentation of the Company’s assets is as follows: Canada - $364,108 (December 31, 2008 - $480,134) and the United States - $165,318 (December 31, 2008 - $185,111).

11.    Financial Instruments

Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Interim Financial Statements

(Unaudited)

March 31, 2009

deposits.  Cash deposits with a major Canadian chartered bank are insured by the Canadian Deposit Insurance Corporation up to $100,000 CDN.  Cash deposits with a major U.S. bank are insured by the Federal Deposit Insurance Corporation up to $250,000.  As at March 31, 2009, the Company held $458,888 CDN (December 31, 2008 - $584,593 CDN) with the major Canadian chartered bank and $20,920 (December 31, 2008 - $43,059) with the major U.S. bank.

Foreign Exchange Risk

Certain of the Company’s expenses were incurred in Canadian currency and are therefore subject to gains or losses due to fluctuations in this currency.  As at March 31, 2009, the Company held cash of $363,806 ($458,888 CDN) (December 31, 2008 - $479,951).

Commodity Price Risk

The ability of the Company to develop its properties and the future profitability of the Company is directly related to the market price of certain minerals.

12.    Subsequent Events

Initial Public Offering

The Company plans to file a prospectus qualifying the initial public offering of its common shares.

Amendment to NPR Royalty Agreements

In May 2009, the Company entered into agreements to reduce the 20% net profit royalty described in Note 4 to 10%.  As a result of this amendment, the net profit interest payable to South West was reduced from 0.68% to 0.34% and the net profit interest payable to Bethany was reduced from 0.34% to 0.17%.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of
BE Resources Inc.

(An Exploration Stage Entity)

We have audited the accompanying balance sheets of BE Resources Inc. (an exploration stage entity) as of December 31, 2008 and 2007 and the related statements of operations, shareholders’ equity and cash flows for the years ended December 31, 2008 and 2007 and the cumulative period from inception (February 3, 2004) through December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BE Resources Inc. as of December 31, 2008 and 2007 and the results of its operations and its cash flows for each of the years ended December 31, 2008 and 2007 and the cumulative period from inception (February 3, 2004) through December 31, 2008, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the exploration stage, has no established sources of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

McGOVERN, HURLEY, CUNNINGHAM, LLP

/s/ McGovern, Hurley, Cunningham, LLP

Chartered Accountants
Licensed Public Accountants

TORONTO, Canada

June 30, 2009

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Balance Sheets

as at December 31, 2008 and 2007

	2008	2007
		(Restated – Note 12)

Assets
Current assets
Cash (note 2)	$522,975	$2,444,125
Prepaid expenses, deposits and other receivables	4,722	21,141

Total current assets	527,697	2,465,266
Mineral rights (note 4)	110,400	—
Reclamation bonds (note 5)	25,946	25,946
Deferred transaction costs (note 6)	—	115,684
Equipment (note 7)	1,202	2,309

Total assets	$665,245	$2,609,205

Liabilities
Current liabilities
Accounts payable (note 11)	$28,371	$48,178
Accrued liabilities (note 11)	121,506	93,764
Total current liabilities	149,877	141,942
Asset retirement obligation (note 5)	12,506	11,369
Commitments and contingencies (notes 4 and 8)	—	—

Total liabilities	162,383	153,311

Shareholders’ equity
Capital stock (notes 9(a) and (b))	4,740,940	4,740,940
Additional paid-in capital (note 9(d))	477,093	159,900
Deficit accumulated during the exploration stage	(4,715,171)	(2,444,946)

Total shareholders’ equity	502,862	2,455,894

Total liabilities and shareholders’ equity	$665,245	$2,609,205

Approved on behalf of the Board

/s/ David Tognoni, Director	/s/ Edward Godin, Director

See accompanying notes to these financial statements

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Statements of Operations

For the years ended December 31, 2008 and 2007 and the

period from inception to December 31, 2008

			Cumulative
			from inception
			(February 3, 2004)
			to December 31,
	2008	2007	2008
	(Restated – Note 12)

Operating expenses
Management salaries and consulting fees (note 11)	$161,466	$122,850	$774,316
Drilling	33,810	—	821,371
Geological consulting fees	269,204	85,872	478,041
Office and general (note 11)	134,501	78,919	370,843
Professional fees	222,336	160,132	423,774
Foreign exchange loss	214,490	98,402	312,892
Share based payments	317,193	159,900	477,093
Fees, licences and permits	248,995	29,481	335,664
Lease expense	12,000	22,928	60,566
Interest and accretion expense	1,137	1,034	5,475
Gain on disposition of equipment	—	—	(602)
Travelling	82,651	—	82,651
Amortization of equipment	1,107	1,107	8,185
Finance costs (note 6)	571,335	—	571,335

	2,270,225	760,625	4,721,604

Less: Dividend income	—	(1,985)	(6,433)

Net loss for the period	$2,270,225	$758,640	$4,715,171

Net loss per share
Basic and diluted	$0.08	$0.06

Weighted average number of shares outstanding	27,195,000	12,597,685

See accompanying notes to these financial statements

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Statement of Shareholders’ Equity (Restated – Note 12)

For the periods from inception to December 31, 2008

				Deficit
				Accumulated
	Additional	Common Stock		During the
	Paid-in	Number of		Exploration
	Capital	Shares	Amount	Stage	Total

February 3, 2004, issued to the manager of GWE for interest in mining lease valued at $0.0015 per share	$—	6,734,160	$11,000	$—	$11,000
Fiscal 2004, issued for cash at $0.53 per share	—	1,870,600	1,000,000	—	1,000,000
Issue costs	—	—	(10,545)	—	(10,545)
Loss for the period	—	—	—	(417,520)	(417,520)

Balance, December 31, 2004	—	8,604,760	1,000,455	(417,520)	582,935
Fiscal 2005, issued for cash at $0.36 per share	—	140,295	50,000	—	50,000
Fiscal 2005, issued for cash at $0.80 per share	—	374,120	300,000	—	300,000
Fiscal 2005, issued for cash at $0.82 per share	—	140,295	115,000	—	115,000
Fiscal 2005, issued for cash at $1.07 per share	—	93,530	100,000	—	100,000
Issue costs	—	—	(19,278)	—	(19,278)
Loss for the period	—	—	—	(1,017,725)	(1,017,725)

Balance, December 31, 2005	—	9,353,000	1,546,177	(1,435,245)	110,932
May 7, 2006, issued for cash at $2.13 per share	—	47,000	100,000	—	100,000
December 2006, subscriptions receivable	—	—	(37,500)	—	(37,500)
Issue costs	—	—	(26,986)	—	(26,986)
Contribution of capital from GWE to fund exploration operations (note 1)	—	—	240,000	—	240,000
Loss for the period	—	—	—	(251,061)	(251,061)

Balance, December 31, 2006 (note 9(b)(ii))	—	9,400,000	1,821,691	(1,686,306)	135,385
Receipt of subscriptions receivable	—	—	37,500	—	37,500
October 1, 2007, issued to buy out minority interest in mineral rights, valued at historical cost (notes 1 and 9(b)(ii))	—	600,000	—	—	—
Contribution of capital from GWE to fund exploration operations (note 1)	—	—	46,362	—	46,362
Reverse merger adjustments (notes 1 and 9(b)(i))	—	3,000,000	(30,123)	—	(30,123)
October and November 2007, issued for cash at $0.21 (CDN $0.20) per share (note 9(b)(iii))	—	13,895,000	2,923,434	—	2,923,434
December 7, 2007, issued for service valued at $0.21 (CDN $0.20) per share based on the sales price of the October and November 2007 private placement (note 9(b)(iv))	—	300,000	60,102	—	60,102
Issue costs (note 9(c))	—	—	(118,026)	—	(118,026)
Stock-based compensation (note 9(d)), grant of 3,560,000 stock options valued at $0.14 per stock option based on the Black Scholes option pricing model, amortized over the vesting period	159,900	—	—	—	159,900
Loss for the period	—	—	—	(758,640)	(758,640)

Balance, December 31, 2007	159,900	27,195,000	4,740,940	(2,444,946)	2,455,894

See accompanying notes to these financial statements

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Statement of Shareholders’ Equity - continued

For the periods from inception to December 31, 2008

				Deficit
				Accumulated
	Additional	Common Stock		During the
	Paid-in	Number of		Exploration
	Capital	Shares	Amount	Stage	Total
Balance, December 31, 2007	159,900	27,195,000	4,740,940	(2,444,946)	2,455,894
Stock-based compensation (note 9(d)), grant of 3,560,000 stock options valued at $0.14 per stock option based on the Black Scholes option pricing model, amortized over the vesting period	317,193	—	—	—	317,193
Loss for the period	—	—	—	(2,270,225)	(2,270,225)

Balance, December 31, 2008	$477,093	27,195,000	$4,740,940	$(4,715,171)	$502,862

See accompanying notes to these financial statements

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Statements of Cash Flows
For the years ended December 31, 2008 and 2007 and the

period from inception to December 31, 2008

			Cumulative
			from inception
			(February 3, 2004)
			to December 31,
	2008	2007	2008
	(Restated — Note 12)

Cash flow from operating activities
Net (loss) for the period	$(2,270,225)	$(758,640)	$(4,715,171)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	317,193	159,900	477,093
Common shares issued for services (note 9(b)(iv))	—	60,102	60,102
Common shares issued for interest in exploration property	—	—	11,000
(Gain) on disposition of equipment	—	—	(602)
Accretion of asset retirement obligation	1,137	1,034	3,111
Amortization of equipment	1,107	1,107	8,185
Write off of prior year’s deferred costs (note 6)	115,684	—	115,684
Increase in asset retirement obligation	—	—	9,395
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses and deposits	16,419	1,557	(4,722)
(Increase) in reclamation bonds	—	—	(25,946)
Increase in accounts payable and accrued liabilities	7,935	71,210	81,575

Net cash (used in) operating activities	(1,810,750)	(463,730)	(3,980,296)

See accompanying notes to these financial statements

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Statements of Cash Flows  - continued

For the years ended December 31, 2008 and 2007 and the

period from inception to December 31, 2008

			Cumulative
			from inception
			(February 3, 2004)
			to December 31,
	2008	2007	2008
	(Restated — Note 12)

Cash flow from investing activities
Purchase of mineral rights	(110,400)	—	(110,400)
Purchase of equipment	—	—	(14,535)
Proceeds from sale of equipment	—	—	5,750

Net cash (used in) investing activities	(110,400)	—	(119,185)

Cash flow from financing activities
Issue of common shares, net of costs	—	2,842,908	4,423,599
Deferred transaction costs	—	(77,505)	(87,505)
Cash provided by GWE to fund exploration operations (note 1)	—	46,362	286,362

Net cash provided by financing activities	—	2,811,765	4,622,456

(Decrease) increase in cash	(1,921,150)	2,348,035	522,975
Cash, beginning of period	2,444,125	96,090	—

Cash, end of period	$522,975	$2,444,125	$522,975

Supplemental Information
Non-cash investing and financing activities:
Change in accrued deferred transaction costs	$(38,179)	$38,179	$—
Net liabilities of BE Resources Inc. assumed in connection with the reverse merger transaction (note 1)	$—	$(30,123)	$(30,123)
Common shares issued for interest in mining lease	$—	$—	$11,000
Common shares issued for services	$—	$60,102	$60,102

See accompanying notes to these financial statements

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Financial Statements

December 31, 2008 and 2007

1.   Nature of Business, Basis of Presentation and Continuing Operations

BE Resources Inc. (the “Company”) was incorporated on August 8, 2007 under the laws of the State of Colorado, U.S.A. for the purpose of acquiring certain mineral interests and all operations from Great Western Exploration, LLC (“GWE”) and further exploring and if warranted, developing those interests.

On October 1, 2007, the Company entered into an agreement with GWE to acquire GWE’s interest in the New Mexico Beryllium Project (Note 4) (the “Acquisition”), which is comprised of certain mining leases and unpatented mining claims located in Socorro County and Sierra County, New Mexico.  In exchange for this interest, the Company issued 10,000,000 common shares (see Note 9(b)(ii)) of which an aggregate of 600,000 common shares were issued to South West Exploration, LLC (see Note 4(c)) and Bethany Resources, LLC (see Note 4(d)) at the direction of GWE for the buyout of these entities’ mineral rights.  The total number of shares issued to GWE as consideration for the New Mexico Beryllium Project represented approximately 72.3% of the outstanding common shares of the Company after giving effect to the Acquisition.  As a result, for financial statement reporting purposes, the New Mexico Beryllium Project and related business operations have been reflected as a reverse merger accounted for as a recapitalization.  The financial statements presented for comparative periods represent the New Mexico Beryllium operations of GWE that were acquired by the Company.  The New Mexico Beryllium operations were the sole operations of GWE.  The New Mexico Beryllium Project assets acquired from GWE have been carried forward at their historical carrying value before the combination. An officer of the Company is one of GWE’s managers and held a 29.4% membership interest in GWE at the time of the Acquisition.

The net liabilities of the Company of $30,123 immediately before the Acquisition were charged to shareholders’ equity.  Related transaction costs of $74,690, were charged to the statement of operations as professional expenses.  As the Company did not assume certain liabilities of GWE as part of the acquisition of the New Mexico Beryllium operations, notes payable in the amount of $240,000 as of December 31, 2006 were reclassified as a contribution of capital from GWE and recorded as an increase to shareholders’ equity.  GWE contributed a further $46,362 to fund exploration operations during the year ended December 31, 2007.

The Company is engaged in the business of the acquisition and development of mineral properties believed to be prospective for minerals such as Beryllium and other elements in the State of New Mexico, United States. To date, the Company has not earned revenue and its operations have been limited to general administrative operations, obtaining initial capital and initial property staking and investigation, and is considered an Exploration Stage Company in accordance with Statement of Financial Accounting Standards No. 7.

The business of exploring for minerals involves a high degree of risk and there can be no assurance that current exploration programs will result in profitable mining operations. The Company’s continued existence is dependent upon the preservation of its interest in the underlying properties, the discovery of economically recoverable reserves, the achievement of profitable operations, or the ability of the Company to raise alternative financing, if necessary, or alternatively upon the Company’s ability to dispose of its interests on an advantageous basis.  Although the Company has taken steps to verify title to the properties on which it is conducting exploration and in which it has an interest, in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee the Company’s title.  Property title may be subject to unregistered prior agreements and non-compliance with regulatory requirements.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business.  The Company has an accumulated deficit of $4,715,171 as at December 31, 2008 and a net loss of $2,270,225 and negative net cash flows from operating activities of $1,810,750 for the year ended December 31, 2008.  The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations.  These financial statements do not include any adjustments to the recoverability and

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Financial Statements

December 31, 2008 and 2007

2.   Summary of Significant Accounting Policies

classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

These financial statements have been prepared in accordance with United States generally accepted accounting principles and their basis of application is consistent with that of the previous periods, except as disclosed below. Outlined below are those policies considered particularly significant:

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, balances with banks and money market investments with original maturities of three months or less and which are readily convertible into cash.  The Company had no cash equivalents at December 31, 2008 and 2007.

Equipment

Equipment is recorded at cost.  Amortization is provided principally on the straight-line method over the estimated useful lives of the respective assets, estimated to be approximately five years.  When items of property and equipment are sold or retired, the related cost and accumulated amortization are removed from the accounts and any gain or loss is included in the results of operations.

Mineral Rights and Exploration Costs

Mineral rights include the cost of obtaining unpatented and patented mining claims and the cost of acquisition of properties.  Significant payments related to the acquisition of land and mineral rights are capitalized as tangible assets.  If a mineable ore body is discovered, such costs are amortized when production begins using the units-of-production method based on proven and probable reserves.  If no mineable ore body is discovered or such rights are otherwise determined to have no value, such costs are expensed in the period in which it is determined the property has no future economic value.

When mineral properties are acquired under option agreements with future acquisition payments to be made at the sole discretion of the Company, those future payments, whether in cash or shares, are recorded only when the Company has made or is obliged to make the payment or issue the shares.

The Company expenses all costs related to the maintenance and development of mineral interests prior to the establishment of proven and probable reserves.  As at December 31, 2008 and 2007, the Company had not established any proven or probable reserves.

Share-Based Payments

The Company issues stock options to employees and consultants in connection with various business activities.  These are accounted for in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) 123R “Share-Based Payments” and Emerging Issues Task Force Abstract No. 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services” as well as other authoritative accounting pronouncements.  The Company is required to make estimates of the fair value of the related instruments and recognize expenses over the period benefited, usually the vesting period.

Asset Retirement Obligations

The fair values of asset retirement obligations are recorded as liabilities on a discounted basis when incurred.  The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset unless the asset has been previously charged to operations, in which case the amount is expensed.  Over time, the liabilities will be accreted for the change in their present value and the initial capitalized costs will be depleted and amortized over the useful lives of the related assets.

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Financial Statements

December 31, 2008 and 2007

Impairment of Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment.  If there are indications of impairment, the Company uses the future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable.  In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value.  Long-lived assets to be disposed of are reported at the lower of their carrying amount or their fair value of asset less the cost to sell.

Income Taxes

The Company uses the liability method of tax allocation to account for income taxes.  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and are measured using enacted tax rates in effect for the year in which these temporary differences are expected to be recovered or settled.  The effect of changes in income tax rates on deferred income tax assets and liabilities is recognized in income in the period that the changes are enacted.  When the future realization of deferred tax assets does not meet the test of being more likely than not to occur, a valuation allowance in the amount of the potential future benefit is taken.

Issue Costs

Direct costs associated with the issuance of the Company’s common stock and offering of GWE’s units prior to the Acquisition, including professional fees and selling expenses relating to broker-dealer relationships, are reflected as a reduction of shareholders’ equity.

Loss Per Share

Basic loss per share is computed by dividing the loss for the period by the weighted average number of common shares outstanding during the period.  The effect of potential issuances of common shares would be anti dilutive, and accordingly basic and diluted loss per share are the same.  See Note 9(d) for potentially dilutive securities as at December 31, 2008.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as all changes in shareholders’ equity, exclusive of transactions with owners, such as capital instruments.  Comprehensive income (loss) includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries, changes in market value of certain investments in securities and certain changes in minimum pension liabilities.  The Company’s comprehensive loss was equal to its net loss for the periods presented.

Leases

Leases are classified as either capital or operating.  A lease which transfers substantially all of the benefits and risks incidental to the ownership of property is accounted for as if it were an acquisition of an asset and the incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases wherein rental payments are charged to operations as incurred.

Foreign Currency Translation

The functional currency of the Company is the U.S. dollar.  Certain monetary assets and liabilities of the Company denominated in Canadian dollars are remeasured into U.S. dollars at exchange rates in effect at the balance sheet date.  As at December 31, 2008 and 2007, substantially all of the Company’s Canadian dollar denominated monetary assets and liabilities were comprised of cash and cash equivalents.  Non-monetary assets and liabilities are remeasured at historical exchange rates, unless such items are carried at market, in which case they are translated at the exchange rates in effect on the balance sheet date.  As at December 31,

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Financial Statements

December 31, 2008 and 2007

2.   Summary of Significant Accounting Polices - continued

2008 and 2007, the Company did not have any non-monetary assets and liabilities denominated in Canadian dollars.  Revenues and expenses are remeasured at rates approximating the exchange rates in effect at the time of the transaction.  During the years ended December 31, 2008 and 2007, substantially all expenses were transacted in U.S. dollars.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include the valuation of share-based payments, mineral rights, asset retirement obligations and deferred tax assets and liabilities.  These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in operations in the period in which they become known.

Fair Value Option for Financial Assets and Financial Liabilities

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2008 and 2007.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  These financial instruments include cash, other receivables and accounts payable.  Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

3.   New Accounting Pronouncements

In September 2006, FASB issued Statement of Financial Accounting Standards No. 157 — Fair Value Measurements, or SFAS 157. This standard establishes a framework for measuring fair value and expands disclosures about fair value measurement of a company’s assets and liabilities and requires that the fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. It also establishes a fair value hierarchy about the assumptions used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS-157-2, “Effective Date of FASB Statement No. 157.” FSP No. FAS 157-2 delays the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually), to fiscal year beginning after November 15, 2008, and interim periods within those fiscal years. The adoption of SFAS No. 157-2 is not expected to have a material impact on the Company’s financial position or results of operations.

In December 2007, the FASB issued Statement No. 141 (revised 2007) (“SFAS 141(R)”), “Business Combinations”.  SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired.  SFAS No. 141(R) also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination.  SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008.  This standard will change the Company’s accounting treatment for business combinations, if any, on a prospective basis.

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Financial Statements

December 31, 2008 and 2007

3.   New Accounting Pronouncements - continued

In December 2007, the FASB issued Statement No. 160 “Non-controlling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”).    SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent’s ownership interest, and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated.  SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners.  SFAS 160 is effective for fiscal years beginning after December 15, 2008.  The adoption of SFAS 160 is not expected to have a material impact on the Company’s financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (“SFAS 161”).  SFAS 161 gives financial statement users better information about the reporting entity’s hedges by requiring qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of and gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions.  SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early application is encouraged.

In April 2008, the FASB issued FASB Staff Position No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Based on current operations, the Company does not expect that the adoption of FSP 142-3 will have a material impact on its financial position or results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with U.S. generally accepted accounting principles.  SFAS 162 is effective 60 days following the United States Securities and Exchange Commission’s (the “SEC”) approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of SFAS 162 is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60 (“SFAS No. 163”). SFAS 163 requires recognition of an insurance claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years. Early application is not permitted. The adoption of SFAS 163 is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB affirmed Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”), which clarifies the accounting for convertible debt instruments that may be settled in cash or other assets upon conversion. FSP APB 14-1 requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer’s nonconvertible debt borrowing rate when interest cost is recognized. The FSP requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in the statement of operations. The FSP requires retrospective application to the terms of instruments as they existed for all periods presented. The FSP is effective for fiscal years beginning after December 15,

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Financial Statements

December 31, 2008 and 2007

3.   New Accounting Pronouncements - continued

2008.  The application of FSP APB 14-1 is not expected to have a significant impact on the Company’s financial statements.

In June 2008, the Emerging Issues Task Force (“EITF”) reached consensus on Issue No. 07-5, Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock (“EITF 07-5”).  EITF 07-5 provides guidance for instruments (including options or warrants on a company’s shares, forward contracts on a company’s shares, and convertible debt instruments and convertible preferred stock) that may contain contract terms that call into question whether the instrument or embedded feature is indexed to the entity’s own stock.  EITF 07-5 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008.  The Company expects to adopt the recommendations of EITF 07-05 on January 1, 2009.  As at December 31, 2008, the Company had 3,560,000 options outstanding exercisable at Cdn$0.25 per share (see Note 9(d)) and the Company expects to make a reclassification of these options from equity to liabilities upon adoption.

In June 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing income per share under the two-class method pursuant to SFAS No. 128, “Earnings per Share.” This guidance establishes that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Furthermore, all prior period earnings per share data presented shall be adjusted retrospectively to conform to the provisions of FSP EITF 03-6-1. The application of EITF 03-6-1 is not expected to have a significant impact on the Company’s financial statements.

In April 2009, the FASB issued SFAS No. 107-1 and APB 28-1, “Interim Disclosure about Fair Value of Financial Instruments” (“SFAS No. 107-1and APB 28-1”). SFAS No. 107-1 and APB 28-1 requires interim disclosures regarding the fair values of financial instruments that are within the scope of SFAS No. 107, “Disclosures about the Fair Value of Financial Instruments.” (“SFAS No. 107”). Additionally, SFAS No. 107-1 and APB 28-1 requires disclosure of the methods and significant assumptions used to estimate the fair value of financial instruments on an interim basis as well as changes of the methods and significant assumptions from prior periods. SFAS No. 107-1 and APB 28-1 does not change the accounting treatment for these financial instruments and is effective for the Company beginning in the second quarter of 2009. The Company is currently evaluating the impact of the adoption of SFAS No. 107-1 and APB 28-1.

In April 2009, the FASB issued SFAS No. 115-2 and SFAS No. 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments,” (“SFAS No.152-2 and SFAS No.124-2”) which provides operational guidance for determining other-than-temporary impairments (“OTTI”) for debt securities. SFAS No.152-2 and SFAS No.124-2 are effective for interim and annual periods ending after June 15, 2009 and will be adopted by the Company beginning in the second quarter of 2009. The Company is currently evaluating the impact of the adoption of SFAS No.152-2 and SFAS No.124-2.

In April 2009, the FASB issued SFAS No. 157-4, “Determining Fair Value When Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“SFAS No. 157-4”). SFAS No. 157-4 provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset/liability has significantly decreased. SFAS No. 157-4 also provides guidance on identifying circumstances that indicate a transaction is not orderly. In addition, SFAS No. 157-4 requires disclosure in interim and annual periods of the inputs and valuation techniques used to measure fair value and a discussion of changes in valuation techniques. SFAS No. 157-4 is

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Financial Statements

December 31, 2008 and 2007

3.   New Accounting Pronouncements - continued

effective for the Company beginning in the second quarter of 2009. The Company is currently evaluating the impact of the adoption of SFAS No. 157-4.

4.   New Mexico Beryllium Project

On October 1, 2007, the Company acquired GWE’s interest in the New Mexico Beryllium Project (the “Project”), related technical data, assets and operations from GWE in exchange for the issuance of 10,000,000 common shares and a 20% net profit royalty interest in the Project.  Of that payment, 9,400,000 common shares and approximately 16% of the net profit royalty interest were issued to GWE.  The remaining 600,000 common shares were issued to the former holders of a minority interest in the Project and approximately 4% of the net profit royalty interest was issued to the same former holders of a minority interest in the Project and an unrelated individual at the direction of GWE.  The net profit royalty interest provides for the payment of royalties based on net revenue from any production from the Project and the three-mile area of interest from the outside boundary of each lease and claim comprising the Project.  The 20% net profits royalty interest is calculated and payable on a quarterly basis.  The Project is also subject to a gross profits royalty interest of 1% payable to an officer who is also a director of the Company.

The Project is comprised of one lease from private landowners (the “Sullivan Lease”), three State leases (the “State Leases”) and 133 unpatented mining claims (the “Claims”) located in Socorro County and Sierra County, New Mexico.  In addition, the Company staked an additional 690 lode mining claims in Socorro County and Sierra County during the year ended December 31, 2008.  As the Project is in the exploration stage and has not been proved up, the exploration costs related to the Project have not been carried on the balance sheet as an asset.

(a)     Sullivan Lease

On January 2, 2004, a member who is also a manager of GWE entered into a mining lease with two arms’ length individuals (the “Lessors”) for a term of 20 years expiring January 2, 2024 and for so long thereafter as the lease is not terminated.  On February 3, 2004, the mining lease was assigned to GWE in exchange for 50 Class A member units of GWE valued at $11,000.  Scheduled minimum future lease payments of $12,000 are required every January 1 for the duration of the lease agreement.  The mining lease is subject to a 4% gross production royalty from the sale or disposition of minerals, metals and materials, payable to the Lessors.

(b)     State Leases

During the period ended December 31, 2004, GWE entered into multiple mining leases with the State of New Mexico with a primary term of three years at an annual rent of $1.00 per acre.  If minerals are not produced or mined in paying quantities during the primary term, then each lease may continue through a subsequent term of two years at $10.00 per acre, then five years at $3.00 per acre, and finally five years at $10.00 per acre.  In this final term, there is also an advance royalty clause in addition to the annual rent. The Company is obligated to pay 2% of the gross returns, less transportation, smelting and reduction costs, such costs to a maximum of 50% of the gross returns.  The Company has the option to cancel any of these leases with approval from the State of New Mexico.

(c)     South West Interest

Prior to the acquisition of the Project by the Company, GWE was the lessee of certain mining leases and the holder of certain mining claims in Socorro County and Sierra County, New Mexico.  South West Exploration, LLC (“South West”) owned interests in Association Placer Mineral Location Notices and potentially other mineral locations and possible lease interests located primarily in the same counties.  GWE had entered into an agreement to reserve for South West a 6% interest in any mineral deposits discovered and developed by GWE in exchange for transfer of these mining leases and mining claims to

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Financial Statements

December 31, 2008 and 2007

4.   New Mexico Beryllium Project- continued

GWE.  On July 3, 2007, the agreement with South West was amended to reduce the 6% interest to 4% (the “South West Interest”).  A director of the Company is the manager, and together with his family members, hold or control approximately 26% of the outstanding membership interests of South West.  An officer who is also a director of the Company holds a membership interest in South West of less than 1%.

On October 1, 2007, GWE entered into a conversion agreement with South West on behalf of the Company.  In exchange for transfer of the South West Interest to the Company, South West agreed to accept directly from the Company an aggregate of 400,000 common shares of the Company and a 0.68% net profit interest in the Project.

(d)     Bethany Interest

On June 26, 2007, GWE entered into an agreement with Bethany Resources, LLC (“Bethany”), an Arizona limited liability company.  Bethany owned interests in Association Placer Mineral Location Notices and potentially other mineral locations and possible lease interests located primarily in Socorro and Sierra Counties, New Mexico (the “Bethany Interest”).  Pursuant to the agreement, GWE acquired a 100% interest in the Bethany Interest in exchange for granting Bethany a 2% interest in any mineral deposits discovered and developed by GWE (the “Bethany Interest”).  A director of the Company is the manager, and together with his family members, hold or control 100% of the outstanding membership interests of Bethany.

On October 1, 2007, GWE entered into a conversion agreement with Bethany on behalf of the Company.  In exchange for the transfer of the Bethany Interest to the Company, Bethany agreed to accept directly from the Company an aggregate of 200,000 common shares of the Company and a 0.34% net profit interest in the Project.

5.   Reclamation Bonds and Asset Retirement Obligation

Under the laws of the State of New Mexico, the Company is required to maintain reclamation deposits, which cover the cost to reclaim the ground disturbed.  As at December 31, 2008, the Company has two (2007 - two) reclamation bonds.  These bonds are held with the United States Department of the Interior, Bureau of Land Management (“BLM”) and the United States Department of Agriculture Forest Service (“USDA”) and are required before any surface disturbing activity can commence.  The bonds will be released following satisfactory completion of reclamation of any disturbance resulting from operations at the site.

The bond in the amount of $14,577 was accepted on May 6, 2005 and expired May 6, 2007.  BLM Bond #111911 in the amount of $11,369 was accepted on October 6, 2004 with an original expiration date of October 6, 2006.  The Company is in the process of renewing these bonds.

Asset retirement obligations relate to the reclamation work required to be performed in connection with drilling activities performed on the property.  Exploration expenditures relating to the property are expensed as incurred.

Reconciliation of the asset retirement obligation for the years ended December 31, 2008 and 2007 is as follows:

	2008	2007

Balance, beginning of year	$11,369	$10,335
Accretion expense	1,137	1,034

Balance, end of year	$12,506	$11,369

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Financial Statements

December 31, 2008 and 2007

6.         Deferred Transaction Costs

The Company attempted to file a prospectus qualifying the initial offering of its common shares in 2007.  Related costs of the IPO of $115,684 had been incurred to December 31, 2007 and are reflected as a deferred transaction cost on the balance sheet as at December 31, 2007.  However, the IPO was not successfully completed and the Company wrote off all the related costs incurred in both 2007 and 2008 amounting to $571,335.

7.         Equipment

Equipment consists of the following:

	2008	2007

Cost	$5,535	$5,535

Less: Accumulated amortization	(4,333)	(3,226)

	$1,202	$2,309

8.         Commitments and Contingencies

Environmental Considerations

The exploration for and development of resource properties involves the extraction, production and transportation of materials, which under certain conditions, can be hazardous or cause environmental pollution. The Company is continually taking action it believes appropriate to satisfy applicable federal, state and local environmental regulations and does not currently anticipate that compliance with federal, state and local environmental regulations will have a material adverse effect upon capital expenditures, results of operations or the competitive position of the Company in the mineral resource industry. However, due to the significant public and governmental interest in environmental matters related to those activities, the Company cannot predict the effects of possible future legislation, rule changes, or governmental or private claims.

Employment Agreement

Pursuant to the employment agreement described in Note 11(c), in the event of certain circumstances, the Company would be obligated to pay the employee an amount equal to twelve times the employee’s current monthly base salary of $10,000.

9.         Capital Stock

(a)                        Authorized

250,000,000 shares of voting common stock, with no par value

10,000,000 shares of preferred stock, with no par value

(b)                        Issued capital stock

(i)            On August 8, 2007, the Company issued an initial 3,000,000 common shares to a consultant, a director of the Company and an officer who is also a director of the Company, for nominal aggregate cash consideration of $300.

(ii)         On October 1, 2007, the Company issued 10,000,000 common shares in exchange for GWE’s interest in the Project and related assets pursuant to the Acquisition described in Note 1.  The 10,000,000 common shares were valued at the historical cost of the GWE assets acquired.

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Financial Statements

December 31, 2008 and 2007

9.         Issued capital stock — continued

(iii)        During the year ended December 31, 2007, the Company completed five tranches of a private placement for an aggregate of 13,895,000 common shares at a price of $0.20 CDN ($0.21 U.S.) per share for gross proceeds of $2,779,000 CDN ($2,923,434 U.S.).  Related issue costs, including finders’ fees, totaled $118,026.

(iv)       On December 7, 2007, the Company issued 300,000 common shares with a fair value of $0.20 CDN ($0.21 U.S.) per share, to an arm’s length service provider in exchange for consulting services and charged $60,102 to expense.

(v)              Pursuant to the Acquisition discussed in Note 1, the Class A, B and C Membership units of GWE issued and outstanding up to the date of the Acquisition, have been re-characterized as common shares of the Company.

(c)                        Issue costs

Issue costs consist of the following:

	2008	2007

Legal fees	$—	$83,860

Finder’s fees	—	34,166

	$—	$118,026

(d)                        Stock options

The Company’s stock option plan (the “Plan”) provides for the grant of incentive and non-qualified stock options for up to 5,379,000 common shares to employees, consultants, officers and directors of the Company. All terms and conditions of the options are potentially the same for consultants as well as internal employees and directors. Options are granted for a term of up to five years from the date of grant. Stock options granted generally vest 25% on the date of grant and 25% every six months thereafter over a period of eighteen months.

A summary of changes in stock options during the years ended December 31, 2008 and 2007 are as follows:

		Weighted	Weighted
		Average	Average
		Exercise	Exercise
	Stock	Price	Price
	Option	US	CDN

Granted	3,560,000	$0.25	$0.25

Balance, December 31, 2007	3,560,000	$0.25	$0.25
Balance, December 31, 2008	3,560,000	$0.20	$0.25

As at December 31, 2008, the following stock options were outstanding:

	Options	Options	Exercise		Expiration
Date of Grant	Granted	Exercisable	Price		Date

December 7, 2007	3,560,000	2,670,000	CDN$	0.25	December 7, 2012

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Financial Statements

December 31, 2008 and 2007

9.         Stock Options - continued

The fair value of the stock options granted was estimated using the Black-Scholes option-pricing model and is amortized over the vesting period of the underlying options. This model requires management to make estimates of the expected volatility of its common shares, the expected term of the option to exercise, the expected future forfeiture rate, and future interest rates.  The risk free interest rate is based on the U.S. Treasury Bond rate in effect at the time of the grant.  The Company has not paid dividends and does not expect to pay dividends in the immediate future.  As historical volatility of the Company’s common shares is not available, expected volatility is based on the historical performance of the common shares of other corporations with similar operations.  The expected life of the stock options was estimated to be the term of the options.

The weighted average fair value of options granted was $0.15 CDN ($0.15 U.S.) per share. The assumptions used to calculate the fair value are as follows: expected dividend yield of 0%; expected volatility of 100%; risk free interest rate of 3.85%; and expected life of 5 years.

The intrinsic value of stock options outstanding at December 31, 2008 and 2007 of $Nil relates to vested options. Intrinsic value for stock options is calculated on the difference between the exercise prices of the underlying options and the quoted price of the Company’s common shares as of the reporting date.

10.  Deferred Taxes

a)                   Provision for Income Taxes

Major items causing the Company’s income tax rate to differ from the U.S. federal statutory rate of approximately 34% (2007 — 34%) are as follows.

	2008	2007

Loss before income taxes	$2,270,225	$758,640

Expected income tax benefit based on statutory rate	$772,000	$258,000
Adjustments resulting from:
Non-deductible expenses	(1,000)	(61,000)
Stock-based compensation	(108,000)	(54,000)
Change in valuation allowance	(663,000)	(143,000)

Income tax recovery reflected in the statement of operations	$—	$—

b)                  Deferred Tax Balances

As at December 31, 2008, the Company had approximately $1,856,000 of net operating loss carry forwards in the U.S., which may be used to reduce taxable income in future years which expire starting December 31, 2027.  The Company also has exploration expenditures of approximately $1,978,000 which may be used to reduce taxable income in future years.  As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset was recorded at December 31, 2008.

The significant components of the deferred tax assets at December 31, 2008 and 2007 were as follows:

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Financial Statements

December 31, 2008 and 2007

10.  Deferred Taxes - continued

	2008	2007

Deferred income tax assets (liabilities)
Non-capital losses	$631,000	$156,000
Exploration expenditures	635,000	447,000
Valuation allowance	(1,266,000)	(603,000)

	$—	$—

11.  Related Party Transactions

GWE Operations - Related Party Transactions

(a)               During the year ended December 31, 2008, the GWE operations whose financial statements are presented herein, incurred management fees of $Nil (2007 - $90,000) to Minerals Management, LLC, a company controlled by two managers who are also members of GWE.

The above transactions were in the normal course of operations and were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

(b)              See Notes 1 and 4.

BE - Related Party Transactions

(c)               Pursuant to an employment agreement dated December 1, 2007, the Company paid an officer who is also a director of the Company, a salary of $120,000 (2007 - $10,000) and an expense allowance of $90,000 (2007 - $7,500) for the year ended December 31, 2008.  This individual also received consulting fees of $Nil (2007 - $20,000) during the year ended December 31, 2008.  Included in accounts payable and accrued liabilities as at December 31, 2008 was $5,434 (2007 - $5,274) owing to this individual for expense reimbursement.

(d)              During the year ended December 31, 2008, the Company incurred fees for accounting services rendered of $5,970 (2007 - $8,750) charged by a corporation controlled by an officer of the Company and consulting fees of $24,000 (2007 - $3,000) charged by this individual.  Included in accounts payable and accrued liabilities as at December 31, 2008 is $6,450 (2007 - $8,750) owing to this corporation and $27,000 (2007 - $3,000) owing to this individual.

The above transactions were in the normal course of operations and were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

(e)               A corporation controlled by the spouse of an officer of the Company subscribed for 25,000 common shares for gross proceeds of $5,000 CDN ($5,250 U.S.) pursuant to the private placement described in Note 9(b)(iii).  In addition, a corporation of which a director of the Company is an officer, sole director and indirect shareholder, subscribed for 500,000 common shares for gross proceeds of $100,000 CDN ($105,000 U.S.) pursuant to the private placement described in Note 9(b)(iii).  These subscriptions were on the same terms as the other subscribers.

12.  Restatement

The Acquisition described in Note 1, originally accounted for in accordance with the “as if pooling of interests” method of accounting applicable to a transfer of assets between entities under common control, has been re-characterized as a reverse merger of the operations of GWE that relate to the New Mexico Beryllium Project.  The New Mexico Beryllium Project operations were the sole operations of GWE.  In consideration for the Acquisition, the Company issued 10,000,000 of its common shares valued at the historical cost of the GWE assets acquired, of which an aggregate of 600,000 common shares were issued to South West Exploration, LLC and Bethany Resources, LLC, at the direction of GWE.

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Financial Statements

December 31, 2008 and 2007

12.  Restatement- continued

Effects of Restatement

The tables below present the effect of the financial statement adjustments related to the restatement of our previously reported financial statements as at December 31, 2007 and 2006 and for the year ended December 31, 2007, and the cumulative period from inception to December 31, 2007.  The effect of the restatement on the balance sheet as of December 31, 2007 is as follows:

	As Reported	Adjustments	As Restated

Capital stock	$5,173,163	$(432,223)	$4,740,940
Deficit accumulated during the exploration stage	(2,877,169)	432,223	(2,444,946)
Total shareholders’ equity	2,455,894	—	2,455,894

The effect of the restatement on the statements of operations for the year ended December 31, 2007 is as follows:

	As Reported	Adjustments	As Restated

Net loss for the period	$1,190,863	$(432,223)	$758,640
Net loss per share	$0.09	$(0.03)	$0.06
Weighted average number of shares outstanding	13,491,932		12,597,685

The effect of the restatement on the statements of cash flows for the year ended December 31, 2007 is as follows:

	As Reported	Adjustments	As Restated

Net cash (used in) operating activities	$(358,058)	$(105,672)	$(463,730)
Net cash provided by financing activities	2,795,403	16,362	2,811,765
Foreign exchange effect on cash held in foreign currency	(89,310)	89,310	—
Increase in cash and cash equivalents	2,348,035	—	2,348,035

13.  Segment Information

The Company has one operating segment, which is the exploration and development of mineral properties in the United States.  As at December 31, 2008, geographic segmentation of the Company’s assets is as follows:  Canada - $480,134 (2007 - $2,226,952) and the United States - $185,111 (2007 - $382,253).

14.  Financial Instruments

Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits.  Cash deposits with a major Canadian chartered bank are insured by the Canadian Deposit Insurance Corporation up to $100,000.  Cash deposits with a major U.S. bank are insured by the Federal Deposit Insurance Corporation up to $250,000.  As at December 31, 2008, the Company held $479,916 (2007 - $2,111,294) with the major Canadian chartered bank and $43,059 (2007 - $332,831) with the major U.S. bank.

BE Resources Inc.

(A Continuation of the Operations of Great Western Exploration, LLC)

(An Exploration Stage Entity)

Notes to Financial Statements

December 31, 2008 and 2007

14.  Financial Instruments - continued

Foreign Exchange Risk

Certain of the Company’s expenses were incurred in Canadian currency and are therefore subject to gains or losses due to fluctuations in this currency.  As at December 31, 2008, the Company held cash of $584,593 (US$479,951) denominated in Canadian dollars (2007 - Cdn$2,092,876; US$2,111,294).

Commodity Price Risk

The ability of the Company to develop its properties and the future profitability of the Company is directly related to the market price of certain minerals.

15.  Subsequent Events

Initial Public Offering

The Company plans to file a prospectus qualifying the initial public offering of its common shares.

Amendment to NPR Royalty Agreements

In May 2009, the Company entered into agreements to reduce the 20% net profit royalty described in Note 4 to 10%.  As a result of this amendment, the net profit interest payable to South West was reduced from 0.68% (see Note 4(c) to 0.34% and the net profit interest payable to Bethany was reduced from 0.34% (see Note 4(d)) to 0.17%.

16.  Quarterly Results (Unaudited)

Summary data relating to the results of operations for the fiscal years ended December 31, 2008 and 2007 are as follows:

	Three Months Ended
2008	March 31	June 30	September 30	December 31

Net sales	$—	$—	$—	$—
(Loss) from operations	$(337,065)	$(427,052)	$(510,020)	$(996,088)
Net (loss) available to common shareholders	$(337,065)	$(427,052)	$(510,020)	$(996,088)
(Loss) per common share – Basic and diluted	$(0.01)	$(0.02)	$(0.02)	$(0.04)
Weighted average shares outstanding – Basic and diluted	27,195,000	27,195,000	27,195,000	27,195,000

	Three Months Ended
2007	March 31	June 30	September 30	December 31

Net sales	$—	$—	$—	$—
(Loss) from operations	$(51,809)	$(49, 477)	$(495,842)	$(161,512)
Net (loss) available to common shareholders	$(51,809)	$(49, 477)	$(495,842)	$(161,512)
(Loss) per common share — Basic and diluted	$(0.01)	$(0.01)	$(0.05)	$(0.01)
Weighted average shares outstanding — Basic and diluted	9,400,000	9,400,000	9,400,000	22,086,467

[CANADIAN ALTERNATE PAGE]

CERTIFICATE OF THE COMPANY

Dated: July 2, 2009

This prospectus constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by securities legislation of the provinces of British Columbia, Alberta and Ontario.

BE RESOURCES INC.

/s/ DAVID TOGNONI	/s/ CARMELO MARRELLI
David Tognoni	Carmelo Marrelli
President and Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors

/s/ EDWARD GODIN	/s/ ROBERT LUFKIN
Edward Godin	Robert Lufkin
Director	Director

C-1

[CANADIAN ALTERNATE PAGE]

CERTIFICATE OF THE UNDERWRITER

Dated: July 2, 2009

To the best of our knowledge, information and belief, the foregoing constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by securities legislation of the provinces of British Columbia, Alberta and Ontario.

CANACCORD CAPITAL CORPORATION

/s/ David Rentz
David Rentz
Senior Vice-President, Investment Banking

C-2

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until   •  , 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

•   Shares

BE RESOURCES INC.

Common Stock

PROSPECTUS

•  , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the issuance and distribution of the securities being registered. The following table sets forth expenses and costs related to this offering (other than underwriting discounts and commissions) expected to be incurred with the issuance and distribution of the securities described in this registration statement. All amounts are estimates except for the Securities and Exchange Commission’s registration fee:

SEC registration fee		$239.94
Legal fees		$200,000.00
Accounting fees		$50,000.00
Blue Sky filing fees and expenses		$2,500.00
Printing and engraving expenses		$25,000.00
Transfer Agent fees and expenses		$2,500.00
Miscellaneous	$	•
Total	$	•

Item 14.  Indemnification of Officers and Directors.

Our Articles of Incorporation provide that we may indemnify, to the extent permitted by Colorado law, any of our directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the person serving or having served in a capacity as such, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Colorado Business Corporation Act allows indemnification of directors, officers, employees and agents of a company against liabilities incurred in any proceeding in which an individual is made a party because he was a director, officer, employee or agent of the company if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the board of directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard. Indemnification is limited to reasonable expenses.

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the Act. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:

•                  any breach of the duty of loyalty to us or our stockholders,

•                  acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law,

•                  dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions,

•                  violations of certain laws, or

•                  any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Articles.

Item 15.  Recent Sales of Unregistered Securities

During the preceding three years, the Company has issued an aggregate of 27,195,000 shares of its common stock and 3,560,000 options without registering those securities under the Securities Act. The following information describes the transactions in which those securities were issued.

On August 8, 2007, the Company issued a total of 3,000,000 shares of its common stock to three individuals for a total of $300 or $0.0001 per share. The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act in connection with the offer and sale of these shares.

On October 1, 2007, the Company issued a total of 10,000,000 shares of its common stock to Great Western Exploration, LLC; South West Exploration, LLC; and Bethany Resources, LLC in connection with an agreement of purchase and sale. Pursuant to this agreement, Company acquired its initial interest in the Acquired Property in exchange for the issuance of 10,000,000 shares of common stock and a 20% net profits royalty interest in the project. The Company relied on the exemption provided by Section 4(2) of the Securities Act in connection with this transaction.

During the period of October 2007 and November 2007, the Company sold an aggregate of 13,395,000 shares of its common stock in a private placement to approximately 80 Canadian and other foreign individuals or entities at a price of Cdn$0.20 per share pursuant to Regulation S promulgated under the Securities Act.

On November 13, 2007, the Company sold 500,000 shares of its common stock to Ekwan-X at a price of Cdn$0.20 per share. Edward Godin, a member of our Board of Directors, is the president, a director, and an indirect holder of shares of Ekwan-X, Inc. so Ekwan-X was provided the same type of information that would have been included in a registration statement. The Company relied on the exemption provided by Section 4(2) of the Securities Act in connection with this transaction.

On December 7, 2007, the Company issued 300,000 shares of its common stock to Murray Black for services rendered to the Company valued at Cdn$60,000, or Cdn$0.20 per share. The Company relied on the exemption provided by Section 4(2) of the Securities Act.

On December 7, 2007, the Company granted a total of 3,560,000 options to acquire its common stock to fifteen individuals under a written compensation benefit plan who are employees, directors, officers, consultants and/or advisors of the Company. The Company relied upon the exemption from registration under Rule 701 promulgated under the Securities Act as transactions pursuant to compensatory benefit plans and contracts relating to compensation. To date, 100% of these options have vested and none have been exercised.

Item 16.  Exhibits and Financial Statements.

Item No.	Description
1	Underwriting agreement dated • 2009.
3.1	Articles of Incorporation of the Company as filed with the Colorado Secretary of State on August 8, 2007.
3.1.1	Articles of Amendment to the Articles of Incorporation as filed with the Colorado Secretary of State on August 27, 2007.
3.1.2	Articles of Amendment to the Articles of Incorporation as filed with the Colorado Secretary of State on July 3, 2008.
3.2	Bylaws of the Company dated August 27, 2007.
4	Specimen stock certificate.
5	Opinion of Dufford & Brown, P.C. regarding legality.
8.1	Opinion of Fraser Milner Casgrain LLP regarding certain Canadian tax matters.
8.2	Opinion of Dufford & Brown, P.C. regarding certain United States federal income tax matters. (Included in Exhibit 5)
10.1	Agreement of Purchase and Sale between the Company and Great Western Exploration, LLC dated October 1, 2007.
10.2	NPR Royalty Agreement between the Company and Great Western Exploration, LLC dated October 1, 2007.
10.3	NPR Royalty Agreement between the Company and South West Exploration, LLC dated October 1, 2007.
10.4	NPR Royalty Agreement between the Company and Bethany Resources, LLC dated October 1, 2007.
10.5	NPR Royalty Agreement between the Company and Stewart Jackson dated October 1, 2007.
10.6	Gross Royalty Agreement between the Company and David Tognoni dated October 1, 2007.
10.7	Employment Agreement between the Company and David Tognoni dated December 1, 2007.
10.8	Extension of Employment Agreement between the Company and David Tognoni effective January 1, 2009.
10.9	Escrow Agreement between the Company and the Transfer Agent and Registrar dated •, 2009.
10.10	Sullivan Lease between David Tognoni and Kenneth Alan Sullivan and Cherrill L. Sullivan dated January 2, 2004.
10.11	Assignment of Sullivan Lease between David Q. Tognoni and Great Western Exploration, LLC dated February 3, 2004.
10.12	Assignment of Sullivan Lease between the Company and Great Western Exploration, LLC dated October 1, 2007.
10.13	Amendment of Sullivan Lease between the Company and Kenneth Alan Sullivan and Cherrill L. Sullivan dated April 9, 2008.
10.14	State of New Mexico Lease Number HG 0059 between New Mexico State Land Office and Great Western Exploration, LLC dated January 3, 2005.
10.15	Assignment of General Mining Lease New Mexico Lease Number HG 0059 between the Company and Great Western Exploration, LLC dated September 4, 2007.
10.16	State of New Mexico Lease Number HG 0060 between New Mexico State Land Office and Great Western Exploration, LLC dated January 3, 2005.
10.17	Assignment of General Mining Lease New Mexico Lease Number HG 0060 between the Company and Great Western Exploration, LLC dated September 4, 2007.
10.18	State of New Mexico Lease Number HG 0061 between New Mexico State Land Office and Great Western Exploration, LLC dated January 3, 2005.
10.19	Assignment of General Mining Lease New Mexico Lease Number HG 0061 between the Company and Great Western Exploration, LLC dated September 4, 2007.
10.20	BE Resources Inc. Stock Option Plan.
10.21	Form of Stock Option Agreement
10.22	First Amendment to NPR Agreement between the Company and South West Exploration, dated May 27, 2009
10.23	First Amendment to NPR Agreement between the Company and Bethany Resources, LLC, dated May 27, 2009

Item No.	Description
10.24	First Amendment to NPR Agreement between the Company and Great Western Exploration, LLC, dated May 27, 2009
10.25	First Amendment to NPR Agreement between the Company and Stewart Jackson, dated May 30, 2009
23.1	Consent of Fraser Milner Casgrain LLP (Included in Exhibit 8.1)
23.2	Consent of Dufford & Brown, P.C. (Included in Exhibit 5)
23.3	Consent of McGovern, Hurley, Cunningham LLP, independent accountants.
23.4	Consent of Fred Brown and Tracy Armstrong of P&E Mining Consultants Inc.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(a) (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                               include any material information with respect to the Underwriting not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)             If the registrant is relying on Rule 430B:

(A)                              Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                                Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(9)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(10)  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Elephant Butte, State of New Mexico, on June 30, 2009.

BE RESOURCES INC.
(Registrant)

By:	/s/ DAVID Q. TOGNONI
David Q. Tognoni
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates stated.

Name	Title	Date

/s/ DAVID Q. TOGNONI	President, Chief Executive Officer and Director
David Q. Tognoni		June 30, 2009

/s/ CARMELO MARRELLI	Chief Financial Officer, (Principal Financial and	June 30, 2009
Carmelo Marrelli	Accounting Officer)

/s/ EDWARD GODIN	Chairman of the Board of Directors	June 30, 2009
Edward Godin

/s/ ROBERT LUFKIN	Director	June 30, 2009
Robert Lufkin

EXHIBIT INDEX

The following Exhibits are filed as part of this registration statement.

Item No.	Description
1	Underwriting agreement dated • 2009.
3.1	Articles of Incorporation of the Company as filed with the Colorado Secretary of State on August 8, 2007.
3.1.1	Articles of Amendment to the Articles of Incorporation as filed with the Colorado Secretary of State on August 27, 2007.
3.1.2	Articles of Amendment to the Articles of Incorporation as filed with the Colorado Secretary of State on July 3, 2008.
3.2	Bylaws of the Company dated August 27, 2007.
4	Specimen stock certificate
5	Opinion of Dufford & Brown, P.C. regarding legality.
8.1	Opinion of Fraser Milner Casgrain LLP regarding certain Canadian tax matters.
8.2	Opinion of Dufford & Brown, P.C. regarding certain United States federal income tax matters (included in Exhibit 5).
10.1	Agreement of Purchase and Sale between the Company and Great Western Exploration, LLC dated October 1, 2007.
10.2	NPR Royalty Agreement between the Company and Great Western Exploration, LLC dated October 1, 2007.
10.3	NPR Royalty Agreement between the Company and South West Exploration, LLC dated October 1, 2007.
10.4	NPR Royalty Agreement between the Company and Bethany Resources, LLC dated October 1, 2007.
10.5	NPR Royalty Agreement between the Company and Stewart Jackson dated October 1, 2007.
10.6	Gross Royalty Agreement between the Company and David Tognoni dated October 1, 2007.
10.7	Employment Agreement between the Company and David Tognoni dated December 1, 2007.
10.8	Extension of Employment Agreement between the Company and David Tognoni effective January 1, 2009.
10.9	Escrow Agreement between the Company and the Transfer Agent and Registrar dated •, 2009.
10.10	Sullivan Lease between David Tognoni and Kenneth Alan Sullivan and Cherrill L. Sullivan dated January 2, 2004.
10.11	Assignment of Sullivan Lease between David Q. Tognoni and Great Western Exploration, LLC dated February 3, 2004.
10.12	Assignment of Sullivan Lease between the Company and Great Western Exploration, LLC dated October 1, 2007.
10.13	Amendment of Sullivan Lease between the Company and Kenneth Alan Sullivan and Cherrill L. Sullivan dated April 9, 2008.
10.14	State of New Mexico Lease Number HG 0059 between New Mexico State Land Office and Great Western Exploration, LLC dated January 3, 2005.
10.15	Assignment of General Mining Lease New Mexico Lease Number HG 0059 between the Company and Great Western Exploration, LLC dated September 4, 2007.
10.16	State of New Mexico Lease Number HG 0060 between New Mexico State Land Office and Great Western Exploration, LLC dated January 3, 2005.
10.17	Assignment of General Mining Lease New Mexico Lease Number HG 0060 between the Company and Great Western Exploration, LLC dated September 4, 2007.
10.18	State of New Mexico Lease Number HG 0061 between New Mexico State Land Office and Great Western Exploration, LLC dated January 3, 2005.
10.19	Assignment of General Mining Lease New Mexico Lease Number HG 0061 between the Company and Great Western Exploration, LLC dated September 4, 2007.
10.20	BE Resources Inc. Stock Option Plan.
10.21	Form of Stock Option Agreement
10.22	First Amendment to NPR Agreement between the Company and South West Exploration, dated May 27, 2009
10.23	First Amendment to NPR Agreement between the Company and Bethany Resources, LLC, dated May 27, 2009
10.24	First Amendment to NPR Agreement between the Company and Great Western Exploration, LLC, dated May 27, 2009

10.25	First Amendment to NPR Agreement between the Company and Stewart Jackson, dated May 30, 2009
23.1	Consent of Fraser Milner Casgrain LLP (Included in Exhibit 8.1)
23.2	Consent of Dufford & Brown, P.C. (Included in Exhibit 5)
23.3	Consent of McGovern, Hurley, Cunningham LLP, independent accountants.
23.4	Consent of Fred Brown and Tracy Armstrong of P&E Mining Consultants Inc.